Execution Version Exhibit 4.1 Certain confidential portions of this exhibit have been redacted and marked with “[***]”. The omitted information is (i) not material and (ii) the type of information that Sociedad Química y Minera de Chile S.A. treats as private or confidential. THIS IS A FREE TRANSLATION IN ENGLISH OF THE ORIGINAL SPANISH VERSION OF THE JOINT VENTURE AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE ORIGINAL SPANISH VERSION OF THE JOINT VENTURE AGREEMENT AND THE ENGLISH TRANSLATION, THE SPANISH VERSION OF THE JOINT VENTURE AGREEMENT SHALL PREVAIL. JOINT VENTURE AGREEMENT FOR THE MINING, PRODUCTIVE, COMMERCIAL, COMMUNITY AND ENVIRONMENTAL DEVELOPMENT OF THE ATACAMA SALT FLATS BETWEEN CORPORACIÓN NACIONAL DEL COBRE DE CHILE et al, AND SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. et al. May 31, 2024 Execution Version i TABLE OF CONTENTS RECITALS ........................................................................................................ 1 SECTION 1– DEFINITIONS AND INTERPRETATION .......................................... 4 1.1 DEFINITIONS .......................................................................................... 4 1.2 ANNEXES TO JOINT VENTURE AGREEMENT BETWEEN CODELCO AND SQM ... 21 1.3 INTERPRETATION .................................................................................. 22 SECTION 2 - JOINT VENTURE......................................................................... 24 2.1 SQM SALAR .......................................................................................... 24 2.2 TARAR ................................................................................................. 24 2.3 OPERATING COMPANY ........................................................................... 24 2.4 STEPS AND STAGES OF THE JOINT VENTURE ............................................ 26 2.5 REORGANIZATION OF SQM ..................................................................... 26 2.6 FUTURE SALAR PROJECT 29 2.7 ORDINARY COURSE OF SQM SALAR AND BUSINESS SUBSIDIARIES ............ 30 2.8 ORDINARY COURSE OF TARAR ................................................................ 33 2.9 DUE DILIGENCE. INFORMATION ACCESS.................................................. 33 2.10 CORFO-TARAR AGREEMENTS ............................................................... 34 2.11 AMENDMENT TO CORFO- SQM CONTRACTS ........................................... 34 2.12 CCHEN .............................................................................................. 34 2.13 SII Ruling ........................................................................................ 34 2.14 COMMERCIALIZATION ......................................................................... 34 2.15 POTASSIUM OFFTAKE AGREEMENT ....................................................... 35 2.16 COMMON POLICY ENDORSEMENTS ....................................................... 35 2.17 ENERGY CONTRACTS PROTOCOL .......................................................... 35 SECTION 3 - MERGER BETWEEN SQM SALAR AND TARAR .............................. 36 3.1 MERGER PREPARATION .......................................................................... 36 3.2 SHAREHOLDERS’ APPROVAL OF THE MERGER ........................................... 37 SECTION 4 - CORPORATE GOVERNANCE OF THE OPERATING COMPANY ........ 37 4.1 SHAREHOLDERS’ AGREEMENT ................................................................. 37 4.2 CORPORATE GOVERNANCE ..................................................................... 38 SECTION 5 –COMMUNITY RELATIONS ........................................................... 38 5.1 COMPANY-COMMUNITY PARTICIPATION ................................................... 38 5.2 INDIGENOUS CONSULTATION ................................................................. 38 SECTION 6 – FREE COMPETITION, CONSENTS AND AUTHORIZATIONS .......... 39 6.1 PROTOCOL FOR HANDLING RESTRICTED INFORMATION ............................ 39 6.2 MERGER CONTROL APPROVAL OPERATION IN CHILE ................................. 39 6.3 MERGER CONTROL APPROVAL IN OTHER JURISDICTIONS .......................... 40 6.4 CONSENTS AND AUTHORIZATIONS ......................................................... 42 SECTION 7 – CONDITIONS PRECEDENT ......................................................... 42 7.1 CONDITIONS PRECEDENT APPLICABLE TO ALL PARTIES ............................. 43 7.2 CONDITIONS PRECEDENT APPLICABLE TO CODELCO ................................. 43 7.3 CONDITIONS PRECEDENT APPLICABLE TO SQM ....................................... 44 7.4 EFFECT OF WAIVER OF A CONDITION PRECEDENT .................................... 45 Execution Version ii SECTION 8 - CLOSING .................................................................................... 45 8.1 CLOSING ............................................................................................... 45 8.2 ACTS AND DELIVERABLES OF THE PARTIES ............................................... 45 8.3 ACTS AND DELIVERABLES OF SQM ........................................................... 46 8.4 ACTS AND DELIVERABLES OF CODELCO .................................................... 46 8.5 CLOSING PROCEDURES ........................................................................... 47 SECTION 9 - WORKING CAPITAL AND DIVIDENDS ......................................... 47 9.1 WORKING CAPITAL ADJUSTMENT ............................................................. 47 9.2 ADJUSTMENT ACCOUNT .......................................................................... 51 9.3 ACCOUNTS WITH ENTITIES RELATED TO SQM .......................................... 52 9.4 DIVIDENDS BETWEEN THE REFERENCE DATE AND THE EFFECTIVE DATE OF THE JOINT VENTURE ..................................................................................... 53 9.5 PAYMENTS RECEIVED FOR IEAM ACCOUNTS .............................................. 53 SECTION 10 – SALAR DE MARICUNGA ASSETS, INTELLECTUAL PROPERTY LICENSES AND SICHUAN PLANT ..................................................................... 55 10.1 TRANSFER OF MARICUNGA SALT FLAT ASSETS ...................................... 55 10.2 INTELLECTUAL PROPERTY LICENSES ..................................................... 55 10.3 SICHUAN PLANT .................................................................................. 57 SECTION 11 - REPRESENTATIONS AND WARRANTIES OF SQM ....................... 59 11.1 GOOD STANDING OF SQM AND SQMK .................................................... 59 11.2 SUBSCRIPTION, EXECUTION AND ENFORCEABILITY ................................ 59 11.3 ABSENCE OF CONFLICT ........................................................................ 59 11.4 EXISTENCE OF SQM SALAR AND BUSINESS SUBSIDIARIES ...................... 60 11.5 OWNERSHIP OF SHARES IN SQM SALAR; SUBSIDIARIES ......................... 60 11.6 CONSENTS ......................................................................................... 61 11.7 FINANCIAL INFORMATION .................................................................... 61 11.8 ABSENCE OF UNDISCLOSED LIABILITIES ............................................... 63 11.9 ABSENCE OF CHANGES ........................................................................ 63 11.10 MINING RIGHTS AND ACCESSORY RIGHTS ............................................. 63 11.11 WATER RIGHTS ................................................................................... 65 11.12 PERMITS ............................................................................................ 67 11.13 PERSONAL AND REAL PROPERTY ........................................................... 67 11.14 RELEVANT CONTRACTSCOMMERCIALIZATION ......................................... 68 11.15 RELATED PARTIES’ TRANSACTIONS ....................................................... 69 11.16 ENVIRONMENTAL MATTERS .................................................................. 69 11.17 CONDITION AND SUFFICIENCY OF ASSETS AND PROPERTIES ................... 69 11.18 INSURANCE ........................................................................................ 69 11.19 LITIGATION ........................................................................................ 70 11.20 ANTITRUST / FREE COMPETITION .......................................................... 70 11.21 TAXATION .......................................................................................... 71 11.22 LABOR MATTERS ................................................................................. 72 11.23 COLLECTIVE BARGAINING AGREEMENTS ................................................ 74 11.24 INTELLECTUAL PROPERTY ..................................................................... 74 11.25 INFORMATION TECHNOLOGY ................................................................ 75 11.26 ANTI-CORRUPTION .............................................................................. 76 11.27 BROKER’S FEES ................................................................................... 77 11.28 DISSOLUTION, LIQUIDATION OR INSOLVENCY ....................................... 77 11.29 COMPLIANCE WITH APPLICABLE LAWS ................................................... 78 Execution Version iii 11.30 KNOWLEDGE OF SQM ......................................................................... 78 11.31 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES ........................ 78 SECTION 12 - REPRESENTATIONS AND WARRANTIES OF CODELCO .............. 78 12.1 GOOD STANDING OF CODELCO ............................................................ 79 12.2 SUBSCRIPTION, EXECUTION AND ENFORCEABILITY ............................... 79 12.3 ABSENCE OF CONFLICT ....................................................................... 79 12.4 GOOD STANGING OF SDC AND TARAR .................................................. 79 12.5 OWNERSHIP OF SHARES IN TARAR ....................................................... 79 12.6 CONSENTS ........................................................................................ 80 12.7 FINANCIAL INFORMATION ................................................................... 80 12.8 ABSENCE OF UNDISCLOSED LIABILITIES .............................................. 81 12.9 ABSENCE OF ACTIVITY ........................................................................ 81 12.10 CORFO-TARAR AGREEMENTS ............................................................... 82 12.11 TAXATION ......................................................................................... 82 12.12 SUBSIDIARIES OF CODELCO ................................................................ 83 12.13 ANTI-CORRUPTION ............................................................................. 83 12.14 BROKER’S FEES .................................................................................. 84 12.15 DISSOLUTION, LIQUIDATION OR INSOLVENCY ...................................... 84 12.16 KNOWLEDGE OF CODELCO .................................................................. 85 12.17 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES ........................ 85 SECTION 13 - ADDITIONAL OBLIGATIONS OF THE PARTIES ......................... 85 13.1 COMMUNICATIONS WITH GOVERNMENTAL AUTHORITIES AND THIRD PARTIES ........................................................................................... 85 13.2 CONFIDENTIALITY .............................................................................. 86 13.3 OTHER ACTIVITIES OF THE PARTIES. NON-SOLICITATION ...................... 88 13.4 PUBLIC ANNOUNCEMENTS ................................................................... 88 13.5 GOOD FAITH COOPERATION ............................................................... 89 13.6 NOTICES UNTIL THE EFFECTIVE DATE OF THE JOINT VENTURE ................ 89 13.7 EXCLUSIVITY ..................................................................................... 90 13.8 ESTACAMENTO SALITRAL .................................................................... 91 SECTION 14 – IMPLEMENTATION AND TRANSITIONAL SERVICES ................ 91 14.1 COORDINATION OF IMPLEMENTATION .................................................. 91 14.2 TRANSITIONAL SERVICES AND SUPPLY CONTRACTS .............................. 91 SECTION 15 - TERMINATION ......................................................................... 91 15.1 TERMINATION .................................................................................... 91 15.2 TERMINATION EFFECT ......................................................................... 92 SECTION 16 - INDEMNITY ............................................................................. 92 16.1 SQM’S INDEMNITY OBLIGATION ........................................................... 92 16.2 CODELCO’S INDEMNITY OBLIGATION .................................................... 93 16.3 THIRD PARTIES’ CLAIMS ..................................................................... 93 16.4 DIRECT CLAIMS .................................................................................. 94 16.5 LIMITACIONES A LA OBLIGACIÓN DE INDEMNIZAR ................................ 95 16.6 SQM’S SPECIAL INDEMNITY ................................................................. 97 16.7 CODELCO’S SPECIAL INDEMNITY .......................................................... 98 16.8 INDEMNITY PAYMENT MECHANISMS ..................................................... 98 16.9 EXCLUSIVE REMEDY .......................................................................... 99 16.10 INSURANCE AND OTHERS .................................................................... 99

Execution Version iv 16.11 EXCLUSION OF MATERIALITY QUALIFICATIONS ................................... 100 SECTION 17 – GOVERNING LAW AND DISPUTE SETTLEMENT ..................... 100 17.1 GOVERNING LAW ............................................................................. 100 17.2 DISPUTE SETTLEMENT ...................................................................... 100 SECTION 18 - COMMUNICATIONS ................................................................ 102 18.1 COMMUNICATIONS AND NOTICES ...................................................... 102 18.2 CONTACT INFORMATION ................................................................... 102 SECTION 19 - MISCELLANEOUS ................................................................... 103 19.1 OTHER WARRANTIES ........................................................................ 103 19.2 SUCCESSORS AND ASSIGNS.............................................................. 103 19.3 JOINT AND SEVERAL LIABILITY .......................................................... 103 19.4 ATTORNEYS' AND ADVISORS' FEES AND EXPENSES ............................ 104 19.5 ENTIRE AGREEMENT AND AMENDMENTS ............................................. 104 19.6 CUMULATIVE REMEDIES .................................................................... 104 19.7 WAIVER ........................................................................................... 105 19.8 SEVERABILITY .................................................................................. 105 SECTION 20 - LEGAL CAPACITY AND COUNTERPARTS ................................. 105 20.1 LEGAL CAPACITIES ........................................................................... 105 20.2 COUNTERPARTS AND ELECTRONIC SIGNATURE .................................... 105 Execution Version 1 JOINT VENTURE AGREEMENT In the city of Santiago, Chile, on May 31, 2024, this joint venture agreement for the mining, productive, community and environmental development of the Salar de Atacama (the “Agreement”) is entered into among: CORPORACIÓN NACIONAL DEL COBRE DE CHILE, Tax ID No. 61.704.000-K, a state-owned, mining, commercial and industrial enterprise, organized and existing under the laws of the Republic of Chile (“CODELCO”), SALARES DE CHILE SpA, Tax ID No.77. 780.914-8 (“SDC”), and MINERA TARAR SpA, Tax ID No. 7.780.919-9, all of whom are domiciled at Huérfanos N°1270, in the borough and city of Santiago (“Tarar” and jointly with CODELCO and SDC as the “CODELCO Party”), on the one hand, as parties of the first part; and SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A., Tax ID No. 93.007.000-9 (“SQM”), SQM POTASIO S.A., Tax ID No. 96.651.060-9 (“SQMK”), and SQM SALAR S.A., Tax ID No. 79.626.800-K, all of whom are domiciled at El Trovador No. 4285, 6th floor, Las Condes, Santiago (“SQM Salar” and jointly with SQM and SQMK, the “SQM Party”), as parties of the second part. Each of the parties identified above may hereinafter be referred to as the “Party” and both collectively as the “Parties”. WHEREAS A. CODELCO and SQM subscribed a memorandum of understanding on December 27, 2023, as amended on March 20, 2024 (the “Memorandum”) for the implementation of a public-private joint venture to jointly develop mining, productive and commercial activities derived from the exploration and exploitation of certain mining properties located in the Salar de Atacama, in the Antofagasta Region, as of January 1, 2025, or the later date on which all the Conditions Precedent have been fulfilled and to jointly develop the Salar Futuro Project, ensuring the operational continuity of the economic activity in the Salar de Atacama for the next decades (the “Joint Venture”). B. WHEREAS, CORFO owns mining properties called “OMA” which are currently leased to SQM Salar under the CORFO-SQM Contracts. CORFO has rights over other mining properties called “Rigo”, “Sal” and “Salar”, which, together with the OMA Mining Properties, it has committed to lease to Tarar as from 2031 until 2060, by virtue of the CORFO-Tarar Contracts. C. WHEREAS, CODELCO, as a State-owned company empowered by its organic law to explore, exploit and commercialize all types of non-ferrous minerals, including lithium, has a robust business organization, solid reputation and mining track record, experience in structuring public-private associations, as well as legal, business and professional teams with recognized experience in the matter, so that it has sufficient capabilities and experience to enter into the Agreement and implement the Joint Venture. D. WHEREAS, SQM Salar, the current lessee and operator of the exploration and exploitation of the OMA Mining Properties, is a Chilean company, owner of world- class infrastructure for the exploitation of lithium and other mineral substances, and has extensive operational and commercial experience and a recognized track record in the lithium and related industries. Moreover, SQM Salar relies upon the technology for the extraction of lithium and other mineral substances, as well as vast commercial networks Execution Version 2 for their commercialization, so it has sufficient capabilities and experience to enter into the Agreement and implement the Joint Venture. E. WHEREAS the exclusive use of evaporation in large pits as part of the traditional brine lithium concentration method, considers a limited reinjection of brines after obtaining the minerals, therefore, it is the intention of the Parties to implement technological changes in the exploitation of lithium that allow returning to the salar, if possible, the brines without lithium and move towards a water balance in the Salar de Atacama basin through the development of the “Salar Futuro Project”. In this regard, the Parties estimate that the known reserves of lithium in the OMA Mining Properties are sufficient to develop the Business and the Salar Futuro Project and that, at the end of the year 2060, a sufficient volume of Brines would remain in the Salar de Atacama to allow the future commercial exploitation of the lithium contained therein. F. WHEREAS, the Joint Venture involves, in addition to the commercial and contractual matters inherent to the relationship between the Parties, a multiplicity of environmental, community, technical, legal, engineering and technological aspects that the Parties have identified and foreseen, that involve authorities and third parties, and that demand careful planning, coordination, compliance with procedures, approvals and authorizations necessary to carry out the Joint Venture and the Salar Futuro Project. G. WHEREAS the Parties are aware of the responsibility that corresponds to the companies in the promotion and protection of human rights and the creation of shared value with the communities of the ancestral territory where they develop their activities, and therefore, they are committed to implementing the best standards in their relationship with the Atacameño Communities, with a focus on capacity building, the promotion of transparency and the promotion of the human rights of these communities. These communities are: Atacameño Community of Toconao, Atacameño Community of San Pedro de Atacama, Atacameño Community of Peine, Atacameño Community of Socaire, Atacameño Community of Coyo, Atacameño Community of Río Grande, Atacameña Community of Quitor, Atacameña Community of Machuca, Atacameña Community of Camar, Atacameña Indigenous Community of Catarpe, Atacameña Community of Larache, Atacameña Community of Solor, Atacameña Indigenous Community of Guatín, Indigenous Community of Ayllu de Cúcuter, Atacameña Community of Talabre, Atacameño Community of Solcor, Atacameño Community of Sequitor and Checar, Atacameño Community of Yaye, all of them members of the Consejo de Pueblos Atacameños (Council of Atacameño Peoples), an indigenous association that gathers 18 communities of the Atacama La Grande Indigenous Development Area, which in September of this year celebrates 30 uninterrupted years of operation in the Lickanantay territory. In this regard, the Parties declare, recognize and accept: (i) The connection that the communities have with the territory they ancestrally inhabit, its lands and waters, as well as the relationship between them and their ways of life and culture, along with their historical, cultural and archaeological heritage; (ii) The ecosystemic value of the Salar de Atacama, in which the lands and waters of ancestral use of the Lickanantay people and their Atacameño Communities, ancestral owners of their lands and territories, inhabitants for eleven thousand years located in the Atacama La Grande Indigenous Development Area are inserted as part of the territory; Execution Version 3 (iii) The right of the communities to live in a healthy and pollution-free environment and the need for mining projects carried out in their territories to be sustainable; (iv) The duty of the Parties and the right of the communities to ensure and contribute to the protection of the environment and the safeguarding of the ecosystemic value of the Salar de Atacama and its historical, cultural and archaeological heritage, and of the ancestral territory of the Salar de Atacama; (v) The right of the communities to decide for themselves their economic, social and cultural development priorities; (vi) Consideration of the diversity of the communities, within the unity of the Atacameño or Lickanantay people, taking into account their cultural and territorial particularities, their interests and priorities, and the impacts they may have in accordance with current legislation; (vii) The location of the activities associated with the Business and the other rights currently held by the Parties, including production facilities, camps and water extraction wells, as well as the development of monitoring and environmental characterization activities, all within the territories of ancestral use of the communities, determine the responsibility of the Parties in safeguarding that part of the territory; (viii) The duty to report and keep the communities permanently informed regarding the activities that the Parties carry out concerning the Business, within the territory of ancestral occupation of the communities; (ix) The commitment to make all reasonable efforts to achieve free, prior and informed consent for the development of new activities in the territory of the communities, and the mutual benefit of developing a relationship based on permanent dialogue and communication, trust, collaboration, mutual respect and good faith; and (x) The commitment of the Parties to ensure that the agreements to be entered into with the communities implement the objectives of “protection, respect and remedy” enshrined in the United Nations Guiding Principles on Business and Human Rights, identifying priorities based on the context of the territories and communities where their Business is carried out and in full accordance with the catalogue of Human Rights incorporated in the Universal Declaration of Human Rights, Convention 169 on Indigenous and Tribal Peoples of the International Organization of Indigenous and Tribal Peoples of the International Labor Organization (“ILO”), the Pacto Internacional sobre Derechos Económicos, Sociales y Culturales, (International Covenant on Economic, Social and Cultural Rights), and the Pacto Internacional sobre Derechos Civiles y Políticos (International Covenant on Civil and Political Rights), as well as the rights recognized and established by Law No. 19.253, Indigenous Law, and the provisions of Supreme Decree No. 66 of the Ministry of Social Development, Regulations governing Indigenous Consultation. The participation and agreement processes also consider the United Nations Sustainable Development Goals and Targets (SDGs) and the International Finance Corporation (IFC) Performance Standard N°7. H. WHEREAS, in consideration of the foregoing, the CODELCO Party, the SQM Party and the Atacameño Communities of the Atacama La Grande Indigenous Development Area have made good faith efforts to develop a process of participation

Execution Version 4 and dialogue with a view to reaching binding agreements, through consensus, on matters of common interest. It is the will of the companies to maintain this process and establish a permanent mechanism for participation and dialogue. I. WHEREAS, this Agreement intends to establish the steps, stages, rights, obligations, terms and conditions for the preparation of the Joint Venture to be carried out by CODELCO and SQM between this date and the Effective Date of the Joint Venture, in order to implement the Joint Venture to develop the Business as from the Effective Date of the Joint Venture. These steps and stages include the Parties' own corporate actions, actions before authorities and third parties and actions related to the Joint Venture. As set forth in this Agreement, the corporate governance of the Joint Venture will be regulated in the Shareholders' Agreement to be entered into between CODELCO and SQM and the relationship with the Communities of the Salar will be regulated in instruments subscribed with them by the Joint Venture and its shareholders. NOW THEREFORE, the Parties agree as follows: SECTION 1- Definitions and Interpretation 1.1 Definitions Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth below: “Business Assets” means (i) the infrastructure (including ports, roads, aqueducts, power lines, transmission lines), chemical or production plants (including the Carmen Plant), laboratories, warehouses, commercial offices, in Chile and abroad, Intellectual Property (excluding the SQM Intellectual Property of the Business) and any other assets and rights used for the Business; (ii) the Business Products Inventories; (iii) the Brines, raw materials, inputs, machinery, plant equipment, electrical equipment, wells, spare parts and other materials, assets or inventories existing and used for the Business; (iv) the Mining Rights (excluding the Maricunga Concessions), the Ancillary Rights and the Water Rights owned by SQM and its Related Persons and (v) the CORFO-SQM Contracts. The provisions set forth in paragraphs (i) and (iv) shall be understood to the extent that as of the Agreement Date its owner, holder or user is SQM or any of its Subsidiaries. “Operating Assets”, as of a certain date, means the sum of the balances of the accounts classified as “AO” in Exhibit 9 in the Reference Balance Sheet, or as the case may be, the consolidated financial statements of SQM Salar used for the respective calculation. “Agreement” means this agreement, its Annexes and the Side Letter. “Confidentiality Agreement" means the confidentiality agreement entered into by CODELCO and SQM dated May 31, 2023. "Consolidation Adjustments" means the adjustments that the SQM Party historically makes to the financial statements of the Business Subsidiaries for purposes of translating them into U.S. dollars and adjusting them to Chilean GAAP as detailed in Exhibit E, and that once recorded in the financial statements of either of the Business Subsidiaries, SQM Salar or another SQM Party Entity, allow SQM to consolidate the results of SQM. "Working Capital Adjustment", as of a certain date, means the result of the following calculation, considering the balances of the respective accounts in SQM Salar's consolidated financial statements as of that date: Execution Version 5 (+) Operating Assets (-) Operating Liabilities (+) Cash (-) Debt (-) Deferred Tax Adjustment (+) CAPEX Adjustment (=) Working Capital Adjustment Exhibit 9 contains, for illustration purposes, the calculation of the Working Capital Adjustment as of the date of the Latest Audited Financial Statements. "Deferred Tax Adjustment", as of a given date, means the adjustment made in accordance with Exhibit 9. "Foreign Investment Approvals" means the approval, authorization or equivalent act prior or subsequent to the Closing of the foreign investment that will signify CODELCO's or SDC's participation in the Joint Venture by foreign Governmental Authorities including those listed in Chapter I of Schedule 6.4. “Chilean Merger Control Approval" means the approval of the Joint Venture prior to the Closing in accordance with the Chilean Antitrust Law, pursuant to the procedure for the control of concentration operations regulated in Title IV of Decree Law No. 211 that "Sets Rules for the Defense of Free Competition” and in the “Regulation on the Notification of a Concentration Operation” dated November 2, 2021. "Foreign Merger Control Approvals" means the pre- or post-Closing approval, authorization or equivalent act by foreign Governmental Authorities, including those listed on Exhibit 6.3, which under applicable foreign Antitrust Laws are legally required to be obtained or processed in connection with the Joint Venture; including also those approvals, authorizations or equivalent acts which, despite not being legally required, are advisable to be obtained or processed in connection with the Joint Venture on the basis of the analysis of the Parties' independent legal counsels in those jurisdictions where the merger control regime is voluntary in nature. "Governmental Authority" means any (i) state, national, regional, municipal, local or any other agency, division, department, court, commission, board, superintendency, bureau, office, agency or instrumentality, governmental or public; (ii) subdivision or authority of any of the foregoing; (iii) securities regulatory authority or stock exchange; and (iv) quasi-governmental organization, self-regulatory or private body exercising any regulatory, condemning or taxing authority under or on behalf of any of the foregoing; in each case, having jurisdiction in the relevant circumstances. All of the foregoing refers both to authorities in Chile and authorities abroad that have jurisdiction over any of the Parties, the Business Subsidiaries or the Business Assets. "Reference Balance Sheet" means the consolidated statement of financial position of SQM Salar as of the Reference Date, prepared in accordance with Exhibit 9. "Cash", as of a given date, means the sum of the balances appearing in the accounts classified as "Cash" in Exhibit 9 in the Reference Balance Sheet or, as the case may be, the consolidated financial statements of SQM Salar used for the respective calculation. "Side Letter" means the letter that the SQM Party delivers to the CODELCO Party on the date hereof, with supplementary information to the representations and warranties of the SQM Party contained in Section 11. The information disclosed in a specific paragraph of the Side Letter shall be deemed to be disclosed in the other Execution Version 6 paragraphs of the Side Letter with respect to which such information may reasonably be considered to be relevant. "CCHEN" means the Chilean Nuclear Energy Commission or the Entity that replaces it. "Chile" means the Republic of Chile. "Atacameño Communities" means the communities and social organizations of the Salar de Atacama basin, which include those indicated in Recital G. "Conditions Precedent" means the conditions precedent upon the fulfillment of which the obligations of the Parties to consummate the Closing in accordance with Article 7 depend. "Consents and Authorizations" means the permits, authorizations, registrations, privileges, approvals, consents, licenses and similar rights listed in Exhibit 6.4 that are required to be obtained, from Governmental Authorities or any other Person, for the execution of the transactions contemplated by the Transaction Documents, and, in general, for the implementation of the Joint Venture. “Comptroller" means the Contraloría General (Comptroller General) of the Republic of Chile. "SQM Lease Agreement" means the Amendment and Restatement of the Updated and Restated Text of the OMA Mining Property Lease Agreement among SQM, SQM Salar, SQMK and CORFO dated January 17, 2018, as amended as of this date. "Tarar Lease Agreement" means the mining property lease agreement for the years 2031 to 2060 to be entered into by CORFO and Tarar based on the text approved by the CORFO Board at the meeting held on October 5, 2023, subject to various processes and prior authorizations, and modifications proposed by SQM and acceptable to CORFO and CODELCO, including any potential adjustments to the approved text that may be required pursuant to such processes and authorizations. "SQM Project Contract" means the Amendment and Restatement of the Updated and Restated Text of the Agreement for the Salar de Atacama Project entered into among SQM, SQM Salar, SQMK and CORFO dated January 17, 2018, as amended as of this date. “Tarar Project Contract" means the contract for the Salar de Atacama project for the exploitation by Tarar of the Salar de Atacama between the years 2031 and 2060, both inclusive, to be entered into by CORFO, Tarar and CODELCO on the basis of the text approved by the CORFO Board at the meeting held on October 5, 2023, subject to various processes and prior authorizations, such as the completion of an indigenous consultation process with respect to those administrative measures likely to directly affect indigenous peoples, and the modifications proposed by SQM, including any potential adjustments to the approved text that may be required by virtue of such processes and authorizations. “CORFO-SQM Contracts" means the SQM Lease Agreement and the SQM Project Contract, which grant SQM Salar the right to exploit part of the OMA Mining Properties until December 31, 2030 Execution Version 7 “CORFO-Tarar Contracts" means the Tarar Lease Agreement and the Tarar Project Contract, which will grant Tarar the right to exploit part of the OMA Mining Properties between January 1, 2031 and December 31, 2060. "Control" means, either directly or through another Person or jointly with other Persons with whom it has a joint venture agreement: (i) owning more than fifty percent (50%) of the total votes corresponding to all the shares, corporate rights or quotas of an Entity; or (ii) having the right (by legal, judicial or contractual provision) to appoint or elect the majority of the members of the board of directors or administrators of an Entity; or (iii) in the case of an individual or natural person, having the right (by legal, judicial or contractual provision) to fully manage the assets of such individual or natural person. It is hereby noted that any references to "Control", “Controls”, "Controller”, “Controlling" or "Controlled" shall be construed in accordance with the definition of "Control" herein. “CORFO” means Corporación de Fomento de la Producción, and other Entity that succeeds or replaces it. "Retained Receivables" as of a given date, means the sum of the balances of the accounts receivable classified as "Retained Receivables" in Exhibit 9 in the Reference Balance Sheet, or as the case may be, the consolidated financial statements of SQM Salar used for the respective calculation. "Tax Returns" means any returns, including monthly and annual tax returns, affidavits, reports, applications for refunds, information returns, forms and other documents of a similar nature relating to Taxes required to be filed under Chilean Law, including any schedules or amendments thereto, such as tax returns required to be filed under Foreign Law. “Material Representations and Warranties" means, with respect to the SQM Party, the representations and warranties contained in Sections 11.1 (Existence of SQM and SQMK), 11.2 (Subscription, execution and enforceability), 11.4 (Existence of SQM Salar and Business Subsidiaries), 11.5 (Ownership of SQM Salar Shares; Subsidiaries), and 11.26 (Anti-Corruption), and with respect to the CODELCO Party, the representations and warranties contained in Sections 12.1 (Existence of CODELCO), 12.2 (Subscription, execution and enforceability), 12.4 (Existence of SDC and Tarar), 12.5 (Ownership of Tarar Shares) and 12.13 (Anti-Corruption). "Debt", as of a given date, means the sum of the balances of the accounts classified as "Debt" in Exhibit 9 in the Reference Balance Sheet, or if applicable, the consolidated financial statements of SQM Salar used for the respective calculation. "Business Day" means any day of the week, excluding Saturday, Sunday and days on which commercial banks in Santiago are required or authorized to close and not serve the public. "Official Gazette" means the Official Gazette of the Republic of Chile. “Board of Directors" means the board of directors of SQM Salar and then of the Operating Company. "Know-How Documentation" means any manual, protocol, instruction, list of specifications, procedure, report, database, report, and in general, any document in any type of support or format, whether in magnetic form, paper or any other medium, in which the Know-How is recorded and exists as of the Effective Date of the Joint Venture.

Execution Version 8 "Transaction Documents" means the Agreement and its Annexes, the Side Letter, the Operating Company’s bylaws, the Shareholders' Agreement, the Maricunga Asset Purchase and Sale, IP License for the Operating Company, the IP License for CODELCO, the IP License for SQM, the Maquila Contract, and the Potassium Offtake Contract and each act, contract, agreement or document delivered or executed pursuant to or in accordance with this Agreement. "Material Adverse Effect" means, with respect to SQM Salar and the Business Subsidiaries, on the one hand, or Tarar, on the other hand, any fact, circumstance, change, effect, event or occurrence that, individually or jointly with other facts, circumstances, changes, effects, occurrences or events, is material and adverse to the business, operations, results of operations, properties, assets, liabilities (whether absolute, accrued, contingent or otherwise) or financial condition of SQM Salar and the Business Subsidiaries, as a whole, on the one hand, or Tarar, on the other hand; excluding any fact, circumstance, change, effect, occurrence or event to the extent resulting from or arising in connection with: (a) Any adoption, proposal, implementation or change in the Law or any interpretation of the Law by any Governmental Authority; (b) Any change in Chilean GAAP (or authorized interpretation thereof); (c) Any change, development or condition in or relating to global, national, provincial or regional political conditions (including strikes, riots, the outbreak or escalation of war or acts of terrorism or declarations of a state of emergency) or in general economic, business, banking, regulatory conditions, rules, regarding foreign exchange, interest rate, interest rate inflation or market rates or in national or global financial or capital markets, including credit markets or securities markets (it being understood that the underlying events giving rise to or contributing to such change may, if not otherwise excluded from this definition of Material Adverse Effect, be considered, alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether one has occurred); (d) Any change, event or condition generally affecting the lithium or lithium products extractive and marketing industries, changes in the price of lithium or lithium products; (e) National weather or other events or conditions (including any earthquake or other natural catastrophe or weather condition); (f) Pandemics (including any earthquake or other natural catastrophe or weather condition); (f) Pandemics (including COVID-19 and any variant/mutation thereof), epidemics or similar events, or the worsening of any of the foregoing or the implementation of any action by a Governmental Authority in connection with COVID-19; (g) The execution, notification or performance of this Agreement and the other Transaction Documents or the implementation of the Joint Venture; or (h) Any action taken (or omitted) at the written request, or with the prior written consent, of the CODELCO Party or the SQM Party, as the case may be, or as required by Law or this Agreement. “Entity” means an association, of any type and nature, regardless of whether or not it has legal personality, a trust, partnership, corporation, joint venture, investment fund, legal entity or Governmental Authority, in all of the foregoing cases, whether local, national or foreign. "Agreement Date" means the date indicated on the first page of this Agreement. "Reference Date" means December 31, 2024. “Effective Date of the Joint Venture” means the date on which the Closing takes place. Execution Version 9 "Subsidiary" means with respect to one Entity, another Entity in which the first Entity, either directly or through another Entity, has Control. For the avoidance of doubt, it is understood that the Operating Company will be a Subsidiary of SQM during the First Period and a Subsidiary of CODELCO during the Second Period. “Business Subsidiaries" means the Entities identified in Chapter I of Exhibit A and the Entities that are transferees, assignees or successors to the Business Assets pursuant to the SQM Reorganization and that will become Subsidiaries of the Operating Company to develop the Business. “FNE” [Spanish acronym of] means the Fiscalía Nacional Económica of Chile. “Public Official" means any public official or employee, or of any government department (whether executive, legislative, judicial or administrative), agency or office of the government or a public international organization; or any natural person or individual acting for or on behalf of such government, or any candidate for a public office or representative of a political party, or any state-owned enterprise, but excluding CODELCO and its Subsidiaries. "Liens" means any mortgage, pledge, encumbrance, charge, charge, usufruct, security interest, attachment, provisional remedy, injunction, prohibition, lease, promise, option, trust, preemptive right in favor of third parties, right of first refusal, privilege, preference, covenant of repurchase or repurchase, express resolutory condition, reservation of title, easement, right of use or any matter capable of being registered against title or any other right or claim of any kind or nature affecting the ownership or possession of, or title to, any interest in, or right to use or occupy, property or assets, or any other lien or preferential right of third parties having a similar effect to any of the foregoing, other than Permitted Liens. "Permitted Liens" means, the Liens (a) in effect as of the Agreement Date and declared by SQM in the Side Letter; (b) created to finance, refinance, pay or amortize the price or cost of the purchase, construction, development or improvement of assets of the incorporator or its Subsidiaries, provided that the respective security interest is levied on the same asset acquired, constructed, developed or improved, is created contemporaneously with the acquisition, construction, development or improvement, or within one year after the occurrence of any of these events and provided always that the secured obligation does not exceed the price or cost of the acquisition, construction, development or improvement; (c) granted by the incorporator in favor of its Subsidiaries or by such Subsidiaries to the incorporator, in order to guarantee obligations contracted between them; (d) granted by an Entity which, after the date of creation of the Lien, merges or becomes a Subsidiary of a Person; (e) encumber assets acquired by a Person and which are constituted prior to its acquisition; (f) created by operation of law or by legal rule; (g) created on deposits to secure bids, tenders, offers, contracts (other than contracts for the payment of money), derivative contracts, leases, legal obligations, surety bonds, consignment notes and other obligations of a similar nature assumed in the Ordinary Course; (h) securing repayment obligations under letters of credit, surety bonds and other forms of credit enhancement granted in connection with the purchase of goods and equipment in the Ordinary Course, limited to such goods and equipment; (i) securing reimbursement obligations under performance bonds posted in connection with the filing of appeals pending in any judicial proceeding, to the extent that the enforcement of such Liens is effectively stayed and the claims secured thereby have been answered or opposed in good faith and, if applicable, through appropriate legal proceedings; (j) substituting, or replacing any of the guaranties or security interests mentioned above; (k) that consist of negative easements, rights of way, use restrictions Execution Version 10 derived from urban development plans or statutory plans, Liens that appear in certificates requested from Real Estate Registrars, Judicial Registrars or similar, or defects in property titles. Permitted Liens exclude all those Liens that involve a violation of the prohibitions to encumber established in the CORFO-SQM Contracts and CORFO- Tarar Contracts. “Taxes" means any national, regional, local, municipal, foreign or any other type of tax, including, without limitation, taxes on income, gross income, capital gains, surcharges or additions, second category tax, tax on the sale of goods and/or rendering of services, stamp taxes and stamps, specific taxes, territorial taxes, social development contributions, taxes on ordinary or extraordinary benefits, indemnities, licenses, inventory, imports, exports, rejected expenses subject to article 21 of the Chilean Income Tax Law, taxes or levies on transfer price adjustments, those applied by virtue of franchises, withholding taxes, royalties, special or specific taxes on mining activity, or any other tax, as well as customs duties, tariffs, patents, duties, fees or other levies or charges of any kind, including penalties, fines, interest, surcharges, additions or charges of any kind, including penalties, fines, interest, surcharges, additions or charges of any kind, including penalties, fines, interest, surcharges, additions or charges of any kind, interest, surcharges, additions or adjustments for inflation or restatement, payable to or levied by any Governmental Authority in connection with the Taxes, whether or not the subject of litigation, and whether applicable directly or as a legal successor to the liability of another Person under applicable law. "Confidential Information" means all information, documentation and background information provided, or made available to the Receiving Party after May 31, 2023, by the Disclosing Party, in any form (including, but not limited to, written, electronic or oral). It is expressly stated that the Confidential Information includes, among other matters, information concerning the Disclosing Party, its operations and activities, including documents, records, financial background, accounting information, contracts, reports, trade secrets, names and experience of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), and any other technical, business, corporate and product or service development information and data. However, it shall not be deemed to be Confidential Information the information that: (i) as of the date it is provided has become public knowledge, or at any time after the date of access becomes public knowledge for reasons unrelated to its disclosure by any of the Parties or their Representatives; (ii) was available to the Parties, on a non- confidential basis, prior to May 31, 2023 and there is written proof thereof; (iii) was lawfully provided, on a non-confidential basis, by a third party alien to the Parties or their Representatives, unless the third party knows or should know that the information was obtained in breach of a confidentiality agreement; and (iv) is developed by the Receiving Party or its Representatives independently, without the use of Confidential Information. "Restricted Information" means Confidential Information of a Party that, if known to a competitor, would influence its market behavior decisions. "Business Products Inventories" means the balances of inventories of Business Products, whether as finished goods or work-in-process, held at the SQM Party or its Subsidiaries as of a given date. "SQM Salar Merger Meeting" means the extraordinary meeting of SQM Salar shareholders convened or self-convened to submit for approval of its shareholders the merger by incorporation with Tarar and the other matters indicated in Section 3.2 or the resolution without holding a meeting of SQM Salar, in the case of a sociedad por acciones (stock company), adopted by the unanimous vote of SQM Salar shareholders for the Execution Version 11 same purpose through the execution of a public deed or a private instrument to be notarized in the records of a notary public. "Tarar Merger Meeting" means the extraordinary meeting of shareholders of Tarar convened or self-convened to submit for approval of its shareholders the merger by incorporation with SQM Salar and the other matters indicated in Section 3.2, or the resolution without holding a meeting of Tarar, adopted by the unanimous vote of the shareholders of Tarar for the same purpose through the execution of a public deed or a private instrument to be notarized in the records of a notary public. "Merger Meetings" means jointly the SQM Salar Merger Meeting and the Tarar Merger Meeting. "Know-How" means the body of knowledge of a different nature that is necessary for the extraction and production of the Business Products that SQM or any of its Subsidiaries has developed over the years and that is in the possession of the Business Personnel as of the Effective Date of the Joint Venture or that is included in the Know-How Documentation, but it excludes the contributions made by third parties that hold intellectual or industrial property rights over such contributions. Without the following list being restrictive, the Know-How includes, among others, technical or technological knowledge, formulas, processes, procedures, ideas, discoveries, data (technical, scientific or other), protocols, systems, databases, any other type of knowledge necessary for the extraction and production of Business Products . For the avoidance of doubt, Trade Secrets are not part of Know-How. "Law" means jointly Chilean Law and Foreign Law. "Chilean Law" means any law, code, decree, directive, ordinance, circular, office, instruction or regulation issued, promulgated or sanctioned by the President of the Republic, the National Congress of Chile or a Governmental Authority in Chile within its jurisdiction. “Antitrust Law" means (a) Decree Law No. 211, as amended, coordinated and systematized by Decree with Force of Law (DFL) No. 1 of 2005, of the Ministry of Economy, Development and Reconstruction of Chile, and (b) the applicable legislation under which, prior to Closing, Foreign OC Approvals are required for the implementation of the Joint Venture or which are required subsequent to the implementation of the Joint Venture. "Securities Market Law" or "LMV" means Chilean Securities Market Law No. 18.045, as amended from time to time. “Foreign Law" means any law, code, decree, guideline, ordinance, circular, circular, official letter, instruction or regulation issued, promulgated, enacted or sanctioned by a foreign Governmental Authority within its jurisdiction, applicable to the Joint Venture, the Business, the Business Subsidiaries or the Business Assets. "Environmental Law" means any Law (i) for the protection of health, safety, including occupational health and safety, the indoor or outdoor environment (including air, water, soil, natural resources and biota), and individuals or human groups belonging to indigenous peoples, or (ii) regulating the manufacture, use, treatment, storage, disposal and release of Hazardous Materials. "Ley sobre Sociedades Anónimas” or “LSA” means Chilean Stock Companies Law No. 18,046, as amended from time to time.

Execution Version 12 "Hazardous Materials" means any (i) toxic or hazardous material or substance; (ii) hazardous solid waste, including asbestos, polychlorinated biphenyls, mercury and flammable or explosive materials; (iii) radioactive materials; (iv) petroleum or petroleum products (including crude oil); and (v) any other chemical, contaminant, substance or waste that is regulated as "hazardous" by any Governmental Authority under any Law, Order or Permit. "Best Efforts" means acting in good faith and with diligence and care in attempting to obtain a particular result or achieve a specific purpose, which includes taking actions that are reasonably necessary or leading to such result or purpose (to the extent such actions are legally permissible), for example, (a) exercise voting rights or consent in respect of shares or interests owned by it; (b) cause members of the board of directors or similar body of a company controlled by such party (to the extent that such directors or officers have been nominated or appointed by such party) to act in a particular manner; (c) performing acts or entering into agreements that a Person would consider reasonable and prudent under the circumstances; and (d) making, or causing to be made, to Governmental Authorities or other Persons, filings or applications for approvals, registrations or other similar actions that are required in anticipation of a result or objective. For the avoidance of doubt, making Best Efforts shall in no event be construed as an obligation to achieve a particular result or purpose, nor a higher standard of care than that which Persons ordinarily use in their own business, in terms of Article 44 of the Civil Code. "Business" means, the extractive, productive and commercial activities related to the Business Products, derived from the exploration and exploitation of the Properties, including the marketing of the Business Products, directly or through Subsidiaries or representative offices in China, Japan, Korea, the United States of America and Belgium. "Anti-Corruption Regulations" means Articles 233, 234, 235, 236, 237, 239, 240 N°1, 241, 241bis, 242, 243, 244, 246, 247, 247bis (first paragraph) 248, 248 bis, 249, 250, 251bis and 251ter of the Chilean Criminal Code, Article 27 of Law No. 19.913 on the Prevention and Punishment of Money Laundering, and Article 8 of Law No. 18.314 on Terrorist Conduct and Activities, all in connection with Law No. 20,393 on Criminal Liability of Legal Entities, and any law, national or international, on the prevention and punishment of money laundering or the financing of terrorist activities, and that is applicable to the Operating Company or to a Party, as the case may be. "Order" means any order, ruling, decision, judicial request, injunction, decree, mandate, judgment, sentence, ruling, award, settlement or stipulation issued, promulgated or entered into by or with a Governmental Authority or by an arbitral tribunal within its jurisdiction. "Other Products of the Mining Properties" means lithium metal, lithium bromide, butyl lithium, lithium nitrate, other lithium organics, other lithium inorganics and other metallic and non-metallic minerals extracted from the Brine other than Lithium Product, Other Lithium Product or Non-Lithium Product. “Other Lithium Products" means lithium sulfate, lithium chloride and lithium carnallite as intermediate products in the production chain of Lithium Products, extracted from the Mining Properties. "Shareholders' Agreement" means the shareholders' agreement of the Operating Company, to be executed on the Effective Date of the Joint Venture. "Prohibited Payment" means making, or ordering to be made, any offer, gift, payment, promise of payment, of any sum of money, thing of value, economic benefit or of any other nature to a Public Official, directly or through another Person, by reason Execution Version 13 of his or her position for the purpose of (i) influencing any act or decision of the Public Official in his or her capacity as a Public Official; (ii) induce the Public Official to do or omit to do any act, in contravention of his or her legal duty; (iii) secure any improper advantage; (iv) induce the Public Official to use his or her influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority, in order to procure or retain business or to redirect business to any Party; or (v) contravene in any way the Anti-Corruption Regulations. "Disclosing Party" means the Party that delivers or makes available Confidential Information or Restricted Information to the other Party, as well as its directors, officers, employees, dependents, contractors and consultants who deliver or make available Confidential Information or Restricted Information under the Confidentiality Agreement, the Protocol or this Agreement. "Receiving Party" means the Party receiving or accessing Confidential Information from the other Party, as well as its directors, officers, employees, dependents, contractors and consultants who become aware of the information under the Confidentiality Agreement, the Protocol or this Agreement. "Related Parties" or "Related Persons" means (i) with respect to an Entity, the Persons indicated in Article 100 of the LMV, and (ii) with respect to a natural person or individual, its spouse, civil partner, cohabitant and relative up to the second degree of consanguinity or affinity and the Entities it controls, either alone or jointly with other Persons with whom it has a joint action agreement, any of the aforementioned individuals. "Operating Liabilities", as of a given date, means the sum of the balances of the accounts classified as “PO” [Spanish acronym of “Pasivos Operacionales] in Exhibit 9 in the Reference Balance Sheet, or if applicable, the consolidated financial statements of SQM Salar used for the respective calculation. "Chilean GAAP" means accounting principles generally accepted in Chile, including International Financial Reporting Standards as adopted by the International Financial Reporting Standards Board (IFRS). “Subsidiaries’ GAAP" means the accounting principles that the Business Subsidiaries have historically applied in the preparation of their financial statements for the purposes of their Tax Returns in the respective countries in which they operate, on the basis of which Consolidation Adjustments are applied centrally in Chile, in order to convert them to U.S. Dollars and consistent with Chilean GAAP for consolidation purposes. “Loss" means: (i) actual consequential damages suffered, which, in the case of a Third Party Claim shall include any payment actually paid to a third party, including a Governmental Authority, notwithstanding that the basis of the Third Party Claim would have included any of the items not covered by this definition; (ii) in the case of Section 16.3, costs and expenses (including independent professional fees and expenses such as arbitrators’ and reasonable attorneys', auditors', consultants' and other advisors' fees) actually paid in connection with the investigation, preparation and defense of a Claim; and (iii) reasonable investments, costs and expenses actually incurred to redress, avoid or mitigate the effects of a Loss. The following are expressly excluded from the definition of Losses: loss of profits, moral or reputational damage, indirect damages, consequential damages, unforeseeable damages and speculative damages, being understood as such those consisting of a decrease in value or damage estimated by capitalizing future profits or applying multiples of any kind (including tons, income, results, cash flow or similar). If as a result of a stoppage of the Operating Company’s operations in Chile arising from any of the grounds set forth in Sections 16.1, 16.2 or Execution Version 14 16.6(d), the Operating Company sells in a given annual period less than one hundred seventy thousand (170,000) LCE tons and the sales margin per ton of LCE of such fiscal year was lower than that of the fiscal year immediately preceding the commencement of the stoppage, the "Loss" suffered by the CODELCO Party shall also mean the lower dividend received by the CODELCO Party in respect of such fiscal year, compared to the dividend that the CODELCO Party would have received had the stoppage not existed, in both cases calculated in accordance with the provisions of Section 5 of the Shareholders' Agreement. For purposes of determining the dividend that the CODELCO Party would have received in the absence of the stoppage, if the sales margin per ton of LCE for that fiscal year was lower than that of the fiscal year immediately prior to the commencement of the stoppage, the cost per ton of LCE for the affected fiscal year will be deemed to be equal to the cost per ton of LCE for the fiscal year immediately prior to the commencement of the stoppage, duly adjusted for inflation (excluding from the adjustment those costs per ton of LCE that were not affected by the stoppage, such as, for example, the lease of the CORFO-SQM Contracts and CORFO-Tarar Contracts). "Permits" means the permits, licenses, consents, authorizations, approvals required by SQM Salar, the Business Subsidiaries or the Business Assets of a Governmental Authority to develop the Business in compliance with the Laws, according to the practices of the industry in which they participate. "Person" means an individual or a natural person, an Entity or a Governmental Authority. "Mining Properties" means the OMA Mining Properties, the Rigo Mining Properties, and the Sal and Salar Mining Properties, all located in the Salar de Atacama, commune of San Pedro de Atacama, Antofagasta Region, and which are singled out in Chapter IV of Appendix B. "OMA Mining Properties" means twenty-eight thousand and fifty-four (28,054) mining properties called "OMA" owned by CORFO located in the Salar de Atacama, commune of San Pedro de Atacama, Antofagasta Region, which cover the exploitation of lithium and other mineral substances listed in Chapter I of Appendix B. "Rigo Mining Properties" means three thousand six hundred and sixty (3,660) mining properties called "Rigo" owned by SQM Salar (under the resolutory condition of being returned to CORFO), located in the Salar de Atacama, commune of San Pedro de Atacama, Region of Antofagasta, which are identified in Chapter II of Annex B. "Mining Properties Sal y Salar" means two hundred and twenty-five (225) mining properties called "Sal" or "Salar" owned by CORFO located in the Salar de Atacama, commune of San Pedro de Atacama, Region of Antofagasta, which are identified in Chapter III of Annex B. "Pesos" or "$" means the currency of legal tender in Chile. “Benefit Plan" means any and all bonuses, profit sharing, compensation, deferred compensation, incentive, stock-based benefits (including stock ownership plans, restricted stock plans, phantom plans and stock option plans), benefits in kind, vacation, hospitalization benefits, social assistance, retirement payments, length of service awards, seniority recognition, retention plan, termination benefits, severance payments, health or medical insurance, life and disability insurance or any other plan, contract, agreement or protocol for employees in excess of that provided by law, which is funded or maintained by the Company or its subsidiaries, or which is funded or Execution Version 15 maintained by the Company or its subsidiaries, compensation for change of Control, health or medical insurance, life and disability insurance or any other employee benefit plan, contract, agreement or protocol in excess of that established by Law, which is financed, sponsored or maintained by SQM Salar or the Business Subsidiaries for, among others, its employees (or with respect to which SQM Salar or the Business Subsidiaries have any type of liability), but only to the extent that such employees participate in and benefit from them. For the avoidance of doubt, Benefit Plan does not include social security, pension or other benefit plans that are legally mandatory under Chilean Law. "Carmen Plant" means the lithium carbonate and lithium hydroxide plants owned by SQM Salar, and its annexed facilities, located on the east side of Route 5 North, km 1,373 and approximately 25 km east of the city of Antofagasta, Antofagasta Region, on a site of approximately 74 hectares, and which includes administration and service buildings, warehouses, workshops, Brine storage ponds and disposal ponds for solids and liquids. "Sichuan Plant" means the refinery plant located in Sichuan Province, People's Republic of China, for the production of lithium hydroxide from lithium sulfate from the Mining Properties (with a production capacity of approximately twenty thousand (20,000) metric tons of lithium hydroxide). "Reference Accounting Policies" means Chilean GAAP and GAAP Subsidiaries, as applicable, considering the principles, policies, criteria and estimation methodologies used in the preparation of, in the case of SQM Salar, the Latest Audited Financial Statements; and, in the case of the Business Subsidiaries, the Latest Business Subsidiary Financial Statements. "Regulatory Filings" means the notification required to obtain the Chilean OC Approval, the notifications, filings or applications required to obtain the Foreign OC Approvals and the Foreign Investment Approvals and any other filings or applications with Governmental Authorities in connection with obtaining the Consents and Authorizations. "First Period" means the period from the Effective Date of the Joint Venture through December 31, 2030, inclusive. "Lithium Products" means lithium carbonate in its technical and battery grade and lithium hydroxide in its technical and battery grade, in both cases in their different specifications, which come from ore extracted from Brine. "Potassium Products" means potassium, potassium chloride, potassium carnallite and any by-products, derivatives or compounds thereof, extracted from the Brine. "Business Products" means collectively the Lithium Products, the Other Lithium Products and the Non-Lithium Products. "Non-Lithium Products" means, collectively, Potassium Products, magnesium chloride (bischofite) and sodium chloride (halite) composed of minerals extracted from Brine, in the form currently produced by SQM Salar. "Intellectual Property" means copyrights, databases, and in general, trade names or trademarks, trademark registrations and applications, copyrights, copyright registrations and applications, patents registered and applied for, industrial designs registered and applied for, industrial drawings registered and applied for, utility models registered and applied for and know-how developed or acquired by a Person and rights to any other kind of intangible assets, whether registered or not, whether disclosed or

Execution Version 16 undisclosed. For the avoidance of doubt, Trade Secrets are not included in the concept of Intellectual Property. "Protocol" means the Restricted Information management protocol between CODELCO and SQM dated February 1, 2024. "Power Contracts Protocol" means the binding protocol to be entered into between SQM and the Operating Company to govern the terms of the joint administration of certain power supply contracts pursuant to Section 2.17. "Salar Futuro Project" means the large-scale project to evaluate and eventually implement technological changes in the exploitation of lithium and other mineral resources to return to the Salar de Atacama, if possible, part of the brines with minimal lithium content initially extracted from the Mining Properties and move towards a water balance in the Salar de Atacama basin. It is understood that all the stages of design, feasibility assessment, environmental impact study, and obtaining the respective permits are part of the Salar Futuro Project. "Representatives", with respect to an Entity, means its Subsidiaries and the directors, executive officers and employees of that Entity and that Entity's Subsidiaries. "Claim" means any action, assessment, reassessment, complaint, lawsuit, counterclaim, appeal, claim, demand, injunction, administrative proceeding, dispute, arbitration, judicial proceeding, official letter, guideline, investigation or audit brought, promoted, initiated or to which a Governmental Authority, Person or group thereof is a party, which is brought in or before any ordinary, special court or arbitral tribunal or mediation authority, to the fullest extent thereof, which generates or may generate Losses. "Brine" means extracted crude brine, concentrated or refined brines in any degree of concentration coming from the Mining Properties. "Trade Secrets" means any undisclosed information owned by SQM or any of its Subsidiaries that may be used in any production, R&D or industrial activity related to the Business, provided that such information meets all of the following requirements: (a) it is secret in the sense of not being, as a whole or in the precise configuration and gathering of its components, generally known or readily accessible to persons within the circles in which that type of information is normally used; (b) it has a commercial value because it is secret; and (c) it has been the subject of reasonable measures taken by its legitimate holder to keep it secret. "Second Period" means the period from January 1, 2031 through December 31, 2060, inclusive. "Operating Company" means the company with autonomous and independent operation of its shareholders, whose purpose is to carry out directly or through its own Subsidiaries, the exploration, exploitation and operation of the Properties and the commercialization of the Business Products, with rights, directly or through its Subsidiaries, to all the Assets of the Business, relying upon, directly or through its Subsidiaries, the Business Personnel. "Dixin Company" means Sichuan Dixin New Energy Co., Ltd. "Consent Applications" means the filings or requests made to third parties, other than a Governmental Authority, relating to obtaining Consents and Authorizations. Execution Version 17 “Exchange Rate" means the Dollar/Peso average exchange rate on any date of determination in the Chilean exchange market and published by the Central Bank of Chilean pesos on a daily basis in the Official Gazette as “observed dollar” and available at http://www.bcentral.cl/index.asp, or other publications that may replace such publication for purposes of showing such reference rate on such dates. “Prohibited Transaction” means : (i) receiving, transferring, transporting, retaining, using, structuring, circumventing or concealing the proceeds obtained from any criminal activity, including drug trafficking, fraud and bribery of a Public Official; (ii) knowingly urging or engaging in, financing, or financially supporting or otherwise sponsoring, facilitating or providing assistance to any terrorist Person, activity or organization; or (iii) engage in any transaction or engage in business with a “designated person”, namely, a Person listed on any List published by the United States of America or the United Nations, with respect to money laundering, terrorist financing, drug trafficking or economic or arms embargo. “UF” or “Unidades de Fomento” means the value determined by the Central Bank of Chile pursuant to Article 35(9) of paragraph 4O of Title III of Article 1 of Law 18,840, published in the Official Gazette in accordance with Chapter II.B.3 of the Compendium of Financial Regulations of the Central Bank of Chile, in effect for the day on which payment of the respective obligation is due or in effect for the day on which the value of any agreed obligation or deliverable is to be determined. If the UF is replaced or substituted, all references to it in this Agreement shall be understood to be made to the new unit that replaces it, provided that it is determined in terms equivalent to those used in the calculation of the UF. “Latest Audited Financial Statements” means the audited financial statements of SQM Salar as of December 31, 2023, attached hereto as Exhibit C. “Latest Business Subsidiary Financial Statements” means the financial statements, audited or unaudited (as the case may be), of the Business Subsidiaries as of December 31, 2023 attached hereto as Exhibit D. “USD” or “Dollars” means the lawful currency of the United States of America. The following terms have the meanings set forth in the part, article or sections below: Definition Location: Series E Share Section 10.3(c) SQM Salar Shares Section 2.1 Tarar Shares Section 2.2. Maricunga Assets Section 10.1(a) Agreements between the Parties Section 17.2(d) Adionics Section 10.2(c) Dixin Adjustment Section 10.3(e) CAPEX Adjustment Section 2.7(a)(iii) Joint Venture Recital A Auditor Section 9.1(j) Notice of Third Party Claim Section 16.3(a) Dixin Balance Sheet Section 10.3(e) Execution Version 18 De Minimis Amount Section 16.5(a) Grounds for Objection Section 9.1(c) Closing Section 8.1(a) CMF Section 2.3 CODELCO Recitals Maricunga Asset Purchase and Sale Section 10.1 Sichuan Purchase and Sale Section 10.3(a) Dixin Company Purchase and Sale Section 10.3(c) Community Commitments Section 5.1 Deadlock Communication Section 9.1(e) Alternative Proposal Deadlock Communication Section 9.1(h) Maricunga Concessions Section 10.1(a) Maquila Contract Section 10.3 Potassium Offtake Contract Section 2.15 Marketing Contracts Section 11.4 Transitory Services and Supply Contracts Section 14.2 Related Contracts Section 2.5(c) Relevant Contracts Section 2.5 Adjustment Account Section 9.2(a)(iii) IEAM Accounts Section 9.5(a) Account Payable to SQM Section 9.2(b)(ii) Ordinary Course Section 1.3(d) Auditor's Decision Section 9.1(l)(viii) Deductible Section 16.5 Ancillary Rights Section 11.10(e) Water Rights Section 11.11(a) IEAM Collection Rights Section 9.5(a) Mining Rights Section 11.10(a) Pre-Closing SQM Distributions Section 9.4(c) Adjustment Dividend Section 9.2(b)(i) Working Capital Adjustment Determination Date Section 9.1(n) Preference Termination Date Section 2.3(d) Merger Section 2.3 (d) Inside Information Section 13.2(g) IP License for the Operating Company Section 2.5(f) IP License for CODELCO Section 10.2(a) IP License for SQM Section 10.2(c) Matter of Deadlock Section 9.1(h) Memorandum Recital A Tripartite Table Recital G Maximum Indemnity Amount Section 16.5(c) Korea Business Section 2.5(g) Purpose of the Joint Venture Section 13.7 SII Ruling Section 2.13 Party and Parties Recitals Execution Version 19 CODELCO Party Recitals Indemnified Party Sections 16.3(a) and 16.4(a) Indemnifying Party Sections 16.3(a) and 16.4(a) SQM Party Recitals CODELCO Linked Parties Section 12.13(a) SQM Linked Parties Section 11.26(a) Business Personnel Section 2.5(d) Review Period Section 9.1 (b) Deadlock Review Period Section 9.1(g) Common Policies Section 2.16(a) Existing Insurance Policies Section 11.18(a) Dixin Company Price Section 10.3(c) SQM Intellectual Property of the Business Section 2.5(e) Operating Company Intellectual Property Section 10.2(e) Capital Adjustment Proposal Work Section 9.1(a)(ii) Alternative Working Capital Adjustment Proposal Section 9.1(e) PWC Section 9.1(j) Third Party Claim Section 16.3(a) Direct Claim Section 16.4(a) SQM Reorganization Section 2.5(a) Joinder Resolution Section 17.2(d)(i) SDC Recitals IT Systems Section 11.25(a) Request for Determination Section 9.1(j) SQM Recitals SQM Industrial Section 10.3(a) SQM Salar Recitals SQMK Recitals OIT Recital G Tarar Recitals Arbitral Tribunal Section 17.2(a) 1.2 Annexes Joint Venture Agreement between CODELCO and SQM The following Annexes are made an integral part of the Agreement for all legal purposes. ANNEX A- Business Subsidiaries ANNEX B- Mining Properties ANNEX C - Latest Audited Financial Statements ANNEX D - Latest Business Subsidiary Financial Statements ANNEX E - Consolidation Adjustments ANNEX 1.3(j) - Knowledge of the SQM Party ANNEX 2.3(c) - Operating Company Bylaws for the First Period ANNEX 2.5(a) - SQM Reorganization

Execution Version 20 ANNEX 2.5(b) - Relevant Contracts ANNEX 2.5(c) - Related Contracts ANNEX 2.5(d) - Business Personnel ANNEX 2.5(e) - SQM Intellectual Property of the Business ANNEX 2.5(f) - IP License for the Operating Company ANNEX 2.6 - Salar Futuro Project Matrix Ideas ANNEX 2.7 - Fixed Assets Investments ANNEX 2.8 - SQM Intellectual Property Rights ANNEX 2.8 - SQM Intellectual Property Rights ANNEX 2.9 - SQM Intellectual Property Rights ANNEX 2.10 - SQM Intellectual Property Rights ANNEX 2.15 - Basic Principles of Offtake Potassium Contract ANNEX 2.16 - Common Policies ANNEX 2.17 - Power Contracts Protocol ANNEX 4.1 - Form of Operating Company Shareholders' Agreement ANNEX 4.2(c) - Operating Company Power Structure ANNEX 6.3 - Foreign Merger Control Approvals ANNEX 6.4 - Consents and Authorizations ANNEX 9 - Working Capital and Dividends ANNEX 10.1(a) - Salar de Maricunga Assets ANNEX 10.1(b) - Maricunga Asset Purchase and Sale ANNEX 10.2(a) - IP License for CODELCO ANNEX 10.2(c) - IP License for SQM ANNEX 12.7 - Tarar Financial Statements ANNEX 13.8 - Estacamento Salitral ANNEX 14.2 - Transitory Services and Supply Contracts ANNEX 16.8 - Examples of application of the payment mechanism for the payment of indemnities 1.3 Interpretation (a) The division of this Agreement into Articles and Sections and the insertion of a table of contents and headings are for reference purposes only and do not affect the interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and Annexes are to the Articles, Sections and Annexes of this Agreement. (b) In this Agreement, words in the singular include the plural and vice versa, and words in any gender include all genders. The term "including" means "including without limiting the generality of the foregoing". When a word or phrase is defined, its other grammatical forms have a consistent and corresponding meaning. The words "herein," "hereof" and "hereunder" and similar phrases refer to this Agreement as a whole and not to any particular Section or other subdivision. The words "writing" or "in writing" include printing, typing or any electronic means of communication that can be visibly reproduced at the point of receipt, including electronic mail. (c) In this Agreement, unless anything in the subject matter or context is inconsistent herewith or unless otherwise provided herein, (i) any reference to any regulation is to that regulation as now enacted or as the same may be amended or replaced from time to time, and includes any regulation made thereunder, (ii) any reference to "governing / applicable law", is to any law, code, decree, order, guideline, ordinance, circular, office, instruction or regulation issued, promulgated, enacted or sanctioned by a Governmental Authority within its regulatory jurisdiction applicable, Execution Version 21 according to the same legislation, to the matters, Persons, activities, goods or facts mentioned in such reference, and (iii) any reference to a specific agreement or document is to that agreement or document in its present form or as the same may be amended, renewed, supplemented or modified from time to time or replaced in accordance with the provisions set forth in this Agreement. (d) An action by a Person shall be deemed to have been taken in the "Ordinary Course" only if: (i) Such action is consistent with such Person's past practices and is taken in the ordinary course of such Person's day-to-day operations; or (ii) Such action is similar in nature and magnitude to actions customarily taken by most Persons in the same industry or line of business as such Person, in the ordinary course of normal day-to-day operations: (e) In this Agreement, unless something in the subject matter or context is inconsistent herewith, a "day" shall mean a calendar day and in computing all time periods, excluding the first day of a period and including the last day thereof.. Further, in the event that any date on which any action is required to be taken hereunder is not a Business Day, such action shall be taken on the next day that is a Business Day. (f) Any references to books, records or other information mean books, records or other information in any form, including paper, electronically stored data, magnetic media, film and microfilm. (g) With respect to a Party, its Related Persons and Representatives are not "third parties" for purposes of the Agreement, nor are any of the other Parties to the Agreement or their Related Persons and Representatives. (h) For all purposes of the Agreement, unless otherwise provided or anything in the subject matter or context is inconsistent therewith, it is to be understood that, as of the Effective Date of the Joint Venture, any references to the SQM Party do not include SQM Salar or the Operating Company, unless they refer to facts, acts or contracts performed or committed by the SQM Party prior to the Effective Date of the Joint Venture. (i) Accounting terms not otherwise defined in this Agreement shall have the meanings given to them under Chilean GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under Chilean GAAP, the definition set forth in this Agreement shall prevail. (j) The term "knowledge" or similar expressions refers, when used with respect to the SQM Party, to the actual knowledge of the Persons listed in Annex 1.3(j). For these purposes, actual knowledge shall not be deemed to be knowledge that such Persons could have had if they had exercised due diligence or made appropriate inquiries or reviewed historical information. (k) An obligation or undertaking of a Party to this Agreement to cause another Person to do or refrain from doing anything shall mean the obligation of that Party to take all actions reasonably available to it that are necessary to achieve such effect or result (to the extent such actions are legally permissible). For the avoidance of doubt, the obligation to cause a Person to do or refrain from doing something, implies more than a commitment of Best Efforts, but does not imply an obligation to achieve a specific result, but will have the consequences typical of the vicarious promise in the terms of article 1450 of the Chilean Civil Code. Execution Version 22 SECTION 2 - Joint Venture 2.1 SQM Salar SQM Salar is a sociedad anónima cerrada (closely held corporation) with a capital stock amounting to thirty-eight million dollars (USD 38,000,000), divided into three hundred eighty million (380,000,000) common shares, all of the same series and without par value, fully subscribed and paid-in (the "SQM Salar Shares"). As of the date hereof, the only shareholders of SQM Salar are SQM, with sixty-nine million eighty-four thousand (69,084,000) SQM Salar Shares, and SQMK, with three hundred and ten million nine hundred and sixteen thousand (310,916,000) SQM Salar Shares. 2.2 Tarar Tarar is a sociedad por acciones (joint stock company), with a capital stock amounting to one hundred thousand dollars (USD 100,000), divided into one hundred thousand (100,000) common shares, all of the same series and without par value, fully subscribed and paid-in (the "Tarar Shares"). As of the date hereof, the sole shareholder of Tarar is SDC, holder of all Tarar Shares. 2.3 Operating Company (a) The Parties agree that SQM Salar, subject to the fulfillment of the Conditions Precedent and after the SQM Reorganization and the Merger, will become the Operating Company for purposes of the Joint Venture. (b) The Operating Company will be a sociedad por acciones (joint stock company) and will be the result of the merger by incorporation of Tarar into SQM Salar, as established in Articles 99 and 100 of the Chilean Ley sobre Sociedades Anónimas (the "Merger"), so that, as of the Effective Date of the Joint Venture, SQM Salar, under its new name, will fulfill the role of Operating Company in charge of the Business, as the legal successor of SQM Salar and Tarar. (c) For this purpose, prior to the Salar Merger Meeting, the SQM Party shall transform SQM Salar into a sociedad por acciones (joint stock company), whose bylaws shall substantially be consistent with the text included as Annex 2.3(c). Prior to the Merger Meetings, the capital of SQM Salar shall be divided into forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) common shares of a single series and without par value. (d) From the Effective Date of the Joint Venture and until the date on which the distribution of the full amount of dividends to Series A and Series B is made as of 2031 pursuant to the Shareholders' Agreement (such date, the "Preference Termination Date"), the capital stock of the Operating Company will be divided into one hundred million four (100,000,004) shares, distributed in five series of shares: (i) Fifty million one (50,000,001) Series A Shares; (ii) Forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) Series B Shares, (iii) Two (2) Series C Shares, (iv) One (1) Series D Share and (v) One (1) Series E Share. Execution Version 23 Each series of shares will enjoy the preferences that will be set forth in the Shareholders' Agreement and in the bylaws of the Operating Company for the terms and conditions established therein. CODELCO, through SDC, will own all of the fifty million one (50,000,001) Series A Shares and two (2) Series C Shares. SQM, either directly or through a Subsidiary, will own all of the forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) Series B Shares, one (1) Series D Share and one (1) Series E Share. Upon the occurrence of the Preference Termination Date, the preferences and limitations of the Series A Shares and Series B Shares shall terminate and the shares of such series shall become common shares, with equal rights and obligations or, alternatively, all of the Series A Shares existing as of such date shall be exchanged for fifty million one (50,000.001) common shares, while all of the Series B Shares existing as of that date will be exchanged for forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) common shares, in both cases, the holders of the common shares will have the voting and economic rights corresponding to such participations in the respective proportion. The Series C Shares, the Series D Share and the Series E Share, if existing as of the Preference Termination Date, will subsist until their termination in accordance with the rules set forth in the Shareholders' Agreement and in the bylaws of the Operating Company. (e) The Parties will agree on a new name for the Operating Company prior to the Reference Date and agree that, as of the Effective Date of the Joint Venture, the exclusive trademark used by the Operating Company to identify its operations, products and services will be the trademark corresponding to such name, subject to a transition period from the trademarks "SQM", "SOQUIMICH" and "SQM Salar" to the new trademark, of six (6) months from the Effective Date of the Joint Venture, during which period the Operating Company may continue to use the trademarks SQM and SQM Salar free of charge in the same manner in which it has used them to date. (f) The Operating Company shall remain organized as a sociedad por acciones (stock company) during the entire term of the Joint Venture, unless, once the preferences and rights of each of the series into which the capital stock is divided are totally extinguished, any of the Parties requests the other Party to transform the Operating Company into a sociedad anónima (stock company), in which case it shall be transformed into a sociedad anónima (stock company), which, without being a sociedad anónima abierta (publicly traded company) incorporates in its bylaws rules equivalent to those of an sociedad anónima abierta (publicly traded company) and those of the Shareholders' Agreement insofar as they are consistent with them, and provides its shareholders with information equivalent to that which sociedades anónimas abiertas (publicly traded companies) are required to provide to their shareholders, the Comisión para el Mercado Financiero ("CMF") (Chilean Financial Market Commission) and the general public from time to time. 2.4 Steps and Stages of the Joint Venture Subject to the terms and conditions of this Agreement, the Parties agree to implement the Joint Venture, pursuant to the steps and stages described in this Agreement from the Agreement Date until the Effective Date of the Joint Venture (including the steps, instances and corporate acts necessary to consummate the Merger). 2.5 SQM Reorganization (a) The Parties agree that in order to achieve the purpose of the Joint Venture and for SQM Salar to be, as of the Effective Date of the Joint Venture, the Operating

Execution Version 24 Company that develops the Business in the same manner as it is currently conducted, it is required to reorganize SQM Salar and other Subsidiaries of SQM, so as to concentrate in SQM Salar all the Business Assets, Business Subsidiaries, employees (including Business Personnel) and Permits, which are used for the development of the Business, being the holder of the CORFO-SQM Contracts and becoming the holder of the CORFO- Tarar Contracts (the "SQM Reorganization"). The SQM Reorganization includes, among others, the inclusion in SQM Salar or in any of the Business Subsidiaries of the Business Assets that are not owned by SQM Salar or the Business Subsidiaries of the Agreement Date, the exclusion of assets of SQM Salar and the Business Subsidiaries that are not Business Assets, as well as the inclusion or exclusion of contracts and the restructuring of the Business Subsidiaries that will become Subsidiaries of the Operating Company. It is expressly placed on record that the SQM Reorganization excludes the Merger. Annex 2.5(a) describes the outcome that SQM contemplates for the SQM Reorganization as of this date. (b) The SQM Party has identified the relevant contracts with suppliers, customers, SQM or its Subsidiaries and third parties, in effect as of this date, that are necessary in connection with the Business and that should be in effect as of January 1, 2025, which are listed in Annex 2.5(b), including the CORFO-SQM Contracts (the "Relevant Contracts"). Annex 2.5(b) identifies the subject matter of the contract (or the goods and services involved), the parties to the contract, its execution date and its termination date. The Relevant Contracts in which the contracting party is SQM Salar or any of the Business Subsidiaries are grouped in Chapter I of Annex 2.5(b) The Relevant Contracts in which SQM Salar or any of the Business Subsidiaries is not the contracting party, but rather SQM or another SQM Subsidiary are grouped in Chapter II of Annex 2.5(b). (c) The SQM Party has also identified the contracts and commercial relationships (whether documented or not) in force as of this date and that should be in force as of January 1, 2025, between SQM Salar or the Business Subsidiaries on the one hand, and SQM or its Related Persons on the other hand, and that are not part of the Relevant Contracts, which are listed in Annex 2.5(c) (the "Related Contracts"). Annex 2.5(c) identifies the subject matter of the contract (or the goods and services involved), the parties to the contract, its execution date and its termination date. (d) In order to continue the normal development of the Business as of the Effective Date of the Joint Venture, the Operating Company and the Business Subsidiaries shall have the executives and employees listed in Annex 2.5(d) (the "Business Personnel"), which identifies (i) those executives and employees currently employed by SQM Salar or the Business Subsidiaries; and (ii) those other executives and employees of SQM or its Subsidiaries in the first or second line in the organization chart and an approximate number of executives and employees in other levels of the organization chart without individualization, who play an important role in the regular development of the Business, with respect to whom the SQM Party will use its Best Efforts to be rehired by or transferred to SQM Salar or the Business Subsidiaries during the SQM Reorganization process. Annex 2.5(d) also identifies (1) those executives and employees at the first or second line of the organizational chart and an approximate number of executives and employees at other levels of the organizational chart that have not been identified, who are currently employed by SQM Salar or the Business Subsidiaries and who will be transferred to SQM Subsidiaries other than SQM Salar and the Business Subsidiaries during the SQM Reorganization process, and (2) some relevant executives and employees who, although they do not belong to SQM Salar or the Business Subsidiaries, Execution Version 25 are listed for the record that they will remain in other SQM Party companies. For the avoidance of doubt, the persons listed in (1) and (2) above are included in Annex 2.5(d) for the sole purpose of placing on record that they are not intended to be part of the Operating Company, without prejudice to the fact that the employment relationship with any employee may be terminated in accordance with Section 2.5(g)(vi). (e) In order to implement the Joint Venture and for SQM Salar to be the Operating Company that fully develops the Business as of the Effective Date of the Joint Venture, SQM and its Subsidiaries shall grant to SQM Salar the non-exclusive, non- transferable, perpetual and irrevocable right to use free of charge the Intellectual Property owned by SQM or its Subsidiaries that: (i) is solely and strictly related to the extraction and production of the Business Products ; and (ii) exists as of the Agreement Date, which is singled out in Annex 2.5(e) ("SQM Intellectual Property of the Business"). (f) Prior to or contemporaneously with the Effective Date of the Joint Venture, SQM shall grant, or cause its Subsidiaries to grant, as applicable, the right referred to in (e) above through a license of the SQM Intellectual Property of the Business, to be executed between SQM or its respective Subsidiary, and SQM Salar, on terms substantially similar to those of the form incorporated as Annex 2.5(f) (the "IP License for the Operating Company ). (g) In order to achieve the SQM Reorganization, the SQM Party shall perform and cause the remaining Business Subsidiaries to perform all acts and enter into all agreements and contracts necessary so that, as of the Reference Date: (i) SQM Salar has in its shareholders’ equity, directly or through the Business Subsidiaries, only the Business Assets and those other assets and liabilities that correspond in accordance with Article 9; (ii) SQM Salar or the Business Subsidiaries are party to the Relevant Contracts, except for those that have been early terminated in accordance with its terms and conditions and the applicable Law (provided that such termination has been without breach by SQM Salar or the Business Subsidiaries); (iii) The Related Contracts have been terminated or have ceased to be effective at least with respect to SQM Salar and the Business Subsidiaries, without prejudice to the IP License for the Operating Company, the IP License for SQM, the Transitory Services and Supply Contracts, the Potassium Offtake Contract, the provisions of Section 14.2 and the provisions of Article 9; (iv) The Business Subsidiaries are Subsidiaries of the Operating Company; (v) The Operating Company has the non-exclusive, non-transferable, royalty-free right to use the SQM Intellectual Property of the Business by subscribing to the IP License for the Operating Company; (vi) The Operating Company relies upon the Business Personnel, except for executives and employees whose employment relationship with SQM and its Related Persons has been terminated for any reason, including dismissal. However, the Parties agree that it shall not be necessary in order to achieve the SQM Reorganization that SQM Salar or the Business Subsidiaries comprise as of the Reference Date the operations that the SQM Party, through its Subsidiaries, currently carries out in Korea in relation to the Lithium and Other Lithium Products, nor the Execution Version 26 Business Assets that relate to such operation (the "Korea Business"). However, upon the occurrence of the Reference Date, the SQM Party shall, as soon as practicable, transfer the Korea Business to the Operating Company on the same terms and conditions on which it transferred the remainder of the Business to SQM Salar and the Business Subsidiaries pursuant to this section. (h) The CODELCO Party shall have the opportunity to make observations regarding the relevant documentation to be executed to give effect to the SQM Reorganization (provided that such observations do not relate to commercial matters and/or aspects that alter the Ordinary Course of SQM Salar or the Business Subsidiaries), which shall be considered by the SQM Party. (i) SQM and SQMK shall be responsible for paying (or reimbursing or indemnifying the Operating Company) all costs, disbursements, expenses, obligations, liabilities (including severance payments in respect of employees transferred to SQM Salar or its Subsidiaries), Taxes (pursuant to Section 16.6) and charges of any kind or nature incurred in connection with the SQM Reorganization, including those affecting the Operating Company due to, or originating from, events that took place prior to the Effective Date of the Joint Venture, to the extent they are not captured in balance sheet accounts used to determine the amount of the Adjustment Account; provided always that such costs, disbursements, expenses, obligations, liabilities, Taxes or charges of any kind do not arise out of or as a consequence of the Closing or the execution of the Transaction Documents (including, for the avoidance of doubt, the Merger), in which case they shall be borne by both Parties on a 50/50 basis. (j) With respect to assets whose transfer is made by registration (e.g., mining concessions, real estate, water use rights, etc.) and which, by virtue of the SQM Reorganization, must be registered in SQM Salar or one of the Business' Subsidiaries), SQM must deliver at the Closing complete certificates (current title to property, mortgages and liens, prohibitions and interdictions and litigation) stating that such assets are in the name of SQM Salar or the Business Subsidiaries, free of Liens (other than Permitted Liens). (k) If after the Effective Date of the Joint Venture, either Party becomes aware of any Business Asset, Material Contract or Business Personnel, SQM Intellectual Property of the Business, owned or held by the SQM Party or its Related Persons in, or in connection with, the Business, that has not been contributed, assigned, licensed, transferred or else a valid title for its use without consideration has not been constituted in favor of SQM Salar or the Business Subsidiaries in accordance with this Section 2.5 or the SQM Reorganization, the SQM Party shall, as soon as possible, procure the contribution, assignment, license or transfer thereof to the Operating Company, without any additional consideration and taking charge of any applicable Taxes, on terms similar to those set forth in this Agreement. On the other hand, if after the Effective Date of the Joint Venture, any of the Parties becomes aware of the existence of assets, contracts, or Intellectual Property that do not correspond to Business Assets, Relevant Contracts, or SQM Intellectual Property of the Business and that, should have been excluded from the SQM Reorganization continue to be owned or held by the Operating Company or any of the Business Subsidiaries, the Operating Company or the corresponding Subsidiary of the Business shall, as soon as possible, procure the contribution, assignment, license or transfer of the same to SQM or one of its Subsidiaries, without any additional consideration. If the knowledge of the Parties of any of the circumstances referred to above occurs after the Reference Date but prior to the Effective Date of the Joint Venture, such situation shall not alter the Reference Balance Sheet or prevent the Closing from being Execution Version 27 carried out on the basis of such Reference Balance Sheet. In any case, the Party having such knowledge shall inform the other Party of such circumstance as soon as possible, and the Parties in good faith shall agree on the necessary adjustments so that, after the Closing, the necessary contributions, assignments, licenses, transfers or any other transaction may be made, and the corresponding considerations so that the situation of both Parties is the one they would have had if such Business Assets, Relevant Contracts or SQM Intellectual Property of the Business had been included or excluded from the Reference Balance Sheet as of the date on which the Closing occurred. 2.6 Salar Futuro Project (a) The SQM Party is currently developing the Salar Futuro Project whose main ideas are included as Annex 2.6. (b) The Parties have agreed to establish a technical body composed of Representatives appointed by SQM and Representatives appointed by CODELCO to discuss, prior to Closing, the aspects related to the Salar Futuro Project (c) In such instance, to the extent permitted by applicable Laws, in particular the Antitrust Law, the applicable regulatory restrictions and the provisions of the Protocol, the CODELCO Party shall have the opportunity to make consultations and observations on the progress of the Salar Futuro Project, which shall not be binding. In that regard, the interactions in such instance will be reduced to those strictly necessary. (d) The main ideas of the Salar Futuro Project that could have a direct impact on the Atacameño Communities shall also be reviewed during the work of the Tripartite Table, under the terms of Article 5 below; without prejudice to the indigenous consultation within the framework of the Environmental Impact Assessment System with respect to the Environmental Qualification Resolution corresponding to the Salar Futuro Project. (e) As of the Effective Date of the Joint Venture, the development and implementation of the Salar Futuro Project will be subject to the provisions set forth in the Shareholders' Agreement and the Community Commitments. 2.7 Ordinary Course of SQM Salar and Business Subsidiaries (a) As of the Agreement Date and until the earlier of the Effective Date of the Joint Venture or termination of this Agreement, the SQM Party: (i) instruct or cause SQM Salar and the Business Subsidiaries to operate according to their Ordinary Course in the terms of paragraph (b) below, provided always that this is possible in the context of the SQM Reorganization, (ii) shall endeavor to maintain and preserve SQM Salar, the Business Subsidiaries and the Business Assets in a manner consistent with the Ordinary Course of each of them, endeavoring to develop the Business in the form in which it is currently developed, and shall use its Best Efforts to maintain the Relevant Contracts and the Business Personnel that, pursuant to Section 2.5(d), must be employed by SQM Salar or the Business Subsidiaries as of the Reference Date; and (iii) will instruct or cause SQM Salar and the Business Subsidiaries to make CAPEX investments in accordance with the investment budget for the years 2024 and 2025 shown in Annex 2.7. If the total amount invested during the year

Execution Version 28 2024 is less than [***] Dollars (USD [***]) the Working Capital Adjustment will be reduced by the amount of difference between (i) [***] Dollars (USD [***]) and (ii) the actually invested amount. On the other hand, if during the year 2024 investments in fixed assets (CAPEX) are made related to improvements, initiatives and/or projects that were not included in the 2024 investment budget, the Working Capital Adjustment will be increased by the amount effectively invested in such projects, provided always that such investments have been authorized by CODELCO, and such authorization may not be denied or delayed without just cause. The net result of any reductions (with a negative sign) or increases (with a positive sign) to the Working Capital Adjustment in this section will be referred to as the "CAPEX Adjustment". For the avoidance of doubt, CODELCO's authorization referred to in this paragraph (iii) to make an investment is a requirement only for the inclusion of the investment in the CAPEX Adjustment, and not to make the investment, notwithstanding the provisions of Section 2.7(b)(vii) below. (b) Unless (A) previously authorized in writing by CODELCO, authorization that may not be unreasonably withheld or delayed; (B) in the Ordinary Course of SQM Salar and the Business Subsidiaries; (C) permitted under the Transaction Documents, or necessary for the SQM Reorganization, the Merger or for the implementation of the Joint Venture; or (D) is required by a Governmental Authority under applicable Laws, the SQM Party shall ensure and cause SQM Salar and the Business Subsidiaries, as applicable, not to engage in any of the following transactions between the Agreement Date and the Effective Date of the Joint Venture: (i) Incorporation of Subsidiaries, dissolution of Subsidiaries and disposal of shares of SQM Salar's Subsidiaries, unless it is necessary to consummate the SQM Reorganization; (ii) Relevant associations (joint ventures with or without legal personality) with third parties; (iii) Development of business lines not included in the definition of Business (whether or not they are included in the corporate purpose); (iv) The cessation of the production of the Business Products; (v) The granting of security interests or surety bonds to secure obligations (a) of third parties, or (b) of SQM Salar or Business Subsidiaries; (vi) Performance of acts or execution of contracts for no valuable consideration; (vii) Acquisition of goods included in fixed assets with an aggregate value of more than [***] Dollars (USD [***]) in one calendar year, unless considered in the 2024 and 2025 investment budget shown in Annex 2.7; (viii) Disposal of property, plant and equipment with an aggregate value in excess of [***] Dollars (USD [***]) in one calendar year unless such sales of assets are considered in the 2024 and 2025 investment budget shown in Annex 2.7, or non-operating income projected and previously approved by the Board of Directors; (ix) Performance of acts or execution, modification or early termination of contracts beyond the Ordinary Course of Business involving payments to or by SQM Salar or any of the Business Subsidiaries (considering that all contracts Execution Version 29 related to the sale of Business Products to third parties under market conditions are within the Ordinary Course of Business), for amounts greater than [***] Dollars (USD [***]) annually or than [***] Dollars (USD [***]) during the effective term of the contract, or contracts with a term exceeding three (3) years and that cannot be early terminated by SQM Salar or by any of the Business Subsidiaries without penalty with an advance notice of no more than three (3) months; (x) Approval of the request for liquidation or reorganization of SQM Salar or any of its Subsidiaries in accordance with Law 20.720 or the applicable Foreign Law; (xi) The issuance of shares and the approval of the minimum placement price of the shares representing a capital increase of SQM Salar or the Business Subsidiaries, including for workers' compensation plans; (xii) The filing of claims against third parties or the acceptance of claims filed against SQM Salar or any of its Subsidiaries, as well as transactions in respect of disputes, either judicial or extrajudicial, in each case when the dispute is for undetermined amounts or equal to or greater than [***] Dollars (USD [***]); (xiii) Modify the accounting or tax reporting methods, principles, practices or policies used by SQM Salar and Business Subsidiaries in a manner that materially affects their assets or liabilities, unless required by applicable Laws or a change in Chilean GAAP, or permitted under the Transaction Documents; (xiv) Any action that has the effect or purpose of obtaining, modifying or terminating the authorizations granted by CCHEN to SQM Salar; (xv) The execution, modification or early termination of the CORFO- SQM Contracts, as well as the waiver of any right or the exercise of any option established therein; (xvi) Amendments to the bylaws of SQM Salar or the Business Subsidiaries, except for those established in the Transaction Documents and those necessary to carry out the SQM Reorganization; (xvii) Issuance of new shares (cash or bonus shares) and securities convertible into shares of SQM Salar or of the Business Subsidiaries; and (xviii) The granting of powers of attorney to perform any of the acts or enter into contracts listed above, as well as to enter into promises or commitments to perform any of the acts or execute the contracts listed above. In any case, the SQM Party shall not have to request prior written authorization from CODELCO to carry out operations or perform acts that are required to respond to an emergency that poses a serious risk to the health of workers, infrastructure or operations of SQM Salar or to the Atacameño Communities or the environment and the request for prior authorization would prevent a timely and effective response to the emergency. Notwithstanding the above, the SQM Party must inform CODELCO within twenty-four (24) hours after having initiated some of the operations restricted under this section in response to an emergency. Execution Version 30 2.8 Tarar Ordinary Course Unless (A) previously authorized in writing by SQM, which authorization may not be unreasonably withheld or delayed; (B) permitted under the Transaction Documents, or necessary for the Merger or for the implementation of the Joint Venture (including, but not limited to, the execution of the CORFO-Tarar Contracts, and the performance of any administrative actions required under such contracts, such as filings with CORFO and CCHEN); or (C) is required by a Governmental Authority under applicable Laws, the CODELCO Party shall ensure and cause Tarar not to enter into any transaction, perform any act or execute any contract. 2.9 Due diligence. Access to information (a) Subsequent to the execution of the Confidentiality Agreement and especially after the subscription of the Memorandum, the CODELCO Party has conducted a review of financial, technical and legal aspects of SQM Salar, the Business Subsidiaries, and the Business Assets, among other matters. (b) Until the earlier of the Effective Date of the Joint Venture or termination of the Agreement, and subject to applicable Laws and the Protocol, the SQM Party shall permit, or instruct its applicable Subsidiaries to permit, the CODELCO Party and its Representatives and advisors to have reasonable access, during regular business hours and upon receipt of reasonable advance notice, for purposes associated with this Agreement, to the documentation, property, facilities, books, accounts, Tax Returns and records of SQM Salar, the Business Subsidiaries and other Business Assets, including computer files and magnetic strips and other data stored in a similar form, but only to the extent that such access does not unduly interfere with the business of SQM and its Subsidiaries and is necessary to perform or complete pending due diligence or the transactions contemplated by the Transaction Documents. In the case of Restricted Information, the Protocol must be strictly complied with in accordance with Section 6.1. (c) The CODELCO Party acknowledges and agrees that any contact by the CODELCO Party or its Representatives and advisors with directors, officers or employees of SQM and its Subsidiaries shall be arranged and supervised by SQM, unless they expressly and previously authorize a specific contact. The foregoing (A) shall not oblige SQM or its Subsidiaries to permit an inspection or to disclose information that could constitute a disclosure of the trade secrets of third parties or the trade secrets of SQM or its Subsidiaries, or otherwise violate SQM's or its Subsidiaries' confidentiality obligations to third parties, or (B) shall not oblige SQM or its Subsidiaries to disclose any information that could reasonably be expected, in the opinion of legal counsel, to result in a waiver of attorney-client privilege as a consequence of such disclosure. (d) The CODELCO Party hereby undertakes to always enforce its rights under this Section 2.9, in compliance with the antitrust rules and provisions contained in Article 6 below and the rules, provisions and agreements relating to the investigation referred to in Section 7.2(d). Execution Version 31 2.10 CORFO-Tarar Contracts (a) Prior to the Effective Date of the Joint Venture, the CODELCO Party shall proceed to the execution of the CORFO-Tarar Contracts with CORFO, which must contain the same terms and conditions as the drafts sent by CORFO to the Parties for purposes of this Agreement. Any modification to such drafts shall be agreed upon by both Parties and CORFO. (b) After the execution of the CORFO-Tarar Contracts, the CORFO resolution that approves them shall comply with the process of prior control of legality of the Comptroller's Office, according to the provisions set forth in Article 14, No. 14.3, of Resolution No. 7, of 2019, of that control body, or the rule that replaces or modifies it. 2.11 Amendment to CORFO-SQM Contracts (a) Prior to the Effective Date of the Joint Venture, the SQM Party (and other relevant SQM Subsidiaries) shall proceed to the execution of the CORFO-SQM Contracts with CORFO, which must contain the same terms and conditions as the drafts sent by CORFO to the Parties for purposes of this Agreement. Any modification to such drafts shall be agreed upon by both Parties and CORFO. (b) After the execution of the CORFO-SQM Contracts, the CORFO resolution that approves them shall comply with the process of prior control of legality of the Comptroller's Office, according to the provisions set forth in Article 14, No. 14.3, of Resolution No. 7, of 2019, of that control body, or the rule that replaces or modifies it. 2.12 CCHEN The SQM Party, with respect to the amendments to the CORFO-SQM Contracts, and the CODELCO Party, with respect to the CORFO-Tarar Contracts, shall request CCHEN's approvals, in accordance with the provisions set forth in Law 16.319. Moreover, the Operating Company shall other obligations imposed by the Law, the regulations and the agreements of CCHEN within its jurisdiction. 2.13 SII Ruling After the Agreement Date and before the Effective Date of the Joint Venture CODELCO Party shall obtain a pronouncement of the Servicio de Impuestos Internes de Chile, under Article 6(A) N°2 of the Tax Code, to confirm that (i) the taxpayer of the State Specific Tax established in Article 2° of the Decree Law N°2,398 of 1978 is CODELCO and, (ii) that the companies Tarar, SDC and the Operating Company, in which CODELCO has or will have an equity interest, either directly or indirectly are not taxable persons of the referred tax. (the “SII Ruling”). 2.14 Commercialization The commercialization of the Business Products the until the Effective Date of the Joint Venture will continue in the Ordinary Course of SQM Salar and the Business Subsidiaries, and as from that date, it will be governed by the terms agreed upon by the Parties in the Shareholders' Agreement and its annexes. 2.15 Potassium Offtake Contract (a) The extraction, production and commercialization of the Potassium Products is part of the Operating Company Business, the result of which will be

Execution Version 32 distributed among the Parties pro rata to their shareholding, except during the First Period, which will be subject to the rules indicated in the Shareholders' Agreement. (b) On the Effective Date of the Joint Venture, the SQM Party (or a Subsidiary of the SQM Party) and the Operating Company shall enter into an offtake agreement whereby the SQM Party may purchase one hundred percent (100%) of the Potassium Products produced by the Operating Company, on such other terms and conditions as the Parties may agree pursuant to the basic principles set forth in Annex 2.15 (the "Potassium Offtake Contract"). 2.16 Common Policies Endorsement (a) After the Agreement Date, the SQM Party shall use its Best Efforts to cause the insurers of the policies set forth in paragraph (i) of Annex 2.16 (the "Common Policies") subscribe an endorsement on substantially similar terms to those annexed to paragraph (ii) of Annex 2.16. (b) In the event that one or more of the insurance companies of the Common Policies do not subscribe the endorsements referred to in paragraph (a) above, the SQM Party shall make its Best Efforts so that in any case such insurance companies include in the respective Common Policies a clause whereby the parties to such Common Policy undertake not to modify or cancel the Common Policy without the prior written consent of SQM Salar. (c) If one or more insurance companies under the Common Policies do not agree to subscribe the endorsement under the terms of paragraph (a) above, nor to modify the respective Common Policy under the terms of paragraph (b) above, the SQM Party hereby undertakes in any case: (i) not to cancel or modify any of the Common Policies without the prior written consent of SQM Salar, (ii) to diligently process any claim that SQM Salar or the Business Subsidiaries make under a Common Policy, and (iii) to transfer to SQM Salar, within thirty (30) days of receipt, the proportion corresponding to such entity of any amount that the SQM Party receives from an insurance company under the Common Policies for claims affecting SQM Salar or any of the Business Subsidiaries. (d) For the avoidance of doubt, the SQM Party's Best Efforts will in no event consider the payment of any sum to the insurance companies under the Common Policies. 2.17 Power Contracts Protocol Prior to the Effective Date of the Joint Venture, SQM and SQM Salar shall execute the Power Contracts Protocol, in terms substantially similar to those included in the term sheet attached as Annex 2.17. SECTION 3 - Merger between SQM Salar and Tarar 3.1 Merger Preparation (a) The Parties shall take, and shall cause to be taken, all necessary steps, instances and corporate acts, of themselves or their Subsidiaries, to consummate the Merger, including the holding of board meetings of CODELCO and SQM, and the Merger Meetings, in accordance with Section 3.2. Execution Version 33 (b) The agreements for the Merger to be adopted at the Merger Meetings will establish that in the Merger, SQM Salar will absorb Tarar, the former acquiring all the assets and liabilities of the latter, which will be dissolved. SQM Salar shall maintain the taxable value of Tarar's assets and liabilities, in accordance with the reorganization rules set forth in section 64, subsection four of the Chilean Tax Code, complying with all the requirements established by Chilean Law. (c) SQM Salar shall cause the SQM Salar Merger Meeting to be held on the day of the Closing in order to obtain the approval of the SQM Salar shareholders for the Merger. SDC shall cause the Tarar Merger Meeting to be held on the same date as the SQM Salar Merger Meeting in order to obtain the approval of the Tarar shareholders. (d) The agreements for the Merger shall also establish an exchange ratio to achieve the following shareholdings in the Operating Company, which after the Merger shall have a capital divided into one hundred million four (100,000,004) shares: (i) CODELCO, through SDC, will own fifty million and one (50,000,001) Series A Shares and two (2) Series C Shares, which will correspond to the shares received in exchange as a result of the Merger. (ii) SQM directly or through a Subsidiary will own forty-nine million nine hundred ninety-nine thousand nine hundred ninety-nine (49,999,999) Series B Shares, which will correspond to the same common shares issued by SQM Salar prior to the Merger, one (1) Series D Share and one (1) Series E Share. (e) The agreements for the Merger shall provide that the Merger shall take effect and materialize on the same day of the Merger Meetings, for which purpose the Parties undertake, respectively and, if applicable, to notarize in a public deed the minutes of the respective Merger Meeting on the same day it takes place and to proceed diligently to register and publish an extract thereof in accordance with Chilean Law. 3.2 Approval of the Merger by shareholders (a) The SQM Salar Merger Meeting will be held on the day of the Closing. Except with the prior written approval of CODELCO, no matters other than the resolutions relating to the Merger, which shall include the matters referred to in Section 4.2. below, shall be submitted to the SQM Salar Merger Meeting for approval by the SQM Salar shareholders. The SQM Party agrees to vote in favor of the approval of the Merger provided always that it is on the terms agreed upon in this Agreement. (b) The Tarar Merger Meeting will be held on the same day as the SQM Salar Merger Meeting. Unless previously approved in writing by SQM, no matters other than resolutions related to the Merger and approval of the bylaws of the Operating Company will be submitted to the Tarar shareholders for approval at the Tarar Merger Meeting. CODELCO and SDC agree to vote in favor of the approval of the Merger, provided always that it is consistent with the terms agreed in this Agreement. (c) From and including the Agreement Date until the Closing, the SQM Party may not sell, transfer, promise to sell, levy a Lien on, or otherwise dispose of, or perform any act or execute any contract with respect to its SQM Salar Shares or its shares in SQMK (or the SQM Subsidiary that succeeds it in the ownership of the SQM Salar Shares), as applicable, that would result in the SQM Party not having the full and exclusive ability to vote its SQM Salar Shares approving the Merger or the loss of the quorum necessary to approve the Merger at the SQM Salar Merger Meeting. Moreover, from and including the Agreement Date through and including the Closing, the CODELCO Execution Version 34 Party may not sell, transfer, promise to sell, levy a Lien on, or otherwise dispose of, or perform any act or execute any contract with respect to its Tarar Shares or its shares in SDC, as applicable, that would result in SDC not having the full and exclusive ability to vote its Tarar Shares approving the Merger or the loss of the quorum necessary to approve the Merger at the Tarar Merger Meeting. (d) The restriction contained herein shall not apply in the case of direct or indirect transfers of shares in the Operating Company to another SQM Subsidiary or CODELCO Subsidiary, as applicable, and only to the extent that such transfer does not imply: (x) a change in the legal regime applicable to the Operating Company, its shareholders, directors or officers; or (y) an increase in the Taxes to which the Operating Company or the Party not effecting the transfer may be subject, unless: (i) such increase in the Tax burden is borne entirely by the acquirer of the shares, and the acquirer shall be obliged to hold the Operating Company and the non-transferring Party harmless and indemnified; and (ii) the transferring Party is jointly and severally liable for the performance of such obligation. Article 4 - Operating Company Corporate Governance 4.1 Shareholders' Agreement: At the Closing, SDC and SQM (or its designee), as shareholders of the Operating Company in connection with the Merger, shall execute the Shareholders' Agreement in accordance with the same terms as the format attached hereto as Annex 4.1. 4.2 Corporate Governance (a) During the First Period, the Board of Directors of the Operating Company shall be composed of six (6) members, and each Party shall appoint three (3) members. The Chairman of the Board of Directors will be a director appointed by CODELCO. The vice-chairman of the Board of Directors will be a director appointed by SQM. None of them will have a casting vote. (b) In order to implement the management structure of the Operating Company as set forth in paragraph (a) above, the SQM Salar Merger Meeting shall also agree on the renewal of the Board of Directors of the Operating Company. The CODELCO Party shall inform the SQM Party prior to the Merger Meetings of the persons it will appoint as directors of the Operating Company and the person it proposes as chairman of the Board of Directors. (c) Immediately after the Merger Meetings, the Board of Directors shall meet to: (i) appoint the Chairman of the Board of Directors proposed by CODELCO; (ii) appoint the Vice Chairman of the Board of Directors proposed by SQM; (iii) appoint or ratify the General Manager and the Finance Manager of the Operating Company; and (iv) establish the Operating Company's power structure for the First Period, pursuant to Annex 4.2(c). SECTION 5 - Community Relations 5.1 Participation between Companies and Communities (a) The dialogue process has as one of its main purposes to co-construct a governance for the permanent relationship with the Atacameño Communities of the Atacama La Grande Indigenous Development Area, which allows participation in all Execution Version 35 matters of common interest related to the productive activities of the Operating Company. The agreements reached through consensus will be reflected in an operating regulation, which will be incorporated into the Agreement through the legal instruments to be agreed upon. (b) As of the Agreement Date, the Parties and the Atacameño Communities continue their work of dialogue with a view to agree, within the framework of governance to be defined, one or more binding agreements for the CODELCO Party, the SQM Party and the Atacameño communities of the Atacama La Grande Indigenous Development Area that subscribe to it, hereinafter the "Community Commitments". (c) The Community Commitments reached in this process will be incorporated into the Agreement through the legal instruments agreed upon, and must be fulfilled by the Operating Company as of the Effective Date of the Joint Venture, as well as the existing agreements and programs, until the effective date agreed therein. 5.2 Indigenous Consultation (a) Prior to the Effective Date of the Joint Venture CORFO must have concluded an indigenous consultation process regarding the administrative measures that CORFO must order in relation to the activities of the CODELCO Party and the SQM Party in the Salar de Atacama that are likely to directly affect the indigenous peoples, in accordance with the applicable legislation in force and the principles of ILO Convention No. 169. (b) After the Effective Date of the Joint Venture, once the Salar Futuro Project is defined with a level of detail sufficient for its entry into the Environmental Impact Assessment System, a process of indigenous consultation will be designed and developed on the matters that could directly affect them. SECTION 6 – Free Competition, Consent and Authorizations 6.1 Restricted Information Management Protocol (a) Pursuant to the Protocol, the Parties organized a "Clean Team" to carry out the CODELCO Party's due diligence process on SQM Salar, the Business Subsidiaries and the Business Assets and to evaluate the matrix ideas, technological changes and Permits required for the Salar Futuro Project. The Protocol supplemented the regulation of the exchange of Confidential Information and Restricted Information between the Parties already contained in the Confidentiality Agreement, including regulation on the operation of the Clean Team, access to information and meetings between Representatives and advisors of the Parties. (b) The Parties agree that the rules set forth in the Protocol, in all that is not contrary to the provisions of this Agreement, shall continue to govern the handling of Restricted Information between the Parties until the Effective Date of the Joint Venture. References in the Protocol to the "Agreement" (which in the protocol refers to the Confidentiality Agreement), shall be understood to mean this Joint Venture Agreement, in particular Section 13.2 which deals with confidentiality obligations, and which substantially replicate the content of the Confidentiality Agreement and supersede it as of this date. (c) Exchanges of information between the Parties in the context of the preparation of the notifications, submissions and applications required to obtain Chilean

Execution Version 36 MCA Approval and Foreign MCA Approvals referred to in Sections 6.2 and 6.3 and, in general, on the occasion of the procedures necessary to obtain such approvals, authorizations or equivalent acts by the competent Governmental Authorities, shall be carried out in compliance with the applicable Antitrust Law, as applicable, and any other applicable legislation, in strict compliance with the Confidentiality Agreement, the Protocol and Section 13.2. 6.2 Merger Control Approval (MCA) in Chile (a) Within forty (40) Business Days following the Agreement Date, the Parties shall file with the FNE a merger notification regarding the Joint Venture, and other appropriate documentation to obtain Chilean MCA Approval. (b) Each Party shall use its Best Efforts to take all actions necessary to make such filing promptly and in accordance with the Antitrust Law, in order to enable the implementation of the Joint Venture. In connection with such Best Efforts, each Party shall, to the extent permitted by applicable Chilean Law: (i) cooperate in good faith in all respects with the other Party and with independent counsel selected by each Party to obtain Chilean OC Approval; (ii) keep the other Party informed of any notice received by such Party, or sent by such Party, to the FNE, the Tribunal for the Defense of Free Competition or the Supreme Court of Chile, as applicable. No Party may independently participate in any formal meeting or substantive discussions with the FNE, the Tribunal for the Defense of Free Competition or the Supreme Court of Chile in connection with the acts required to obtain Chilean MCA Approval without giving reasonable advance notice to the other Party of such meeting or discussion; (iii) allow the other Party to review and comment, on terms reasonable to the other Party, on any communication, submission or documentation provided to the FNE, the Tribunal for the Defense of Free Competition or the Supreme Court of Chile, and to discuss between the Parties prior to any meeting, whether in person or virtually, with the FNE, the Tribunal for the Defense of Free Competition or the Supreme Court of Chile, and, to the extent possible under the applicable Chilean Law, give the other Party the opportunity to attend and participate in such meetings, whether face-to-face or virtual, in accordance with the Chilean Antitrust Law and any other applicable Chilean Law; (iv) negotiate in good faith with the other Party behavioral or purely informational measures that may be offered for obtaining Chilean MCA Approval; and (v) negotiate in good faith with the other Party the acceptance of conditions or restrictions of a behavioral or mere information nature that the respective Governmental Authority may require for the granting of the Chilean MCA Approval. 6.3 Merger Control Approval in Other Jurisdictions (a) The Parties shall submit to the foreign Governmental Authorities listed in Annex 6.3 under the heading "Competent Governmental Authorities", the notifications, submissions or applications to obtain the Foreign MCA Approvals. Such notifications, submissions or applications, or in the case of a draft notification, submission or application if applicable in any jurisdiction in accordance with the respective Antitrust Execution Version 37 Law, shall be submitted by the dates specified in Annex 6.3 under the heading "Estimated Filing Date". (b) It is hereby placed on record that the list of jurisdictions, the foreign Governmental Authorities and Regulatory Governmental Authorities and Regulatory Filings specified in Annex 6.3 corresponds to the best understanding of the Parties, based on the analysis of the Parties' independent counsel, of those Foreign MCA Approvals that would be mandatory or recommended in those jurisdictions where the merger control regime is voluntary in accordance with the Antitrust Law of each jurisdiction. If, prior to Closing, the Parties determine that it is necessary or advisable in those jurisdictions where the regime is voluntary, based on the analysis of the Parties' independent counsel, to obtain an approval, authorization or equivalent act from a relevant foreign Governmental Authority other than those listed on Annex 6.3, the Parties shall jointly determine how best to proceed so as to comply with the applicable Antitrust Law and make Best Efforts not to delay the implementation of the Joint Venture. (c) Each Party shall use its Best Efforts to take all measures necessary to make such notices, filings and requests promptly and in accordance with applicable Antitrust Laws to enable implementation of the Joint Venture. In connection with such Best Efforts, each Party shall, to the extent permitted by applicable Foreign Law: (i) cooperate in good faith in all respects with the other Party and with the outside counsel selected by each Party to obtain each Foreign MCA Approval; (ii) keep the other Party informed of any notice received by such Party, or sent by such Party, to the competent Governmental Authorities. Neither Party may independently participate in any formal meeting, or discussions of a substantive nature, with the competent Governmental Authorities in connection with the acts required for obtaining the Foreign MCA Approvals, without giving reasonable advance notice to the other Party of such meeting or discussion; (iii) permit the other Party to review and comment, on terms reasonable to the other Party, on any communication, submission or documentation provided to the competent Governmental Authorities, and discuss between the Parties prior to any meeting, whether in person or virtually, with the competent Governmental Authorities and, to the extent possible under applicable Foreign Law, give the other Party the opportunity to attend and participate in such meetings, whether in person or virtually, in accordance with applicable Competition Laws and any other applicable Foreign Law; (iv) negotiate in good faith with the other Party behavioral or mere information measures that may be offered for obtaining a Foreign OC Approval; and (v) negotiate in good faith with the other Party the acceptance of conditions or restrictions of a behavioral or mere information nature that the respective Governmental Authority may require for the granting of the Foreign MCA in Chile. 6.4 Consents and Authorizations (a) As from the Agreement Date, the Parties shall cooperate, and use their Best Efforts, to make the Regulatory Filings (including Foreign Investment Approvals) and Consent Applications and to obtain all Consents and Authorizations listed on Annex 6.4. If, prior to Closing, the Parties determine that it is necessary, based on review by independent counsel for the Parties, to make Regulatory Filings (including Foreign Execution Version 38 Investment Approvals) and/or Consent Solicitations other than those listed in such annex, the Parties shall jointly determine how best to proceed so as to comply with applicable and unanticipated Foreign Laws and to use Best Efforts not to delay the implementation of the Joint Venture. The Parties shall cooperate with each other and use their Best Efforts to prepare or produce as soon as possible all documentation necessary to make Regulatory Filings, Consent Solicitations and obtain Consents and Authorizations. It is placed on record that the provisions set forth in this section exclude those relating to Chilean MCA and Foreign MCA which are governed by Sections 6.2 and 6.3 respectively. (b) Subject to the terms and conditions of this Agreement, each Party shall use its Best Efforts to take, and cause to be taken, in good faith, all actions, and to perform, all acts necessary or advisable under applicable Laws, to lift or terminate any Order or Lien that adversely affects its ability to carry out the implementation of the Joint Venture; the execution of the transactions contemplated by the Transaction Documents; or to achieve compliance with the Conditions Precedent pursuant to Article 7. (c) Each Party shall reasonably cooperate with the other for such purpose and shall provide information and assistance to the other Party as may be reasonably necessary in connection with any submission, notice or request made by or on behalf of the other Party to any Person, including a Governmental Authority (d) The Parties shall ensure that all of their Regulatory Filings and Consent Solicitations materially comply as of the date of their submission with the requirements of the Antitrust Law and other applicable Laws. Each Party shall make available to the other all information reasonably required by the other Party to make Regulatory Filings and Consent Solicitations for which it is responsible in accordance with Annex 6.4, and further agrees to make available to the other Party in the future all necessary information required to respond to requests for additional information from any Governmental Authority. (e) The exchange of information between the Parties on the occasion of submissions and requests relating to Consents and Authorizations under this Section shall be subject to the provisions of Section 6.1. SECTION 7 - Conditions Precedent 7.1 Conditions Precedent applicable to all the Parties The respective obligations of the Parties to consummate the Closing shall be subject to the satisfaction or waiver by both Parties, at or prior to the Closing, of the following Conditions Precedent: (a) CORFO-SQM Contracts and CORFO-Tarar Contracts. CORFO and the respective parties to the amendment of the CORFO-SQM Contracts and the execution of the CORFO-Tarar Contracts must have subscribed such instruments, in the terms indicated in Sections 2.10 and 2.11, which must be acceptable to each of the Parties, and must have completed their full processing before the Comptroller's Office, and CCHEN must have granted its authorization thereof in terms acceptable to each of the Parties; (b) Consents and Authorizations. The Chilean MCA Approval, the Foreign MCA Approvals and the Foreign Investment Approvals must have been obtained without Execution Version 39 any conditions other than those agreed to pursuant to Sections 6.2(b)(iv) and 6.2(b)(v), and Sections 6.3(c)(iv) and 6.3(b)(v), by the respective Governmental Authorities, and all Consents and Authorizations required for the implementation of the Joint Venture contained in Annex 6.4 shall have been granted by the relevant Person; (c) Absence of Order; Illegality. The request dated May 21, 2024 filed by Inversiones TLC SpA before the CMF has not been accepted and no Governmental Authority of competent jurisdiction has issued an Order that is in force and that prohibits or makes illegal the execution of the transactions contemplated in the Transaction Documents or the implementation of the Joint Venture; (d) Absence of Material Adverse Effect. Between the Agreement Date and the Effective Date of the Joint Venture, no Material Adverse Effect must have occurred with respect to SQM Salar and the Business Subsidiaries, or with respect to Tarar; and (e) Acts and Deliverables of the Parties. All acts and deliverables of the Parties, pursuant to Section 8.2, to be performed or delivered at or prior to the Closing, including the Maricunga Asset Purchase and Sale and the Potassium Offtake Contract. 7.2 Conditions Precedent applicable to CODELCO Party The obligation of the CODELCO Party to consummate the Closing shall be subject to the satisfaction or waiver by the CODELCO Party, at or prior to the Closing, of the following conditions precedent: (a) Representations and Warranties of the SQM Party, the Representations and Warranties made by the SQM Party in Article 11 shall be true and correct in their material respects as of the Agreement Date and the Reference Date as if made on each such date (except for those representations and warranties that relate to a specific date and are required to be true and correct only as of such specific date); (b) Compliance with SQM's obligations. The SQM Party shall have complied, in all material respects, with the material obligations, commitments and agreements undertaken in this Agreement and the other Transaction Documents; (c) SQM Reorganization. That all acts necessary to carry out the SQM Reorganization (for the avoidance of doubt, including the transfer of the Korean Business after the Reference Date and prior to the Effective Date of the Joint Venture, and excluding the estacamento salitral referred to in Section 13.8, have been performed in accordance with the provisions of this Agreement; (d) Compliance. That the investigation by the U.S. Securities and Exchange Commission (SEC) named “In the Matter of Sociedad Quimica y Minera de Chile S.A. (HO-14756)”, is substantially completed and has not [***]; (e) Acts and Deliverables of the SQM Parties. All acts and deliverables of the CODELCO Party pursuant to Section 8.4 shall be performed or delivered on or prior to the Closing. 7.3 Conditions Precedent applicable to SQM Party The obligation of the SQM Party to consummate the Closing shall be subject to the satisfaction or waiver by the SQM Party, at or prior to the Closing, of the following conditions precedent:

Execution Version 40 (a) Representations and Warranties of the CODELCO Party, the Representations and Warranties made by the CODELCO Party in Article 12 shall be true and correct in their relevant respects as of the Agreement Date and the Reference Date as if made on each such date (except for those representations and warranties which relate to a specific date and which are required to be true and correct only as of that specific date); (b) SII Ruling. The Servicio de Impuestos Internes shall have issued the SII Ruling; (c) Compliance with CODELCO's obligations. The CODELCO Party shall have complied, in all material respects, with the material obligations, commitments and agreements undertaken in this Agreement and the other Transaction Documents; (d) Potassium Offtake Contract. The Parties shall have entered into a Potassium Offtake Contract on terms and conditions acceptable to both Parties; and (e) Acts and Deliverables of the Parties CODELCO. All acts and deliverables of the CODELCO Party pursuant to Section 8.4 shall be performed or delivered on or prior to the Closing. 7.4 Effect of the Waiver of a Condition Precedent The waiver of a Condition Precedent implies that the waiving Party may not excuse itself from attending the Closing by alleging the breach of such condition precedent, but in no way prevents or restricts the waiving Party from exercising its other rights, remedies, remedies or claims under the Agreement for the lack of truthfulness or correctness of a representation and warranty of the other Party or for the failure of the other Party to perform an obligation. SECTION 8 - Closing 8.1 Closing The execution of the Merger Meetings, the execution of the Shareholders Agreement, the Maricunga Asset Purchase and Sale Agreement, the IP License for CODELCO, the IP License for SQM, the Transitory Services Agreement, the Potassium Offtake Contract, and the execution of the other agreements mentioned in Sections 8.2, 8.3 and 8.4 (the "Closing") shall take place at noon (Santiago, Chile time), at the offices of Carey y Cia. Ltda. offices, on the fifth (5th) Business Day following the day on which the last of the Conditions Precedent (other than those which by their nature must be fulfilled at the Closing) has been fulfilled or waived, as the case may be, but in no event prior to January 1, 2025. 8.2 Acts and Deliverables of the Parties At or prior to the Closing, the Parties shall mutually perform, deliver or instruct to deliver the following: (a) Evidence that it has obtained, without conditions other than those negotiated by the Parties pursuant to Sections 6.2(b)(iv), 6.2(b)(v), 6.3(c)(iv) and 6.3(c)(v), Chilean OC Approval and Foreign OC Approvals, pursuant to Sections 6.2 and 6.3 and Foreign Investment Approvals; Execution Version 41 (b) A copy of the Maricunga Asset Purchase and Sale Agreement and a copy of the Potassium Offtake Contract, duly signed by the parties to each of them; (c) A copy of the IP License for the Operating Company, the IP License for CODELCO and the IP License for SQM, duly signed by the parties of each of them; (d) A copy of the Shareholders' Agreement, duly signed by the parties thereto; and All such additional acts, instruments, documents and certificates contemplated in this Agreement and agreed upon by the Parties in connection with the Closing. 8.3 Acts and Deliverables of the SQM Party At or prior to the Closing, the SQM Party shall perform, deliver or instruct to deliver to the CODELCO Party the following: (a) A certificate signed by a duly authorized Representative of SQM, confirming that the SQM Reorganization was carried out in accordance with the provisions set forth in Section 2.5; (b) A copy of the Consents and Authorizations that are the responsibility of the SQM Party, in accordance with Article 6; (c) A Copy of the amendments to the CORFO-SQM Contracts, duly signed by the SQM Party (and other applicable SQM Subsidiaries) and CORFO; (d) A Copy of the minutes of the SQM Salar Merger Meeting approving the Merger under the terms of Article 3, together with its respective notarization in a public deed; (e) The shareholders' registry of SQM Salar, where the Merger and the corresponding shares of the Operating Company are duly registered in the name of SDC; (f) A copy of the Transitory Services and Supply Contracts, and a copy of the Power Contracts Protocol, duly signed by the parties to each of them; and (g) An authorized copy of the current certificates of ownership, mortgages and liens, prohibitions and interdictions and litigation of the Mining Rights, the Real Estate and the Water Rights with a term of at least sixty (60) days prior to the Closing, evidencing the ownership of the Operating Company or CORFO, as applicable, over the same and the absence of Liens with respect thereto, except for those established in the CORFO-SQM Contracts; and (h) A certificate signed by a duly authorized Representative of SQM, dated as of the date of Closing, stating that the conditions set forth in Sections 7.1(c) (Consents and Authorizations), 7.2(a) (Representations and Warranties of SQM), 7.2(b) (Performance of SQM Obligations) and 7.2(d) (Compliance) have been fulfilled or satisfied in the manner required under this Agreement. The CODELCO Party (in its sole and absolute discretion) may waive the enforcement of some or all of the obligations of the SQM Party contemplated in this Section, in the terms of Section 7.4. Execution Version 42 8.4 Acts and Deliverables of the CODELCO Parties. At or prior to the Closing, the CODELCO Party shall perform, deliver or instruct to deliver to the SQM Party the following: (a) A copy of the Consents and Authorizations that are the responsibility of the CODELCO Party, in accordance with Article 6; (b) A copy of the CORFO-Tarar Contracts, duly signed by CODELCO and CORFO; (c) A copy of the minutes of the Tarar Merger Meeting, in accordance with Article 3, together with its respective notarization in a public deed; and (d) A certificate signed by a duly authorized Representative of CODELCO, dated as of the date of Closing, stating that the conditions set forth in Sections 7.1(c) (Consents and Authorizations), 7.3(a) (Representations and Warranties of CODELCO) and 7.3(b) (Performance of CODELCO's Obligations) have been satisfied or complied with in the manner required under this Agreement. The SQM Party (in its sole and absolute discretion) may waive the performance of some or all of the obligations of the CODELCO Party contemplated in this Section, in the terms of Section 7.4. 8.5 Closing Procedures. All procedures to be adopted by the Parties and all documents to be executed and delivered by them at the Closing shall be deemed to have been adopted and executed simultaneously and, except to the extent permitted in this Agreement, no procedure shall be deemed to have been adopted and no document executed or delivered until all of them have been adopted, executed and delivered. SECTION 9 - Working Capital and Dividends 9.1 Working Capital Adjustment (a) No later than March 31, 2025, the Operating Company shall prepare and deliver to the Parties: (i) A copy of the Reference Balance Sheet prepared in accordance with the Reference Accounting Policies, applied in the same manner in which SQM Salar applied them when preparing the Latest Audited Financial Statements, so that the differences between the Reference Balance Sheet and the Latest Audited Financial Statements reflect exclusively variations in the respective accounts, resulting from movements due to events occurring in said accounts between both dates, and not changes resulting from modifications of criteria, principles, assumptions, interpretations or the manner of applying certain accounting policies; and (ii) A written communication specifying, separately and including reasonable detail, its calculation with respect to the following amounts as of the Reference Date: (1) Operating Assets, Operating Liabilities, Cash and Debt; Execution Version 43 (2) The amount of the Deferred Tax Adjustment; (3) The amount of the CAPEX Adjustment; and (4) The amount of the Working Capital Adjustment calculated using amounts (1), (2) and (3) (the "Capital Adjustment Proposal"). (b) The CODELCO Party shall have thirty (30) Business Days from the date of receipt of the Working Capital Adjustment Proposal to review it (the "Review Period"). (c) The CODELCO Party may object to the Working Capital Adjustment Proposal exclusively by invoking one of the following grounds (the "Grounds for Objection"): (i) The Reference Balance Sheet was not prepared in accordance with the Reference Accounting Policies applied in the manner set forth in Section 9.1(a)(i); (ii) Operating Assets, Operating Liabilities, Cash and/or Debt as of the Reference Date were not calculated in accordance with the definitions contained in this Agreement; (iii) The Deferred Tax Adjustment at the Reference Date was not calculated in accordance with Annex 9; (iv) The CAPEX Adjustment as of the Reference Date was not calculated in accordance with Annex 9; (v) The Working Capital Adjustment was not calculated in the manner set forth in Section 9.1(a); and (vi) The Working Capital Adjustment contains one or more arithmetic errors. (d) The CODELCO Party may not object to the Proposed Working Capital Adjustment on the grounds that the Reference Balance Sheet (or the Operating Assets, Operating Liabilities, Cash and/or Debt determined thereunder) does not conform to a particular accounting standard or principle, other than the Reference Accounting Policies, unless the Reference Accounting Policies have not been applied in the manner set forth in Section 9.1(a)(i). (e) If the CODELCO Party disagrees with the Working Capital Adjustment Proposal on one or more of the Grounds for Objection, the CODELCO Party shall so state to the SQM Party no later than the last day of the Review Period, by sending a written communication (a "Deadlock Communication") in which it (i) states the invoked Grounds for Objection, (ii) explains in sufficient detail the reasons justifying its objection, and (iii) formulates an alternative Working Capital Adjustment proposal (each, an "Alternative Working Capital Adjustment Proposal"), which shall also include its proposal for: (a) amount of Operating Assets, Operating Liabilities, Cash and Debt as of the Reference Date calculated in accordance with the Reference Accounting Policies; (b) calculation of Deferred Tax Adjustment as of the Reference Date calculated in accordance with Annex 9; (c) calculation of the Reference Date CAPEX Adjustment calculated in accordance with Annex 9 and (c) Working Capital Adjustment calculated in the manner set forth in Section 9.1(a). (f) If the CODELCO Party fails to send a Deadlock Communication within the deadline, the determination of the Working Capital Adjustment contained in the Working Capital Adjustment Proposal shall become final and binding on the Parties.

Execution Version 44 (g) If the CODELCO Party sends a Deadlock Communication within the deadline, the SQM Party will have a period of twenty (20) Business Days from the receipt of the Deadlock Communication to review it ("Deadlock Review Period"). (h) If the SQM Party disagrees with the Alternative Working Capital Adjustment Proposal received, it shall so state to the CODELCO Party no later than the last day of the Deadlock Review Period, by sending a written communication (the "Alternative Proposal Deadlock Communication") in which it (a) specifies the matter or matters with respect to which it disagrees (each a " Matter of Deadlock") and (b) explains in sufficient detail the reasons justifying its disagreement. (i) In the event that one or more Deadlock Matters exist, the Parties shall attempt to resolve the Deadlock Matter(s), in good faith, during a period of fifteen (15) Business Days. If all Deadlock Matters are resolved directly by the Parties in accordance herewith, the Parties shall set forth such agreement, specifying the determination of the Working Capital Adjustment, in a written document signed by both Parties (j) If, however, one or more Deadlock Matters remain unresolved after the expiration of such fifteen (15) Business Day period, either Party may, by sending a written communication to the other Party (the "Request for Determination"), request that the outstanding Deadlock Matter(s) be determined by an external auditing firm (the "Audit Firm") from among those referred to in Section 4.13 of the Shareholders' Agreement, other than PriceWaterhouseCooper ("PWC") and Deloitte, chosen by mutual agreement, in good faith, between the Parties. If, within a period not exceeding seven (7) Business Days from receipt of the Request for Determination, the Parties do not agree on the appointment of the Auditor, PWC shall make the appointment from among one of the external auditors mentioned in Section 4.13 of the Shareholders' Agreement other than Deloitte. (k) The Auditor shall act as an independent third party expert and not as an arbitrator. (l) The Auditor shall make its determination within thirty (30) days, extendable once, at the Auditor's request, for another fifteen (15) days according to the following rules: (i) It shall decide only on those Deadlock Matters that the Parties have not been able to resolve between themselves; (ii) It shall do so strictly in accordance with the provisions of this Agreement and its Annexes. (iii) It shall be based exclusively on the information contained in the Working Capital Adjustment Proposal, in the Alternative Working Capital Adjustment Proposal(s) submitted in due time by the Parties, in the Alternative Proposal Deadlock Communication and in the written submission that each Party has delivered within the framework of the procedure described herein. (iv) In deciding on Deadlock Matters relating to the fact that the Operating Assets, Operating Liabilities, Cash and Debt as of the Reference Date were not calculated in accordance with the Reference Accounting Policies as applied in the manner set forth in Section 9.1(a)(i), the Auditor shall exclusively apply the Reference Accounting Policies in the same manner in which SQM Salar applied them in the preparation of the Latest Audited Financial Statements, so that the differences between the Reference Balance Sheet and the Latest Audited Financial Statements exclusively reflect variations in the respective accounts, Execution Version 45 resulting from movements due to events occurring in said accounts between both dates, and not changes resulting from modifications of criteria, principles, assumptions, interpretations or manner of applying certain accounting policies. (v) In deciding on Deadlock Matters relating to the calculation of the Deferred Tax Adjustment as of the Reference Date or the CAPEX Adjustment as of the Reference Date, the Auditor shall apply Annex 9 only. (vii) With respect to each Matter of Deadlock, the Auditor's decision shall be solely and exclusively to accept or reject the Grounds for Objection invoked by the Parties. (viii) In addition to making a determination with respect to each of the Deadlock Matters submitted for its review, the Auditor shall make a determination of the Working Capital Adjustment, reflecting its decision with respect to the Deadlock Matters submitted for its consideration, and maintaining the determinations made by the Parties that were not in dispute (the "Auditor's Decision"). (m) The Auditor's Decision shall be final, conclusive and binding on the Parties, as the Auditor's decision shall be deemed to have been made as a legitimate business decision and not as the resolution of a dispute subject to arbitration in accordance with the procedure agreed upon by the Parties. If the Auditor settles all the Deadlock Matters in favor of a Party, the other Party shall pay the Auditor's fees and expenses in full. If the Auditor resolves some of the Deadlock Matters in favor of one Party and others in favor of the other Party, both Parties shall pay the Auditor's fees and expenses on a 50/50 basis. (n) "Working Capital Adjustment Determination Date" shall mean the earlier of: (i) the date on which the Review Period would have ended without the CODELCO Party having filed a Notice of Deadlock, the date on which the Parties have resolved between themselves all Deadlock Matters under (j) above, or (iii) the date on which both Parties have been notified of the Auditor's Decision. (o) If the Dixin Adjustment is applicable pursuant to Section 10.3(e), the rules for the determination of the Working Capital Adjustment included in this Section 9.2. shall also apply to the determination of the Dixin Adjustment mutatis mutandis. In such sense, the determination of the Dixin Adjustment shall be made simultaneously and under the same process as the Working Capital Adjustment, as if it were an additional item thereof, being included in the determination of the Working Capital Adjustment for purposes of the Adjustment Account referred to in Section 9.2 below. 9.2 Adjustment Account (a) No later than ten (10) Business Days from the later of (y) the Working Capital Adjustment Determination Date and (z) the Effective Date of the Joint Venture, the Parties shall proceed as follows: (i) If the Working Capital Adjustment determined in accordance with Section 9.1 is zero, no adjustment is necessary. (ii) If the Working Capital Adjustment determined pursuant to Section 9.1 is a negative figure or, net of the Pre-Closing SQM Distributions, results in a negative figure, the Parties, in their capacity as shareholders of the Operating Company, shall approve a capital increase in an amount equal to the Working Capital Adjustment determined pursuant to Section 9.1 (less the Pre-Closing SQM Distributions), through a mechanism that: (1) does not alter the economic and political rights that correspond to each of the Parties under the Shareholders' Execution Version 46 Agreement in the First Period and Second Period, and (2) does not have an adverse tax impact for any of the Parties; capital increase that must be subscribed and paid by the SQM Party, in cash, within the five (5) Business Days following the date on which the capital increase is fully legalized. (iii) If the Working Capital Adjustment determined pursuant to Section 9.1 is a positive figure, the Parties shall cause the Operating Company to recognize an account payable in favor of the SQM Party in an amount equal to the Working Capital Adjustment determined pursuant to Section 9.1, less the Pre- Closing SQM Distributions (the "Adjustment Account"). (b) The procedure to be followed to implement the Adjustment Account, in case 9.2(a)(iii), shall be as follows: (i) Within the term set forth in Section 9.2(a), the Parties shall adopt a resolution, in their capacity as shareholders of the Operating Company, approving the distribution of an extraordinary dividend with the following characteristics (the "Adjustment Dividend"): (1) It shall be in an amount equal to the Working Capital Adjustment determined in accordance with Section 9.1; (2) It will be charged against retained earnings up to and including the Reference Date; (3) It will be paid exclusively to the SQM Party, that is, only the Series B Shares will be entitled to receive the Adjustment Dividend; and (4) Shall be payable as provided in (ii) below. (ii) Within the time period set forth in Section 9.2(a), the Parties shall cause the Operating Company to pay the Adjustment Dividend in cash or, in lieu of payment in cash, to execute an acknowledgment of indebtedness, by public deed, in favor of the SQM Party, evidencing the obligation to pay an amount equal to the Working Capital Adjustment determined pursuant to Section 9.1 and reflecting the terms set forth on Annex 9 (the "SQM Account Payable"). (c) Regardless of the date on which it is effectively recognized by the Operating Company, the Account Payable to SQM will begin to accrue the interest indicated in Annex 9 as of January 1, 2025 (including that day). For these purposes, at the time the SQM Account Payable is recognized, an amount equal to the interest that would have accrued if the SQM Account Payable had been recognized on the Reference Date (including that date), considering the total days elapsed from the Reference Date (including that date) until the date on which the SQM Account Payable is recognized (excluding that date), shall be added to the amount set forth in Section 9.2(a)(iii). (d) If, after the Reference Date, the Operating Company must make a write- off and/or adjustment to the amount related to the value added tax recoverable from SQM (Shanghai) Chemicals Corp. that has been included in the Reference Balance Sheet because the Governmental Tax Authority in China determines that any of the transactions that gave rise to such amount of value added tax recoverable did not exist, were not valid, or were not subject to value added tax, the Account Payable to SQM shall be reduced by an amount equal to such write-off and/or adjustment. If this occurs after the date set forth in Section 9.2(a), the parties will agree, in good faith, on the manner of adjusting the Account Payable to SQM, so that such adjustment will not have a tax impact for the Operating Company or the SQM Party. Execution Version 47 9.3 Accounts with entities related to SQM (a) As of the Reference Date (excluding such date), SQM Salar (prior to the Effective Date of the Joint Venture) and the Operating Company (as of the Effective Date of the Joint Venture) shall have no accounts receivable from or accounts payable to the SQM Party or its Related Persons (other than the Business Subsidiaries) that: (i) the Account Payable to SQM; (ii) accounts receivable and/or accounts payable in connection with Transitory Services and Supply Agreements; (iii) accounts receivable and accounts payable of an operational nature (i.e., for the purchase and sale of goods and/or the provision of services) that are related to the activities that the Operating Company is to continue to carry out in its Ordinary Course; (iv) other accounts receivable or payable for transactions that have been approved pursuant to this Agreement or the Shareholders' Agreement, including loans that may be made by the SQM Party as authorized by the Shareholders' Agreement; and (v) the account referred to in Section 9.3(b). (b) In order to comply with the provisions set forth in Section 9.3(a), prior to the Reference Date, the SQM Party shall cause to be set off, up to concurrence of the lesser amount, all accounts receivable or payable between SQM Salar and the SQM Party and its Related Persons (other than Business Subsidiaries) existing as of that date, other than the accounts referred to in paragraphs (i), (ii), (iii), (iv) and (v) of Section 9.3(a). (c) In the event that, after the offsets referred to in (b) above, there is a remaining of accounts receivable between the Operating Company and the SQM Party or its Related Persons (other than the Business Subsidiaries), such accounts receivable may be offset, to the extent applicable, against the Account Payable to SQM described in Section 9.2(b)(i). Conversely, if, after such offsets, what exists is an account payable from the Operating Company to the SQM Party or its Related Persons (other than the Business Subsidiaries), such account payable shall be replaced by an acknowledgment of indebtedness, by public deed, in favor of the SQM Party, evidencing the obligation to pay an amount equal to such account payable and reflecting the terms set forth in Annex 9. Such obligation shall increase the Account Payable to SQM referred to above and shall be treated for purposes of this Agreement as a single obligation. 9.4 Dividends between the Reference Date and the Effective Date of the Joint Venture (a) From the Reference Date until the Effective Date of the Joint Venture, SQM Salar may continue to distribute dividends out of the profits earned prior to the Reference Date, subject to the rules set forth in this Section 9.4. (b) Distributions made by SQM Salar in accordance with paragraph (a) above must necessarily be final dividends, charged against the profits of the last fiscal year or against retained earnings of previous fiscal years. Interim dividends may not be distributed against future profits. (c) The amounts that SQM Salar distributes as dividends pursuant to (b) above, or as capital decreases between the Reference Date and the Effective Date of the Joint Venture, will be called "Pre-Closing SQM Distributions", and will not affect the dividends of the Operating Company that, after the Effective Date of the Joint Venture, the SQM Party or the CODELCO Party would be entitled to receive. 9.5 Payments Received for IEAM Accounts (a) Annex 9 details certain asset accounts of SQM Salar that have been classified by the Parties as Retained Receivables which, as such, are not considered

Execution Version 48 within Operating Assets for purposes of determining the Working Capital Adjustment as of the Reference Date. Moreover, the collection rights that SQM Salar has, or in the future will have, in the framework of contentious proceedings (whether administrative or judicial) with the Chilean Internal Revenue Service for the application of the specific tax on mining activities with respect to extraction are not considered as part of the Operating Assets for the determination of the Working Capital Adjustment, production and commercialization by SQM Salar of Lithium Products and Other Lithium Products in the fiscal years ended on or before the Reference Date (the "IEAM Collection Rights" and together with the Retained Receivables, the "IEAM Accounts"). (b) With respect to amounts received by SQM Salar (after the Reference Date but prior to the Effective Date of the Joint Venture) or the Operating Company (as of the Effective Date of the Joint Venture) from the IEAM Accounts, the following rules shall apply: (i) With respect to amounts received by SQM Salar between the Reference Date and the Effective Date of the Joint Venture, regardless of whether the amounts received are equal to, greater than or less than the amounts recorded on the balance sheet, such amounts will be distributed in full as extraordinary dividends from SQM Salar to the SQM Party out of retained earnings from prior years or out of the profit associated with the amounts received, or as an interim dividend out of net income for the year. This distribution will not affect in any way the dividends corresponding to the Series A Shares and Series B Shares under the Shareholders' Agreement. (ii) With respect to the amounts received by the Operating Company as of the Effective Date of the Joint Venture, within five (5) Business Days following the date on which the Operating Company has received the respective amount, the Parties shall adopt a resolution, in their capacity as shareholders of the Operating Company, approving the distribution of an extraordinary dividend, against the profits of previous years or against the profit associated with the amounts received, or as an interim dividend against the profits of the year, for an amount equal to the amounts received by the Operating Company, regardless of whether the amounts received are equal to, higher or lower than the amounts recorded in the balance sheet. Such dividend will be distributed only to the Series D Share. (c) Moreover, in the Reference Balance Sheet, provisions will be made to meet future collections related to the mining specific tax, which will be considered for the determination of the Working Capital Adjustment (the "IEAM Provisions"). With respect to the IEAM Provisions, if the Internal Revenue Service does not issue drafts for specific mining taxes, or those issued are for amounts lower than the respective IEAM Provisions, then such difference will be treated as any amount received for IEAM Account, and the Operating Company will distribute such balance as dividends to the SQM Party in accordance with the preceding rules. If, on the other hand, the money orders received by the Operating Company are for amounts greater than the respective IEAM Provisions, then the SQM Party must indemnify the Operating Company for such greater value by reducing the dividends to which the Series B Shares are entitled thereafter by an amount equal to the difference by which the amount finally paid exceeds the respective IEAM Provision. (d) Upon the Closing, the SQM Party shall retain for itself the right to continue to manage, at its own expense and with its own legal counsel, the collection of the IEAM Accounts, in the manner to be regulated in the Shareholders' Agreement. For these purposes, the Operating Company shall (i) grant the SQM Party a free and irrevocable power of attorney to manage the collection, in which the agent shall be liable only for gross negligence and shall not be obliged to render an account; and (ii) make available to the SQM Party all available information related to the IEAM Accounts. Execution Version 49 SECTION 10 – Salar de Maricunga Assets, Intellectual Property Licenses and Sichuan Plant 10.1 Transfer of Salar de Maricunga Assets (a) On the Effective Date of the Joint Venture, the SQM Party and its Subsidiaries will enter into an asset transfer agreement with CODELCO or its designated Subsidiary for all of the mining concessions (pending and constituted) (the "Maricunga Concessions") and other rights owned by SQM or any of its Subsidiaries in the Salar de Maricunga, located in the Atacama Region, and in the area within 5 kilometers from the outer perimeter of the salt flat (the "Maricunga Assets"). The assets to be transferred together with a reference plan showing the area of the Salar de Maricunga and the area referred to above are incorporated as Annex 10.1(a). (b) For purposes of transferring the Maricunga Concessions and the Maricunga Assets, SQM must execute, or cause its respective Subsidiary to execute, the asset purchase and sale agreement with CODELCO or its designated Subsidiary, on terms substantially similar to the draft incorporated as Annex 10.1(b) (the "Maricunga Asset Purchase and Sale"). (c) Until the execution of the Maricunga Asset Purchase and Sale, the SQM Party undertakes in favor of CODELCO not to encumber or dispose of the Maricunga Concessions. For the avoidance of doubt, the prohibition on encumbrance and sale does not extend to those Maricunga Concessions that may be divested or annulled prior to the Effective Date of the Joint Venture identified in notes on Annex 10.1(a). 10.2 Intellectual Property Licenses (a) On the Effective Date of the Joint Venture, SQM Salar and the relevant Business Subsidiary will grant CODELCO: (i) a non-exclusive, non-transferable, perpetual and irrevocable sublicense in respect of the SQM Intellectual Property of the Business that was licensed to SQM Salar or the respective Business Subsidiary pursuant to Section 2.5; and (ii) (ii) a non-exclusive, non-transferable, perpetual and irrevocable license in respect of the Intellectual Property of SQM Salar or the Business Subsidiaries existing as of the Effective Date of the Joint Venture. The sublicense and license referred to in paragraphs (i) and (ii) above shall be granted on substantially similar terms to the form incorporated as Annex 10.2(a) (identified as the "License and Knowledge Transfer Agreement") and shall be collectively referred to as the "IP License for CODELCO". (b) Under the IP License for CODELCO, the Intellectual Property licensed thereunder may be used and exploited by CODELCO and its Subsidiaries for the purpose of using such licensed Intellectual Property in other lithium projects in Chile of CODELCO or its Subsidiaries, with a non-exclusive, non-transferable, perpetual and irrevocable right to do so. With respect to Subsidiaries that are one hundred percent (100%) owned by CODELCO, the license shall be free of charge, while in any other case it shall be subject to market conditions. Execution Version 50 (c) On the Effective Date of the Joint Venture, SQM Salar and the applicable Business Subsidiary, with respect to the Intellectual Property of SQM Salar or the Business Subsidiaries in existence as of the Effective Date of the Joint Venture, shall grant to SQM and its Subsidiaries a non-exclusive, non-transferable, perpetual and irrevocable license on terms substantially similar to those of the model incorporated as Annex 10.2(c) (the "IP License for SQM "). Under the IP License for SQM , the Intellectual Property licensed thereunder may be used and exploited, free of charge, by SQM and its Subsidiaries for the purpose of using such licensed Intellectual Property in other lithium projects, in Chile or abroad, with a non-exclusive, non-transferable, perpetual and irrevocable right to do so. (d) If the CODELCO Subsidiary using the Intellectual Property licensed under the IP License for CODELCO ceases to be one hundred percent (100%) owned by CODELCO, the parties to such agreement shall negotiate in good faith to amend the IP License for CODELCO to provide that such CODELCO Subsidiary's use shall cease to be free of charge (and shall become compensated on market terms) as of the date on which such Subsidiary ceased to be one hundred percent (100%) owned by CODELCO, or they will enter into a new license and advisory agreement between such Subsidiary, SQM and the Operating Company, whereby the IP License for CODELCO will not apply to such Subsidiary (but will remain applicable to CODELCO and the rest of its one hundred percent (100%) owned Subsidiaries). (e) The IP License for CODELCO and the IP License for SQM do not include Intellectual Property developed by the Operating Company or the Business Subsidiaries as from the Effective Date of the Joint Venture (the "Operating Company Intellectual Property"). However, and as long as the CODELCO Party and the SQM Party maintain an ownership interest in the Operating Company, the CODELCO Party and the SQM Party may negotiate with the Operating Company licenses over the Operating Company Intellectual Property (subject to the provisions set forth in the Shareholders' Agreement for transactions with Related Parties in all respects), and the Operating Company shall not be able to arbitrarily discriminate between the CODELCO Party and the SQM Party, and the Licensor and the Licensee Entity shall also ensure compliance with the applicable regulations, ensuring that the respective licenses on the Operating Company Intellectual Property are granted under market conditions. (f) For the avoidance of doubt, it is placed on record that the Intellectual Property of Adionics (SAS) ("Adionics"), an Entity in which SQM has a non-controlling interest, as well as any Intellectual Property or rights related to SQM's operations in its Australian Subsidiaries, are not considered for purposes of this Agreement to be part of SQM Intellectual Property of the Business, and if used or necessary for the Business, shall not be used free of charge by the Operating Company or the Business Subsidiaries or CODELCO. In the event that SQM becomes to hold a Controlling Interest in Adionics, SQM will cause Adionics to negotiate in good faith a license of Adionics' Intellectual Property on market terms and conditions, including a remuneration that, while complying with such requirement, is also consistent with the transfer pricing rules that would be applicable in France and a term or exit conditions in favor of the Operating Company. (g) If any information contained in or related to the SQM Intellectual Property of the Business, the IP License for the Operating Company, the IP License for SQM and the IP License for CODELCO is also considered as Confidential Information, its use and safeguarding shall be governed by the provisions set forth in the referred Intellectual Property licenses, with priority over the rules established regarding Confidential Information in Section 13.2. Execution Version 51 10.3 Sichuan Plant (a) SQM Industrial S.A. ("SQM Industrial") owns the Dixin Company, owner of the Sichuan Plant, which was acquired pursuant to the terms and conditions contained in the English-language agreement entitled "Equity Transfer Agreement for the transfer of equity interest in Sichuan Dixin New Energy Co, Ltd.", entered into between SQM Industrial and Sichuan Union Shine New Energy Sci-Tech Co., Ltd. on July 21, 2022, as amended on March 27, 2024 ("Sichuan Purchase and Sale"). On April 17, 2024, the Chinese Governmental Authority approved this transaction and on May 7, 2024, the transfer of the Dixin Company took place, and SQM Industrial acquired full control over it. (b) Dixin currently provides SQM (Shanghai) Chemicals Co., Ltd. with a lithium sulfate toll processing service in accordance with the terms and conditions contained in the English-language the agreement "Lithium Hydroxide Toll Processing Contract" entered into by both parties on May 8, 2024 (the "Maquila Contract"), which is duly identified in Annex 2.5(c) of the Related Contracts. (c) The Sichuan Plant is not a Business Asset, nor is it required to be contributed to SQM Salar as part of the SQM Reorganization. However, the SQM Party will request, within the same timeframe that this Agreement establishes for the application for the Foreign OC Approvals, that the Chinese Governmental Authorities give their approval to the contribution of the Sichuan Plant or the Dixin Company to the Operating Company. For these purposes, the Operating Company will issue a single series E share (the "Series E Share") to be subscribed by the SQM Party, who will undertake to pay for it by (i) the contribution in kind of all the corporate rights or shares it holds in the Dixin Company (or in a company that exclusively owns the shares of the Dixin Company), valued at an amount equivalent to the value at which the SQM Party would have registered its investment, to the extent that the Chinese Governmental Authorities approve such transfer on or before the Effective Date of the Joint Venture, or (ii) in the event that the Chinese Governmental Authorities do not authorize the contribution of the Sichuan Plant to the Operating Company on the terms indicated above, the cash contribution for the price that the SQM Party obtains for the sale of the Dixin Company to a third party, as a consequence of not having been able to contribute it to the Operating Company due to the failure to obtain the Permits required by the Chinese Governmental Authority, less the amounts of any loans that may have been made to the Dixin Company (including those that the SQM Party may have chosen to grant to it as indicated in paragraph (d) below), the fees of the advisors involved in such sale, the transaction expenses , any Taxes that may have been required to be paid in any jurisdiction as a result of the sale of the Dixin Company and the remittance of the funds to Chile (the "Dixin Company Price"). In the event that the Dixin Company is contributed to the Operating Company as a contribution in kind after the Effective Date of the Joint Venture, any Tax that the SQM Party must pay to any Governmental Authority due to such contribution as a result of increases in value of the shares of the Dixin Company during the time it takes to obtain the approval of the Chinese Governmental Authorities for its contribution to the Operating Company, shall be borne by both Parties (i.e., the SQM Party and the CODELCO Party), on a 50/50 basis. For these purposes, the portion of such tax to be borne by the CODELCO Party shall be deducted from the dividends to which it is entitled under the Shareholders' Agreement and the same amount shall be added to the dividends to which the SQM Party is entitled under the Shareholders' Agreement. Moreover, if it is not possible for the Dixin Company to contribute in kind, and the SQM Party contributes in cash, the Operating Company must distribute the amounts received as an extraordinary dividend to be paid to the Series A Shares and Series B Shares, in proportion to the number of shares comprising each series.

Execution Version 52 Moreover, after making such a contribution in kind, both the Dixin Company and the Sichuan Plant shall be deemed to have been Business Assets since the Agreement Date. (d) As long as the payment of the Series E Share has not been made in the terms set forth in paragraph (c) above, the SQM Party shall cause that: (i) SQM Industrial does not dispose of or create Liens on the shares of Dixin Company owned by it; (ii) Dixin Company does not dispose of or create Liens on the Sichuan Plant; (iii) Dixin Company and the Sichuan Plant operate under its Ordinary Course on terms consistent mutatis mutandi with the provisions set forth in Section 2.7(b) with respect to the Business Subsidiaries; and (iv) no dividend distributions, capital decreases, or any other type of payments are made by the Dixin Company in favor of the SQM Party or its Subsidiaries, except for those arising from the Maquila Contract or the loans referred to in the following paragraph. The Parties expressly agree that the SQM Party or any of its Related Persons may grant loans to the Dixin Company on terms similar to those that the SQM Party elects to make to SQM Salar or the Operating Company pursuant to the Transaction Documents. Such loans shall not be extinguished either by the contribution of the shares of the Dixin Company to the Operating Company or by the sale of the Dixin Company to a third party. Notwithstanding the foregoing, (i) if the Dixin Company is sold to a third party pursuant to this Section 10.3, the funds received by the SQM Party shall be allocated, first, to repay the loans granted to the Dixin Company pursuant to this paragraph by discounting such amounts from the Dixin Company Price to be contributed pursuant to paragraph (c) above; and (ii) if what is contributed to the Operating Company were the shares in the Dixin Company, then the cash available in the Dixin Company and the Operating Company shall be allocated first to pay these loans, without the Operating Company being able to distribute dividends to its shareholders until such loans are fully repaid. (e) In the event that the contribution of the Dixin Company is not made prior to the Reference Date and, for purposes of sizing its impact on the Working Capital Adjustment, the Parties shall prepare a balance sheet of the Dixin Company as of the Reference Date (the "Dixin Balance Sheet") and determine the amounts that would be payable in respect thereof to (or by) the SQM Party if the contribution of the Dixin Company were to be made prior to the Reference Date (the "Dixin Adjustment"). For these purposes, the same items will be determined for the Dixin Company as are determined with respect to SQM Salar for purposes of the Working Capital Adjustment, following the procedure described in Section 9.1 and the rules included for such purposes in Annex 9. The Dixin Balance Sheet and the other items necessary for the determination of the Dixin Adjustment will not alter the amounts calculated based on the Reference Balance Sheet. (f) The SQM Party agrees to exercise any rights or remedies available under the Sichuan Purchase and Sale (or assign them to the Operating Company to the extent permitted) in order to mitigate and minimize any damages suffered by the Operating Company from causes which are the Seller's responsibility under the Sichuan Purchase and Sale promptly and in a timely manner from the date it becomes aware of any fact, event or circumstance which could reasonably be expected to give rise to any damages to the Dixin Company or the Operating Company. SECTION 11 - Representations and Warranties of SQM Party The SQM Party represents to the CODELCO Party that, except as set forth in the Side Letter, the representations and warranties set forth in this Article 11 are true, Execution Version 53 correct and complete as of the date of this Agreement and shall continue to be true and complete as of the Reference Date as if made on such date (except for those representations and warranties that relate to a specific date and are required to be true and correct only as of such specific date). 11.1 Existence of SQM and SQMK SQM and SQMK are companies validly incorporated and in good standing under Chilean law. SQM and SQMK have the capacity and power to own SQMK (in the case of SQM), SQM Salar and the Business Subsidiaries, and the Business Assets owned by them, and to subscribe, deliver and perform their obligations under the Agreement and the other Transaction Documents to which they are a party. 11.2 Subscription, execution and enforceability Except as provided for in Section 11.2 of the Side Letter, the subscription, execution and performance of the Agreement and each of the other Transaction Documents have been duly authorized by the SQM Party by all necessary corporate actions and constitute, or will constitute, once subscribed, and executed, a legal, valid and binding obligation of the SQM Party enforceable by the CODELCO Party in accordance with its terms, except to the extent enforceability may be limited by applicable liquidation or insolvency rights. 11.3 Absence of conflict Except as set forth in Paragraph 11.3 of the Side-Letter, the execution of the Agreement and the other Transaction Documents, the performance by the SQM Party of its obligations under the Agreement and the other Transaction Documents, and the consummation of the SQM Reorganization, will not violate any relevant provisions of, conflict with or result in a breach of any material provisions of the bylaws and other organizational documents of the SQM Party or the Business Subsidiaries, nor constitute a breach of any material provision of the bylaws or other organizational documents of the SQM Party or the Business Subsidiaries, or of any Relevant Contract to which the SQM Party or the Business Subsidiaries is a party or by which the SQM Party or the Business Subsidiaries is bound, or gives rise to the creation of a Lien (other than a Permitted Liens) on SQM Salar, the Business Subsidiaries or any of the Business Assets or gives rise to a violation in any material respect of any of the terms and provisions of any Law applicable to the SQM Party or the Business Subsidiaries. 11.4 Existence of SQM Salar and Business Subsidiaries (a) SQM Salar is a corporation validly incorporated and in good standing under Chilean Law, has the capacity and power to own the Business Assets owned by it, and to carry on the Business in the manner in which it currently does, and to enter into, deliver and perform its obligations under the Agreement and the other Transaction Documents to which it is a party. On the Effective Date of the Joint Venture, SQM Salar will become a sociedad por acciones (stock company) under Chilean law and, absent a Material Adverse Effect, will have the ability to conduct the Business. (b) Annex A sets forth a true and complete list of each Business Subsidiary including the name and jurisdiction of incorporation of such Subsidiary, the capital and registered owners of each Business Subsidiary as of the Agreement Date. Each of the Business Subsidiaries is or will be a corporation validly organized under the Laws applicable under its jurisdiction of incorporation and has or will have the capacity and is or will have the power to carry on its business. Execution Version 54 (c) Except as set forth in Section 11.4(c) of the Side Letter, the corporate books and records of SQM Salar and the Business Subsidiaries have been kept and maintained in all material respects in accordance with applicable law. 11.5 Ownership of Shares in SQM Salar; Subsidiaries (a) SQM, directly or indirectly through a Subsidiary, is the beneficial and registered owner of all SQM Salar Shares, all of which are fully paid and free of all Liens. (b) None of the SQM Salar Shares or the shares or rights of any of the Business Subsidiaries are subject to a shareholders' agreement or joint action agreement and there are no options, warrants, convertible or exchangeable securities or other rights, agreements, covenants or commitments related to the equity interests in SQM Salar or the Business Subsidiaries, nor are there any pending obligations of SQM Salar or the Business Subsidiaries, to repurchase, redeem or otherwise acquire any of the outstanding shares. (c) No Person other than the CODELCO Party has any oral or written agreement or option or right or privilege that may be converted into an agreement or option for the purchase or acquisition of any of the shares in SQM Salar or the shares or rights of the Business Subsidiaries. (d) As of the Effective Date of the Joint Venture, SQM Salar shall not own or beneficially own any securities or other interests in the property, capital or ownership rights of any Entity, other than the Business Subsidiaries pursuant to this Agreement, and shall not be bound by any commitment or obligation to acquire any securities or other interests in the property, capital or ownership rights of any Entity, other than the Business Subsidiaries. (e) SQM Salar and the Business Subsidiaries do not own treasury shares, nor have they received treasury shares as collateral, nor have they constituted reciprocal equity interests, either directly or through an intermediary, nor have they carried out any type of business or action contrary to the legally applicable treasury stock regime for each of these companies. Neither SQM Salar nor the Business Subsidiaries have registered contributions for future capital increases, nor has it been agreed to pay or distribute any amount as a return of capital to their shareholders that is pending payment or distribution. (f) As of the Effective Date of the Joint Venture, neither SQM Salar nor the Business Subsidiaries will have compensation plans for executives and workers, incentive plans, stock option programs, or any other equivalent that may entitle any Person to claim rights or options on shares issued by such companies or convertible securities therein. (g) Except as set forth in Section 11.5(g) of the Side Letter, the SQM Party has not been notified in writing of any claims, demands, legal actions, judicial and/or extrajudicial proceedings that could affect the ownership of the SQM Salar Shares or the shares or rights of the Business Subsidiaries nor is it aware of any serious written threats of such claims, demands, legal actions, judicial and/or extrajudicial proceedings. 11.6 Consents Except as provided for in Section 11.6 of the Side Letter and the Consents and Authorizations, the SQM Party is not required to obtain or file any statement, filing, consent, approval, Order or authorization from any Governmental Authority or any third Execution Version 55 party in connection with the consummation of the transactions contemplated by this Agreement, the other Transaction Documents and the SQM Reorganization, the failure to obtain which could reasonably be expected to have a Material Adverse Effect. 11.7 Financial Information (a) The Latest Audited Financial Statements have been prepared in accordance with Chilean GAAP, as applied on a basis consistent with prior periods (except for changes indicated in the respective notes), and present fairly, in all material respects, the financial position of SQM Salar as of December 31, 2023, the results of its operations and its cash flows for the fiscal year then ended. (b) The Latest Business Subsidiary Financial Statements have been prepared in accordance with GAAP, and considering the Consolidation Adjustments, present fairly, in all material respects, the financial position of each Business Subsidiary as of December 31, 2023, as well as the results of its operations and cash flows for the fiscal year then ended. (c) The financial statements attached as annexes to Section 11.7(c) of the Side Letter contain provisions consistent with Chilean GAAP or Subsidiaries’ GAAP, as applicable, and that SQM Salar and Business Subsidiaries, including the Consolidation Adjustments, as applicable, have customarily applied in the past in respect of bad and doubtful debtors, obligations and liabilities (actual, contingent and other), including, among others, tax obligations, obligations with related companies and financial commitments existing at the date thereof. All reserves and provisions included in the financial statements adequately and sufficiently reflect the amounts of such obligations and liabilities, in accordance with Chilean GAAP or Subsidiaries GAAP, as applicable. As of the date of the financial statements, SQM Salar and the Business Subsidiaries did not have any obligations or liabilities, contingent or otherwise, arising from their business activities or events occurring on or prior to those dates, which, in accordance with Chilean GAAP or Subsidiary GAAP, as applicable, are not reflected in the financial statements. (d) Subsequent to the closing date of the financial statements, the accounting records of SQM Salar and the Business Subsidiaries correctly register the financial position of these Entities, as well as the results of their operations and their net worth. Moreover, during the period between the closing date of the financial statements and the Agreement Date, the accounting of SQM Salar and the Business Subsidiaries has been maintained in a manner consistent with Chilean GAAP or Subsidiaries GAAP, as applicable, and which SQM Salar and the Business Subsidiaries have customarily applied in the past. (e) All accounts receivable of SQM Salar and Business Subsidiaries have arisen from bona fide transactions. These accounts receivable are due and payable in accordance with their terms for the amounts recorded therein, subject to uncollectibility in the Ordinary Course. (f) SQM Salar and the Business Subsidiaries have established and maintain, comply with and enforce a system of records, accounts and internal accounting control to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with Chilean GAAP or Subsidiary GAAP, as applicable, having policies and procedures that provide reasonable assurance that (i) transactions, revenues and expenses are executed only in accordance with the authorization procedures established for SQM Salar and the Business Subsidiaries; (ii) transactions are properly recorded to permit the preparation of financial statements in accordance with Chilean GAAP or GAAP Subsidiaries, as applicable; and (iii) any

Execution Version 56 unauthorized acquisition, disposition or use of assets is prevented or detected in a timely manner. (g) All stocks and inventories reflected in the financial statements have been valued in accordance with Chilean GAAP or Subsidiaries GAAP, as applicable, including applicable adjustments for obsolete, defective, damaged or spoiled inventories. Except as provided for in the Latest Audited Financial Statements or Section 11.7(g) of the Side Letter, none of the stocks and inventories are subject to any consignment, commodatuum (loans for use), warehousing or similar agreement. In the case of any consignment, commodatuum (loans for use), warehousing or similar with respect to any stock or inventory, SQM Salar and the Business Subsidiaries have taken all necessary steps to ensure that such stock and inventory are not subject to any Lien (other than the Permitted Liens) granted by or in favor of the consignee, borrower, bailee, warehouseman or similar. 11.8 Absence of undisclosed liabilities (a) Except for (i) liabilities, contingencies or events reflected in the Latest Audited Financial Statements, and (ii) liabilities incurred in the ordinary course of business after the date of the Latest Audited Financial Statements, SQM Salar has no other liabilities that under Chilean GAAP are required to be reflected in SQM Salar's statement of financial position. (b) Except for (i) liabilities reflected in the Latest Business Subsidiary Financial Statements, and (ii) liabilities incurred in the Ordinary Course of Business after the date of the Latest Business Subsidiary Financial Statements, the Business Subsidiaries have no other liabilities that under GAAP Subsidiaries are required to be reflected in a statement of financial position of the Business Subsidiaries. 11.9 Absence of changes (a) From December 31, 2023 and until the Agreement Date, except as provided for in Section 11.9(a) of the Side Letter and the SQM Reorganization, (i) the activity of SQM Salar and the Business Subsidiaries has been conducted in a manner consistent with the Ordinary Course of each of them, and (ii) no Material Adverse Effect has occurred with respect to SQM Salar and the Business Subsidiaries. (b) Without prejudice to the provisions set forth in paragraph (a) above, from December 31, 2023 through the Agreement Date, except as provided for in Section 11.9(b) of the Side Letter and the SQM Reorganization, SQM Salar and the Business Subsidiaries have not done or performed any of the facts or acts listed in Section 2.7(b) of this Agreement in violation of such section. 11.10 Mining rights and ancillary rights (a) Section 11.10(a) of the Side Letter contains a list of all mining rights comprising the Business and located at both the Carmen Plant and the Salar de Atacama (including the area within ten kilometers of the outer perimeter of the OMA Mining Properties and Rigo Mining Properties), including all mining concessions (in process or constituted) and salt stakes, owned, leased or usufructed by the SQM Party, miner's water rights, mining easements and accessory rights of Article 3 of the Chilean Mining Code contained in Law No. 18.248 of 1983 (and its amendments); and all of the Maricunga Concessions (hereinafter jointly referred to as, the "Mining Rights"). Execution Version 57 (b) Except as provided for in Section 11.10(b)(i) of the Side Letter, the Mining Rights are registered in the name of CORFO, the SQM Party or the Business Subsidiaries. Except as stated in Section 11.10 (b)(ii) of the Side Letter, the Mining Rights are valid and currently in force and there is no outstanding payment in respect of the Mining Patents; and are free and clear of all Liens (other than the Permitted Liens) and, to the knowledge of the SQM Party, litigation affecting their existence, validity, preference or area, and all rents, fees, expenses and other relevant payments due in respect thereof to the Governmental Authorities or third parties have been paid and all representations to the Governmental Authorities in respect thereof have been made. (c) Except as provided for in Section 11.10(c) of the Side Letter, to the knowledge of the SQM Party, no Person other than the SQM Party or the Business Subsidiaries (in connection with the SQM Reorganization) has any preemptive right in the Mining Rights or in the production or benefits therefrom or any royalty with respect thereto or any right to acquire any such interest. (d) Except as provided for in Section 11.10(d) of the Side Letter the Mining Rights enjoy a preference over the entire area they cover and do not overlap with any rights of third parties that may allow such third parties to explore or exploit any concessionable or non-concessionable mineral substance in the same area. (e) Section 11.10(e) of the Side Letter sets forth a list of all easements and surface land rights owned by private parties or Governmental Authorities issued or granted in connection with the Business (hereinafter jointly referred to as, the "Ancillary Rights"). The Ancillary Rights are the only surface land rights owned by private parties or Governmental Authorities necessary to carry on the Business as currently conducted. (f) The Ancillary Rights are valid, currently in effect and all rents and other relevant payments due in respect thereof to the Governmental Authorities or third parties have been paid. (g) No authorization, concession for the use, commodatum, lease, contract or other obligation of any kind is in force in favor of third parties other than CORFO that materially affects or may materially affect the Mining Rights, the Ancillary Rights or any part thereof. They are not aware of any administrative declarations issued by any Governmental Authority to declare sites of archaeological, paleontological, historical or natural interest with respect to the area in which the Mining Rights and the Ancillary Rights are located. They are not aware of the existence of their own- or third-party applications for exploration and exploitation mining concessions, which are currently in process within the area where the Mining Rights or the Ancillary Rights are located. (h) The Mining Rights and Ancillary Rights comprise all mining rights necessary for the development of the Business as it is currently conducted. As of the Effective Date of the Joint Venture, all Mining Rights (except for the Mining Properties and other rights that will become the property of CORFO) will be owned by SQM Salar or the Business Subsidiaries and SQM Salar or the Business Subsidiaries will have all easements (whether civil or mining) and surface land rights owned by private parties or Governmental Authorities necessary to continue developing the Business in the manner in which it is currently conducted. Execution Version 58 11.11 Water Rights (a) Section 11.11(a) of the Side Letter establishes a list of all water rights currently used for the development of the Business (the "Water Rights"), as well as other water rights owned by SQM Salar or the Business Subsidiaries that are not in use. (b) The SQM Salar Party or the Business Subsidiaries will, as of the Effective Date of the Joint Venture, be the sole and exclusive owners of the Water Rights, the titles to which are in force in accordance with Chilean Law. No other water-related rights, other than the Water Rights, are necessary for the development of the Business as currently conducted. (c) Except as provided for in Section 11.11(c) of the Side Letter, all Water Rights are duly registered in the name of the SQM Party or the Business Subsidiaries in the Water Property Registries of the competent Real Estate Registries and in the Catastro Público de Aguas (Public Water Cadastral Register) kept by the Dirección General de Aguas de Chile, (General Water Directorate of Chile), and to the knowledge of the SQM Party, there are no defects in the creation or acquisition of the Water Rights or circumstances that may affect its ownership and possession with respect to the Water Rights. (d) Except as provided for in Section 11.11(d) of the Side Letter, all Water Rights are legitimately exercised by the SQM Party from its authorized puntos de captación autorizados y sus obras de captación (catchment points and its catchment works) are in good condition and are used free of any illegality and violence and without recognizing third parties’ ownership. (e) Except as provided for in Section 11.11(e) of the Side Letter, all Water Rights are free and clear of Liens (other than the purchase option and the prohibitions on encumbrance and disposition set forth in favor of CORFO in the CORFO-SQM Contracts) affecting the interest of the SQM Party or the Business Subsidiaries in the Water Rights; and except as provided for in Section 11.11(e) of the Side Letter, no Person other than the SQM Party and the Business Subsidiaries (in connection with the SQM Reorganization) has any ownership interest or other security interests or personal rights with respect to the Water Rights or any right to acquire any such interest, nor any right to use the intake works thereof or occupy any surface land thereon (f) As of this date there are no relevant payments due, including but not limited to non-use patents, with respect to the Water Rights to Governmental Authorities or water user organizations, and, to the best of SQM Party's knowledge (i) there are no extrajudicial claims or administrative or judicial proceedings initiated or to be initiated against SQM Party or the Business Subsidiaries for the collection of such concepts, (ii) the Water Rights have not been included in lists of unpaid non-use patents sent by the Chilean Water Board to the General Treasury of the Republic of Chile to initiate legal proceedings for the collection of non-use patents applied to the Water Rights; and important declarations and information reports to the Governmental Authorities with respect to the same or required under Article 56 bis of the Chilean Water Code have been made, and there are no sanctioning procedures associated with the breach of declaration or information reporting obligations other than those indicated in Section 11.11(f) of the Side Letter. In particular, the SQM Party and the Business Subsidiaries have obtained the approvals of the Water Rights withdrawal works from the Chilean Water Authority, in the manner and by the means provided for by Chilean Law; installed, where applicable under Chilean Law, the systems for measuring, monitoring and transmitting actual withdrawals at the withdrawal works; and, where applicable under Execution Version 59 Chilean Law, reported the information on actual withdrawals to the Chilean Water Authority. (g) Except as provided for in Section 11.11(g) of the Side Letter, there are no measures of restriction, redistribution or temporary reduction of the exercise of water rights, as applicable, imposed by any Governmental Authority or water users' organization that limit or affect the exercise of the Water Rights. Moreover, to the knowledge of the SQM Party, there are currently no litigations or proceedings commenced or to be commenced, or serious written threats of serious proceedings, claims or disputes formulated in writing by any particular person, affecting the Water Rights that could reasonably be expected to restrict or interfere with the expected use of such Water Rights, including but not limited to proceedings for the formation of water user organizations of which the Water Rights are or should be a part thereof. (h) Except as disclosed in Section 11.11(h) of the Side Letter, the SQM Party and the Business Subsidiaries have all relevant authorizations and relevant Permits necessary from the Chilean Water Authority or other Governmental Authorities and all easements and surface rights from landowners or relevant Governmental Authorities necessary for the use of the Water Rights for the development of the Business as it is currently conducted. (i) Except as disclosed in Section 11.11(i) of the Side Letter, the SQM Party or the Business Subsidiaries have not been notified or received any communication from which it could reasonably be inferred that the Water Rights relevant to the development of the Business are subject to expropriation, requisition, nullity, termination, cancellation, or extinguishment of title, by order of any Governmental Authority. (j) To the best of SQM's knowledge, it is not necessary to apply to the competent Governmental Authorities for changes in the points of capture of the Water Rights in order to develop the Business in the form in which it is currently carried out, pursuant to the state of maintenance and operation of the infrastructure, equipment and technology used in the wells from which the Water Rights are exercised, or to avoid legal contingencies. 11.12 Permits. (a) Section 11.12(a) of the Side Letter contains a list of the material Permits that the SQM Party and the Business Subsidiaries have for the conduct of the Business as currently conducted. Such Permits are currently valid and in effect, and such Entities are not in default or breach of any such Permits, nor will any such Permits be terminated or breached as a result of the transactions contemplated by the Transaction Documents, including the SQM Reorganization, except with respect to those Permits the invalidity, unenforceability, breach, violation or termination of which could not reasonably be expected to have a Material Adverse Effect. (b) With respect to such Permits and except as indicated in Paragraph 11.12(b) of the Side Letter: (A) to the knowledge of the SQM Party, there is no reason to believe that such Permits will not be renewed or any event, circumstance or condition that could reasonably be expected to result in the termination, revocation, or suspension of such Permits, B) no Permit has been revoked or is currently under discussion with the relevant Governmental Authority, nor are SQM Salar and the Business Subsidiaries in breach of any relevant term or condition thereof that could reasonably be expected to result in a Material Adverse Effect, and (C) there are no official investigations or proceedings by the relevant Governmental Authority that affect or could reasonably affect the operations of SQM Salar or the Business Subsidiaries, or that are

Execution Version 60 intended to revoke, restrict or suspend any of their Permits necessary for the operation of the Business. (c) The Permits listed in Section 11.12(a) of the Side Letter are all Permits necessary for the Business as currently conducted. 11.13 Personal and Real Property (a) Section 11.13(a) of the Side Letter contains a list of all real property (other than the Mining Rights, the Ancillary Rights and the Water Rights) owned by the SQM Party and the Business Subsidiaries relating to the Business as heretofore developed. The SQM Party and the Business Subsidiaries own such real property free and clear of any Liens (other than the Permitted Liens). (b) Section 11.13(b) of the Side Letter contains a list of all significant real property (other than the Mining Rights, the Ancillary Rights and the Water Rights) leased by the SQM Party and the Business Subsidiaries relating to the Business as heretofore developed. The SQM Party and the Business Subsidiaries have the right, by virtue of valid and effective lease agreements, to use all such real estate. (c) The SQM Party and the Business Subsidiaries have a valid and marketable title free of Liens (other than the Permitted Liens) or a valid personal right to use the tangible personal property used in the conduct of the Business, except where the lack of title could not reasonably be expected to have a Material Adverse Effect. (d) As of the Effective Date of the Joint Venture, SQM Salar and the Business Subsidiaries will have a valid title to use the assets related to the Business in the form that has been developed so far, in the same manner and conditions as those set forth in paragraphs (a), (b) and (c) above. (e) Except as stated in Section 11.13(e) of the Side Letter, the assets with respect to which the SQM Party and the Business Subsidiaries as of the Agreement Date, (and SQM Salar and the Business Subsidiaries as of the Effective Date of the Joint Venture) are owners, lessees or lawful users (A) comprise all assets relevant to the conduct of the Business in the manner in which it is currently conducted, (B) with respect to those assets in which it is the lessee or lawful user, none of them is owned by any Related Person of the SQM Party, (C) they are in good condition and reasonable use considering their age, wear and tear or normal depletion for this type of assets; and (D) the SQM Party is not aware of any proceedings, claims, disputes or conditions materially affecting any such assets. 11.14 Relevant Contracts. Marketing (a) Section 11.14(a) of the Side Letter contains a list of all Relevant Contracts entered into by the SQM Party or the Business Subsidiaries and which, according to their terms, will be in effect as of January 1, 2025 (other than distribution or commercialization contracts). (b) Section 11.14(b) of the Side Letter contains a list of all distribution or marketing agreements entered into by the SQM Party or the Business Subsidiaries for the marketing of the Business Products (the "Marketing Contracts") in effect as of the Agreement Date and which, according to their terms, should be in effect as of January 1, 2025. (c) Except as provided for in Section 11.14(c) of the Side Letter, to the knowledge of the SQM Party: Execution Version 61 (i) the SQM Party and the Business Subsidiaries have complied with in all material respects with all material obligations under the Relevant Contracts and Marketing Contracts, and all disputes related to contractual breaches have, as of this date, been resolved; (ii) as of the date of this Agreement, the SQM Party and the Business Subsidiaries have not incurred an attributable material breach with respect to any of the Relevant Contracts and Marketing Contracts, except for non-performance tacitly or expressly consented to by the respective counterparty; (iii) All Relevant Agreements and Marketing Contracts are validly entered into and binding on their respective parties; (iv) as of the date of this Agreement, no event, condition or occurrence has occurred that would constitute a material breach by any other party of any of the Relevant Contracts and Marketing Contracts, and (v) the SQM Party has not received any written notice or claim of termination, termination, nullity or breach of any Relevant Contract or Marketing Agreement as of the date of this Agreement. 11.15 Transactions with related parties Except as set forth in Section 11.15 of the Side Letter and the amounts to be considered for purposes of Section 9.1, (a) SQM Salar and the Business Subsidiaries have no overdue debts to their Related Parties, nor are they party to any other act or contract with them that is currently in force; and (b) SQM Salar and the Business Subsidiaries have no accounts or receivables of any kind from any Related Party. All contracts and transactions with Related Parties have been carried out on an arm's length basis. 11.16 Environmental issues Except as provided for in Section 11.16(a) of the Side Letter; (i) during the last three (3) years SQM Salar and the Business Subsidiaries have complied with all relevant Environmental Laws applicable to the development of the Business as currently conducted; (ii) the SQM Party and the Business Subsidiaries have not received in the last three (3) years any Order from any Governmental Authority in relation to the material non-compliance with any Environmental Law or Permit, which could result in a Loss to the Operating Company after the Effective Date of the Joint Venture or which could result in the imposition of measures or Orders by Governmental Authorities or courts involving the total or partial stoppage or closure or hindering the normal development of the Business; and (iii) there are no pending Claims or, to the knowledge of the SQM Party, serious written threats of Claims related to SQM Salar and the Business Subsidiaries. 11.17 Condition and sufficiency of assets and properties The Business Assets (a) have been maintained in the Ordinary Course in accordance with customary industry practice, and (b) are sufficient (subject to regular wear and tear) for the conduct of the Business in substantially the same manner as it was conducted prior to the Agreement Date. Execution Version 62 11.18 Insurance (a) Section 11.18(a) of the Side Letter contains a listing of the insurance policies in force as of the date of this Agreement with respect to the development of the Business (the "Existing Insurance Policies") that are held by the SQM Party and the Business Subsidiaries, specifying in each case, the name of the insurer, the relevant risks insured, the period of coverage, the net premium, the policy number, the description of the insured and any outstanding claims under each policy in excess of [***] Dollars (USD [***]). (b) The Existing Insurance Policies are currently in full force and effect and the SQM Party is in full compliance with all of its material obligations thereunder. (c) To the knowledge of the SQM Party, the SQM Party and the Business Subsidiaries have not failed to timely report or claim any loss occurring during the past twelve (12) months and covered by the Existing Insurance Policies as required thereunder, none of them has placed at risk or otherwise prejudiced through any act, omission or failure to report, the full recovery of any claim under such policies, and there does not exist as of the Agreement Date any claim filed by any of the SQM Party or the Affiliates of the Business in respect of which the insurance company has refused to pay indemnity or denied liability or refused to assume its defense under a reservation of rights or other similar cause of action. Furthermore, to the knowledge of the SQM Party, as of the Agreement Date, there are no claims pending reporting by SQM Salar or any of the Business Subsidiaries or circumstances with respect to any of such companies that may result in an increase in premium or adversely affect the renewal of the Existing Insurance Policies. 11.19 Litigations Except as stated in Section 11.19 of the Side Letter, no Claims are pending, nor have any serious written threats of Claims been received, against the SQM Party or the Business Subsidiaries with respect to (i) the conduct of the Business, or (ii) that would materially limit or restrict, or otherwise prohibit the transactions and operations described in this Agreement or relating to the Joint Venture; in either case, before or by any court or Governmental Authority, reasonably expected to be relevant to the SQM Party or the Business Subsidiaries in connection with the conduct of the Business. 11.20 Free Competition: During the last three (3) years, the SQM Party and the Business Subsidiaries have complied in all material respects with all applicable Laws and resolutions of the Governmental Authorities regarding free competition that are applicable to them in the jurisdictions in which they carry out their activities, and in particular (i) the SQM Party and the Business Subsidiaries have not coordinated, (i) the SQM Party and the Business Subsidiaries have not coordinated, concerted or agreed on prices, strategies, market shares, geographic areas, or commercial conditions of any kind to be offered to customers or service providers, and has not engaged in any of the aforementioned behaviors in public or private bidding processes to which it submits its bids for the commercialization of its services; (ii) the SQM Party and the Business Subsidiaries have not obtained sensitive information from competitors by illegitimate means or contrary to the applicable Law; (iii) the SQM Party and the Business Subsidiaries have not developed activities, actions, conducts or omissions of unfair competition, anticompetitive conduct, collusion, or other equivalent defaults; y (iv) to the knowledge of the SQM Party, neither SQM nor the Business Subsidiaries are currently subject to any investigation by State agencies or Governmental Authorities in matters of free competition and public procurement, as well Execution Version 63 as any auditing, review or oversight process by such agencies and Governmental Authorities, except for standard procedures for requesting information carried out by the Fiscalía Nacional Económica. 11.21 Taxes (a) During the past three (3) years, SQM Salar and the Business Subsidiaries have filed with the competent Governmental Authority all material Tax Returns required under applicable Law, including, among others, those relating to their income taxes, value added tax, withholding taxes, stamp taxes, land tax, regional development contributions and municipal patents, to the extent applicable, as well as filed all required affidavits and any other relevant information related to Taxes required by and with the Governmental Authority. All Tax Returns and the assessments and tax bases on which they are based are complete and accurate in all material respects, in accordance with applicable Law. During the last three (3) years, SQM Salar and the Business Subsidiaries have paid all Taxes due and payable (except for those Taxes that have been contested in good faith and in accordance with existing procedures under applicable Law). SQM Salar and the Business Subsidiaries have at their disposal the supporting documents related to the Tax Returns. (b) There are no agreements, waivers or other provisions providing for an extension of time for SQM Salar or the Business Subsidiaries to file any tax returns or pay any significant Taxes or for any Governmental Authority to examine any of the Tax Returns beyond the statute of limitations periods in accordance with applicable Law. (c) During the last three (3) years, SQM Salar and the Business Subsidiaries have withheld the amount of all material Taxes and other deductions required to be withheld in accordance with applicable Law and have paid the same to the competent Receiving Governmental Authorities within the term required by applicable Laws. (d) During the last three (3) years, SQM Salar and the Business Subsidiaries have withheld and/or paid all significant amounts required to be collected for material Taxes and have remitted these, in all material respects, to the Governmental Authority, when required by Law. (e) Material Taxes accrued during the last three (3) years have been paid or have been duly provided for by SQM Salar and/or Business Subsidiaries, or have been contested in good faith and in accordance with existing procedures under applicable law, or are those that SQM Salar contests in the Ordinary Course. Provisions associated with Taxes have been made, implemented and accounted for as required by Chilean GAAP or GAAP Subsidiaries, as applicable. (f) During the last three (3) years all expenses, deductions, disbursements, costs, write-offs, credits, amortizations, depreciation, losses and any other relevant item to be deducted in the determination of the Tax base, particularly those related to carryforward losses (if any), have been duly determined in all material respects by SQM Salar and/or the Business Subsidiaries in accordance with applicable law, and may be duly supported by relevant documentation. (g) SQM Salar and the Business Subsidiaries have all the relevant documentation that justifies and supports their accounting and tax records in all material respects, in compliance with current law or the law in effect at the time the transaction in question was carried out.

Execution Version 64 (h) Except as stated in Section 11.21(h) of the Side Letter, there are no outstanding Claims or, to the knowledge of the SQM Party, serious written threats against SQM Salar or the Business Subsidiaries relating to material Taxes, nor is there an ongoing audit process by any Governmental Authority on a material matter under discussion by SQM Salar or the Business Subsidiaries relating to material Taxes, other than audits in the Ordinary Course. (i) During the last three (3) years SQM Salar and the Business Subsidiaries have complied in all material respects with the relevant intercompany transfer pricing provisions of the applicable Tax Law and the provisions of Article 64 of the Chilean Tax Code. (j) All material Taxes arising directly from the SQM Reorganization, which are payable by SQM Salar, the Business Subsidiaries, or the Operating Company prior to the Merger shall be duly declared and timely paid or identified in the balance sheet of the Operating Company, as applicable, before the Governmental Authority, as set forth in Section 2.5. 11.22 Labor matters (a) Section 11.22(a)(i) of the Side Letter specifies, as of the effective date set forth therein, the names of all employees with whom they have employment contracts, including current Business Personnel. Except as set forth in Section 11.22(a)(ii) of the Side Letter, SQM Salar and the Business Subsidiaries have not hired any employee to provide services for the development of the Business without a written employment contract. (b) SQM Salar and the Business Subsidiaries are in compliance and have been in compliance for the past three (3) years in all material respects with (i) applicable laws regarding individual and collective employment and labor practices, including terms and conditions of employment, wages, overtime, vacations, working hours, bonuses, working week, benefit plans, occupational health and safety, accidents at work and occupational diseases, indemnities, bonuses, whether by virtue of the Law and/or their respective individual or collective labor contracts, union contributions and family allowances, all social security obligations and debts arising from, but not limited to, pension fund contributions, mandatory health contributions, severance insurance contributions, welfare, social benefits, occupational accident and occupational disease insurance contributions; and (ii) any other applicable labor and social security laws. SQM Salar and the Business Subsidiaries have no responsibility with respect to employees' post- retirement medical, dental or life insurance benefits (other than the coverage required by applicable Law and current contracts). (c) SQM Salar and the Business Subsidiaries do not have verbal agreements or tacit clauses regarding Benefit Plans for material amounts with any of their employees. Except as provided in Section 11.22(c) of the Side Letter there are no other Benefit Plans to which the employees of SQM Salar and the Business Subsidiaries are entitled. (d) There are no overdue debts to employees of SQM Salar and/or the Business Subsidiaries for remuneration, compensation, allowances, bonuses, benefit plans or for any other concept under applicable labor and social security legislation, as well as under individual and collective labor contracts. (e) Section 11.22(e) of the Side Letter contains a list of all contractors and subcontractors currently providing relevant services to SQM Salar or to Business Subsidiaries in connection with the development of the Business under any Subcontracting Law. These contractors and subcontractors, as well as their workers, Execution Version 65 provide services in accordance with the respective service contracts entered into with SQM Salar or the Business Subsidiaries (if applicable). The employees of contractors and subcontractors are not subject to any subordination or dependence on SQM Salar or its Subsidiaries. To the best of SQM's knowledge, these contractors and subcontractors are up to date with their labor and social security obligations with respect to their workers. (f) During the last five (5) years SQM Salar and the Business Subsidiaries have complied in all material respects with their obligations under Article 184 of the Labor Code, Law No. 16,744 on Occupational Accidents and Occupational Diseases and other Chilean Laws. (g) Except for the provisions of Section 11.22(g) of the Side Letter there are no personnel providing fee-based services to SQM Salar or the Business Subsidiaries. The personnel who provide fee-based services to SQM Salar and the Business Subsidiaries provide such services without subordination or dependence on them. (h) Except as provided for in Section 11.22(h) of the Side Letter, neither the execution of this Agreement or the other Transaction Documents, nor the consummation of the SQM Reorganization or the transactions contemplated by the Transaction Documents (either alone or together with any other event, including the termination of the employment relationship) constitutes a termination event of any agreement between SQM Salar or the Business Subsidiaries and their respective employees, labor unions or workers' associations. (i) Neither the execution of this Agreement or the other Transaction Documents, nor the consummation of the SQM Reorganization or the transactions contemplated by the Transaction Documents (either alone or together with any other event, including the termination of employment) shall result in any employee of the SQM Party or the Business Subsidiaries becoming entitled to, or to an increase in, any payment or benefit (including severance pay) or accelerate the timing of payment or vesting of any compensation or benefit, in either case under any Employee Benefit Plan. (j) Except as provided for in Section 11.22(j) of the Side Letter, no legal action has been notified to SQM Salar and/or the Business Subsidiaries seeking to pursue its liability for occupational accidents and/or occupational diseases, for amounts in excess of the amount equivalent to [***] Dollars (USD [***]). 11.23 Collective bargaining agreements (a) Except as provided for in Section 11.23(a) of the Side Letter there are no labor unions and workers' assemblies, committees and other similar workers' organizations at SQM Salar and the Business Subsidiaries. (b) Except as provided for in Section 11.23(b) of the Side Letter, SQM Salar and the Business Subsidiaries have not entered into any collective bargaining agreement or similar agreements with any labor union, bargaining group or workers' association. (c) Except for the provisions set forth in Section 11.23(c) of the Side Letter during the last three (3) years, SQM Salar and the Business Subsidiaries have not been involved in any anti-union or unfair labor practices, fundamental rights violations and/or discrimination (as such terms are defined in the Chilean Law or applicable Foreign Law) and there are no charges or claims for anti-union or unfair labor practices or fundamental rights violations and/or discrimination against SQM Salar and the Business Subsidiaries Execution Version 66 that are pending in any Governmental Authority and of which SQM Salar or the Business Subsidiaries have been notified. (d) Section 11.23(d) of the Side Letter describes all work stoppages, disputes, slowdowns, lockouts and strikes (legal or otherwise) suffered by SQM Salar or the Business Subsidiaries in the last twelve (12) months, including the dates and duration of each of them. As of this date, the SQM Party does not anticipate any work stoppages or strikes (legal or otherwise) other than those that may occur in the regular course of upcoming collective bargaining negotiations with respect to SQM Salar or the Business' Subsidiaries. 11.24 Intellectual Property (a) Annex 2.5(e) lists and describes all of the SQM Intellectual Property of the Business related to lithium. The SQM Party and its Subsidiaries (i) are the owners of the SQM Intellectual Property of the Business free and clear of all Liens (other than the Permitted Liens), and (ii) have not granted to any Person any interest in or right to use on all or part of the SQM Intellectual Property of the Business, except as provided for in Section 2.5 and Section 10.2. (b) The Intellectual Property of SQM Salar and the Business Subsidiaries as of the Agreement Date is free and clear of all Liens (other than the Permitted Liens) and no Person has been granted any interest in or right to use all or any part of such Intellectual Property, except as provided for in Section 2.5 and Section 10.2. (c) With the right to be granted by the IP License for the Operating Company, with respect to the SQM Intellectual Property of the Business, the Intellectual Property as of the Agreement Date that is owned by SQM Salar and the Business Subsidiaries, and the Know-How of the Business Personnel, the Operating Company will have the Intellectual Property it requires to continue developing the Business after the Effective Date of the Joint Venture as it has done up to this date. (d) The SQM Party is not aware of any written claim of infringement or breach by the SQM Party or the Business Subsidiaries of any industrial or intellectual property right of any Person relating to the conduct of the Business, nor has the SQM Party or the Business Subsidiaries received notice that the conduct of the Business, including the use of Intellectual Property, infringes or violates any industrial or intellectual property rights of any other Person, or the trade secrets, know-how or confidential or proprietary information of any other Person, and is not aware of any infringement or violation of any of the rights of the SQM Party and the Business Subsidiaries and their Intellectual Property. The SQM Party is not aware of any facts that challenge the validity or enforceability of the Intellectual Property. 11.25 Information Technology (a) Section 11.25(a) of the Side Letter lists and describes all computer hardware and software, electronic devices, communications and geolocation equipment, networks and information technology systems (collectively the "IT Systems") that SQM Salar and the Business Subsidiaries use for the development of the Business. (b) The SQM Party and its Subsidiaries hereby represent and warrant that (i) they own the IT Systems and the IT Systems are free and clear of all Liens (other than the Permitted Liens) or, as detailed in Paragraph 11.25(b) of the Side Letter, have obtained from third parties sufficient rights to use the IT Systems in the conduct of the Business; (ii) there are no restrictions or impediments, of any nature, for the SQM Party and its Subsidiaries to transfer title to the IT Systems to the Operating Company, or to Execution Version 67 transfer or share with the Operating Company the rights or authorizations necessary for it to use them in the conduct of the Business. (c) Furthermore, the SQM Party and its Subsidiaries represent and warrant that: (i) the IT Systems comply in all relevant aspects with the technical and regulatory requirements set forth in the applicable Laws; (ii) IT Systems are adequate and sufficient in all aspects relevant to the development of the Business as it has been carried out so far; (iii) the IT Systems are properly maintained and functioning properly, in accordance with their technical specifications and user manuals, and have not suffered any relevant malfunctions or failures at any time during the last six (6) months; (iv) have adopted technical, contractual and organizational measures to reasonably safeguard the security, confidentiality, integrity, availability and permanent resilience of the IT Systems, which are consistent with the state of the art, the different levels of criticality of the information involved, the probabilities and risks of a breach of the security measures of the IT Systems and the seriousness of the effects that such a breach would have, including mechanisms to control access to the information, avoid its alteration, destruction, loss or unauthorized access, generate periodic backups of it and restore its availability and access quickly in case of physical or technical incidents; and (v) regularly carry out processes of verification, evaluation and assessment of the effectiveness of the technical and organizational measures adopted to safeguard the security, confidentiality, integrity, availability and permanent resilience of the IT Systems, with a view to their continuous improvement. 11.26 Anticorruption (a) Except as indicated in Section 11.26(a) of the Side Letter, during the last five (5) years, the SQM Party, the Business Subsidiaries and, to the best of the SQM Party's knowledge, none of their directors, chief executives, legal or conventional representatives, and any other Person holding an office, function, or equivalent position in the SQM Party or the Business Subsidiaries, or third parties related to such Entities under the terms of Article 3 of Law No. 20.393, acting in each case in the exercise of their position or relationship (collectively, the "SQM Linked Parties"), have made, either directly or indirectly, Prohibited Payments or have been involved in Prohibited Transactions. The SQM Party assures and confirms that the SQM Linked Parties have been bound by internal compliance rules whose object and purpose is to prevent, avoid and sanction Prohibited Payments and Prohibited Transactions, as well as to comply with national Anti-Corruption Regulations. (b) Neither the SQM Party and the Business Subsidiaries nor the SQM Linked Parties have taken any action that could result in SQM Salar or the Business Subsidiaries violating any Anti-Corruption Regulations, or have committed any of the offenses set forth in the Anti-Corruption Regulations that harm or could harm the interests, reputation, property, and/or assets of the Operating Company or the Business Subsidiaries, or that could result in administrative, criminal, civil or any other type of sanctions for the Operating Company or the Business Subsidiaries.

Execution Version 68 (c) Except as indicated in Section 11.26(c) of the Side Letter, during the past five (5) years the SQM Party, the Business Subsidiaries and, to the knowledge of the SQM Party, the SQM Linked Parties, have carried on the Business fulfilling its compliance standards, and have not participated in any activity, practice or conduct in breach of any Anti-Corruption Regulations (d) The resources, funds, cash, assets and/or goods that are part of the equity of SQM Salar or the Business Subsidiaries, as well as all the resources that are used and/or related to the Business or are part of the SQM Reorganization, are of lawful origin and are not linked to money laundering, financing of terrorism and/or any other crime related to the Anti-Corruption Regulations. (e) Any and all interactions with public agents were conducted in accordance with good market practices in terms of ethics, as well as applicable law, including in terms of transparency and record keeping. (f) Except as set forth in Section 11.26(f) of the Side Letter, neither the SQM Party, the Business Subsidiaries nor, to the Knowledge of the SQM Party, the SQM Linked Parties, have in the past five (5) years (i) been convicted of any criminal offense involving corruption, money laundering, drug trafficking, or other economic crime or modern slavery, or (ii) been or is subject to any investigation, inquiry or enforcement proceeding by any Governmental Authority, with respect to any corruption, money laundering or other economic crime or modern slavery offense and, to the best of his knowledge, there are no circumstances that would give rise to an investigation, inquiry or proceeding with respect to such offenses. (g) The statements made by the SQM Party with respect to Anti-Corruption Regulations are also made with respect to events occurring within the last five (5) years in relation to compliance by the SQM Party and the SQM Linked Parties with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) and the UK Bribery Act (UK Bribery Act). 11.27 Intermediary fees There is no investment bank, broker or dealer, securities intermediary or other intermediary retained by or authorized to act on behalf of the SQM Party who may be entitled to receive fees or commissions from SQM Salar or the Business Subsidiaries in connection with the transactions contemplated by this Agreement and the other Transaction Documents after the Effective Date of the Joint Venture. SQM is solely responsible for any and all fees and commissions that may be due to such bankers, advisors, agents or intermediaries. 11.28 Dissolution, liquidation or insolvency The SQM Party and the Business Subsidiaries have not incurred in the suspension of payments or any grounds for dissolution, liquidation, reorganization, insolvency or bankruptcy under Law 20.720 or the applicable Foreign Law, nor are they subject to any proceedings to that effect. None of the creditors of the SQM Party or the Business Subsidiaries has brought any dissolution, liquidation, bankruptcy or insolvency proceedings, pursuant to Law 20.720 or the applicable Foreign Law, against them. The SQM Party and the Business Subsidiaries have not filed or do not intend to file for dissolution, liquidation, reorganization, bankruptcy or insolvency proceedings, pursuant to Law 20.720 or the applicable Foreign Law. Execution Version 69 11.29 Compliance with applicable laws Except as provided for in Section 11.29 of the Side Letter, the SQM Party and the Business Subsidiaries comply in all material respects with applicable Law in connection with the conduct of the Business, except where the lack of such compliance could not reasonably be expected to have a Material Adverse Effect. 11.30 Knowledge of the SQM Party The SQM Party expressly declares that it has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of the Joint Venture and also confirms that it can bear the economic risk of its investment in the Joint Venture. Moreover, the SQM Party expressly declares that it has relied solely and exclusively upon its own investigation and the representations and warranties of the CODELCO Party contained in Article 12 for purposes of entering into this Agreement and the Transaction Documents. The SQM Party further acknowledges, represents, warrants and agrees that, except as set forth in this Agreement in Article 12, the CODELCO Party, any of its respective Representatives or any other Related Person has not made any representation or warranty, whether express or implied, regarding projections, forecasts, estimates, plans, financial information or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Tarar. 11.31 Exclusivity of representations and warranties The SQM Party expressly declares that the only and exclusive representations and warranties it has made in connection with this Agreement and the other Transaction Documents are those expressly contained in this Article 11, it being expressly stated that the delivery or disclosure of any documentation or information (including any financial projections or related documents) by the SQM Party to the CODELCO Party or any of its Subsidiaries, Representatives or advisors does not and shall not constitute, in any event, a representation or warranty of any kind or nature, oral or written, express or implied, relating to the SQM Party and/or any of the Business Subsidiaries. SECTION 12 - Representations and Warranties of CODELCO The CODELCO Party hereby represents to the SQM Party that the representations and warranties set forth in this Article 12 are true, correct and complete as of the date of this Agreement and shall continue to be true and complete as of the Reference Date as if made as of that date (except for those representations and warranties that relate to a specific date and are required to be true and correct only as of that specific date). 12.1 Existence of CODELCO CODELCO is a State-owned, mining, industrial and commercial company, with legal personality and its own assets, created by Law. CODELCO has the capacity and power to own SDC and Tarar and to carry on its business as it currently does and to enter into, deliver and perform its obligations under the Agreement and the other Transaction Documents. 12.2 Subscription, execution and enforceability Execution Version 70 The execution, delivery and performance of the Agreement and each of the other Transaction Documents have been duly authorized by the CODELCO Party by all necessary corporate action and constitute, or will upon execution and delivery constitute, a legal, valid and binding obligation of the CODELCO Party enforceable by the SQM Party in accordance with their terms, except to the extent enforceability may be limited by applicable liquidation or insolvency rights. 12.3 Absence of conflict The execution of the Agreement and the other Transaction Documents and the performance by the CODELCO Party of its obligations under the Agreement and the other Transaction Documents do not violate any provision of the bylaws and other organizational documents of the CODELCO Party, shall not conflict with or result in a breach of any provision of, or constitute a default under (or an event which, by the lapse of time, would constitute a breach of) any provision of, the bylaws or organizational documents of the CODELCO Party; or result in a violation in any material respect of any of the terms and provisions of any Law applicable to the CODELCO Party. 12.4 Existence of SDC and Tarar (a) SDC and Tarar are sociedades por acciones (joint stock companies) validly incorporated under Chilean law and have the capacity and power to carry on business as currently conducted. (b) Tarar's corporate or partnership books and records have been kept and maintained in all material respects in accordance with applicable law. 12.5 Ownership of Shares in Tarar (a) CODELCO, directly or indirectly through SDC, is the beneficial and registered owner of all of the Tarar Shares, all of which are fully paid and free of all Liens. (b) None of the Tarar Shares are subject to a shareholders' agreement or joint action agreement and there are no options, warrants, convertible or exchangeable securities or other rights, agreements, covenants or undertakings relating to Tarar's equity interests, nor are there any outstanding obligations of Tarar to repurchase, redeem or otherwise acquire any of the outstanding shares. (c) No Person other than the SQM Party has any oral or written agreement or option or right or privilege that could be converted into an agreement or option to purchase or acquire any of the Tarar Shares. (d) As of the Effective Date of the Joint Venture, Tarar will not own or beneficially own any securities or other interests in the property, capital or ownership rights of any Entity and will not be bound by any commitment or obligation to acquire any securities or other interests in the property, capital or ownership rights of any Entity. (e) Tarar does not own treasury shares, nor has it received treasury shares as collateral, nor has it constituted reciprocal equity interests, either directly or through an intermediary, nor has it carried out any type of business or action contrary to the legally applicable treasury stock regime for each of these companies. Tarar has not registered any contributions for future capital increases, nor has it agreed to pay or distribute any amount for the return of capital to the shareholders thereof that is pending payment or distribution. Execution Version 71 (f) As of the Effective Date of the Joint Venture, Tarar will not have any compensation plans for executives and workers, incentive plans, stock option programs, or any other equivalent that may entitle any Person to claim rights or options on shares issued by such companies or convertible securities therein. (g) The CODELCO Party has not been notified in writing of any lawsuits, claims, legal actions, judicial and/or extrajudicial proceedings that could affect the ownership of Tarar Shares. 12.6 Consents Except for the Consents and Authorizations, the CODELCO Party is not required to obtain or file any representations, filings, consents, approvals, Orders or authorizations from any Governmental Authorities or third parties in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. 12.7 Financial Information (a) The financial statements of Tarar have been prepared in accordance with Chilean GAAP and are attached hereto as Annex 12.7, present fairly, in all material respects, the financial position of Tarar as of December 31, 2023, and the results of its operations and cash flows for the fiscal year then ended. (b) Tarar's financial statements contain provisions consistent with Chilean GAAP for bad and doubtful accounts receivable, obligations and liabilities either (actual, contingent and other), including, among others, tax obligations, obligations with related companies and financial commitments existing at the date thereof. All reserves included in the financial statements adequately and sufficiently reflect the amounts of such obligations and liabilities, in accordance with Chilean GAAP. As of the date of the financial statements, Tarar did not have any obligations or liabilities, contingent or otherwise, arising from its business activities or events concurrent with or prior to such dates, which, in accordance with Chilean GAAP, should not be reflected in the financial statements. (c) Subsequent to the closing date of the financial statements, Tarar's accounting correctly records its financial position, as well as the results of its operations and its statement of shareholders' equity. Moreover, during the period between the closing date of the financial statements and the Agreement Date, Tarar's accounting has been kept in a manner consistent with Chilean GAAP. (d) All of Tarar's accounts receivable have arisen from bona fide transactions. Such account receivables are due and payable in accordance with their terms for the amounts recorded therein. (e) Tarar has established and maintains, complies with and enforces a system of records, accounts and internal accounting control to ensure the reliability of financial reporting and the preparation of financial statements in accordance with Chilean GAAP, having policies and procedures that provide reasonable assurance that (i) transactions, revenues and expenses are executed only in accordance with the authorization of Tarar's management; (ii) transactions are properly recorded to permit the preparation of financial statements in conformity with Chilean GAAP; and (iii) any unauthorized acquisition, disposition or use of assets is prevented or detected in a timely manner.

Execution Version 72 (f) All stocks and inventories reflected in the financial statements have been valued in accordance with Chilean GAAP as applicable, including applicable adjustments for obsolete, defective, damaged or spoiled inventories. None of the stocks and inventories are subject to any consignment, bailment, warehousing or similar contract. In the case of any consignment, bailment, warehousing or a similar one with respect to any stock or inventory, Tarar has taken all necessary steps to ensure that such stock and inventory is not subject to any Lien (other than a Permitted Lien) granted by or in favor of the consignee, consignee, borrower, warehouseman or the like. 12.8 Absence of undisclosed liabilities Except for (i) liabilities, contingencies or events reflected in Tarar's financial statements as of December 31, 2023, and (ii) liabilities incurred in the Ordinary Course since the date of those financial statements, Tarar has no other Tarar liabilities that under Chilean GAAP are required to be reflected in a statement of financial position of Tarar. 12.9 Absence of activity Since the date of its incorporation, Tarar has not carried out or executed any transaction, or performed any act or entered into any contract, other than those listed in Section 2.8 of this Agreement. 12.10 CORFO-Tarar Contracts The CORFO-Tarar Contracts shall constitute once executed and delivered in accordance with the terms agreed by the Parties, and after completion of their processing before the Comptroller's Office, a legal, valid and binding obligation of the parties thereto, enforceable by Tarar (and thereafter the Operating Company) in accordance with their terms. The CORFO-Tarar Contracts will not terminate, nor will they entitle CORFO to request their termination by the Merger of Tarar into SQM Salar. 12.11 Taxes (a) Since its incorporation, Tarar has filed in due time and form with the competent Governmental Authority all Tax Returns required under applicable Law, including, among others, those relating to its income taxes, value added tax, withholding taxes, stamp taxes, land tax, regional development contributions and municipal patents, to the extent applicable, as well as having filed all required affidavits and any other Tax- related information required by and with the Governmental Authority. All Tax Returns and the assessments and tax bases on which they are based are complete and accurate in all material respects, in accordance with applicable Law. Since its incorporation, Tarar has paid all Taxes overdue and payable (including all installment and prepayments of Taxes required by applicable Law). Tarar has at its disposal the supporting documents related to the Tax Returns. (b) There are no agreements, waivers or other provisions providing for an extension of time for Tarar to file any tax declaration or pay any Taxes or for any Governmental Authority to examine any of the Tax Returns beyond the statute of limitations periods in accordance with applicable Law. (c) Since its incorporation Tarar has withheld the amount of all Taxes and other deductions required to be withheld in accordance with the applicable Law and has paid the same to the competent receiving Governmental Authorities within the time required by the applicable Laws. Execution Version 73 (d) Since its incorporation Tarar has withheld and/or surcharged all significant amounts to be collected for Taxes and has remitted them, in all material respects, to the Governmental Authority, when required by Law. (e) Taxes accrued in the period prior to the Effective Date of the Joint Venture have either been paid or are properly provided for by Tarar or have been contested in good faith and in accordance with procedures existing under applicable law, or are those that Tarar contests in the Ordinary Course. Provisions associated with Taxes have been made, implemented and accounted for as required by Chilean GAAP (f) Since its incorporation, all expenses, deductions, disbursements, costs, write-offs, credits, amortizations, depreciation, losses and any other item to be deducted in the determination of the Tax base, particularly those related to carry-forward losses (if any), have been duly determined in all material respects by Tarar in accordance with the applicable Law, and may be duly supported by the relevant documentation. (g) Tarar relies upon all the relevant documentation that justifies and supports its accounting and tax records in all material respects, in compliance with the applicable law. (h) There are no outstanding Claims or, to the knowledge of the CODELCO Party, serious written threats against Tarar in connection with material Taxes, nor is there an ongoing audit process by any Governmental Authority on a material matter under discussion by Tarar in connection with material Taxes. (i) Since its incorporation, Tarar has complied in all aspects with the relevant intercompany transfer pricing provisions of the applicable Tax Law and the provisions set forth in Article 64 of the Chilean Tax Code. 12.12 CODELCO Subsidiaries Due to the fact that CODELCO holds the majority of the shares issued by the Operating Company as of the Effective Date of the Joint Venture, the Operating Company will not have a different legal regime than any Chilean sociedad por acciones (joint stock company) except for (i) what CODELCO indicated to SQM by means of a letter issued on the date hereof called "Letter Section 12.12"; (ii) changes in Chilean Laws subsequent to the Effective Date of the Joint Venture; or (iii) those regulations that do not imply a restriction preventing the Operating Company from running an Ordinary Course similar to that of SQM Salar prior to the Effective Date of the Joint Venture. 12.13 Anti-corruption (a) During the past five (5) years, the CODELCO Party and, to the knowledge of the CODELCO Party, none of its directors, main executive officers, legal or conventional representatives, and any other Person holding an office, function, or equivalent position in the CODELCO Party, or third party related to such Entities in the terms of Article 3 of Law No. 20.393, acting in each case in the exercise of their position or relationship (collectively, the "CODELCO Linked Parties"), have made, either directly or indirectly, Prohibited Payments or have engaged in Prohibited Transactions. The CODELCO Party assures and confirms that the CODELCO Linked Parties have been bound by internal compliance rules whose purpose is to prevent, avoid and sanction Prohibited Payments and Prohibited Transactions, as well as to comply with national Anti- Corruption Regulations. Execution Version 74 (b) Neither the CODELCO Party nor the CODELCO Linked Parties have taken any action that could cause Tarar to violate any Anti-Corruption Regulations, or have committed any of the offenses set forth in the Anti-Corruption Regulations, that injures or may injure the interests, reputation, property, and/or assets of the Operating Company or the Business Subsidiaries, or that may result in administrative, criminal, civil or other penalties for the Operating Company or the Business Subsidiaries. (c) During the last five (5) years the CODELCO Party and, to the best of the CODELCO Party's knowledge, the CODELCO Linked Parties, comply with the compliance standards, and have not engaged in any activity, practice or conduct in breach of any Anti-Corruption Regulations. (d) The resources, funds, cash, assets and/or goods that are part of Tarar's shareholders’ equity are of lawful origin and are not related to money laundering, financing of terrorism and/or any other crime related to the Anti-Corruption Regulations. (e) Any and all interactions with public agents were conducted in accordance with good market practices in terms of ethics, as well as applicable law, including in terms of transparency and record keeping. (f) The CODELCO Party and, to the Knowledge of the CODELCO Party, the CODELCO Linked Parties, have not within the past five (5) years (i) been convicted of any criminal offense involving corruption, money laundering, drug trafficking, or other economic crime or modern slavery, or (ii) been or is subject to any investigation, inquiry or enforcement proceeding by any Governmental Authority, with respect to any corruption, money laundering or other economic crime or modern slavery offense and, to the best of his knowledge, there are no circumstances that would give rise to an investigation, inquiry or proceeding with respect to such offenses. 12.14 Intermediary’s fees There is no investment banker, broker or dealer, securities dealer or other intermediary, who has been engaged by or is authorized to act on behalf of the CODELCO Party, who may be entitled to receive fees or commissions from Tarar in connection with the transactions contemplated by this Agreement and the other Transaction Documents. CODELCO or SDC is solely responsible for any and all fees and commissions that may be due to such bankers, advisors, agents or brokers. 12.15 Dissolution, liquidation or insolvency The CODELCO Party has not incurred in suspension of payments or any other grounds for dissolution, liquidation, reorganization, bankruptcy or insolvency, pursuant to Law 20.720 or the applicable Foreign Law, nor is it subject to any proceeding to that effect. None of the creditors of the CODELCO Party has brought any dissolution, liquidation, bankruptcy or reorganization proceedings, pursuant to Law 20.720 or the applicable Foreign Law, against the CODELCO Party. The CODELCO Parties have not filed or intend to file a petition for dissolution, liquidation, reorganization, bankruptcy or insolvency proceedings under Law 20.720 or applicable Foreign Law. 12.16 Knowledge of the CODELCO Party The CODELCO Party expressly declares that it has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of the Joint Venture and further confirms that it can bear the economic risk of its investment in the Joint Venture. In addition, the CODELCO Party expressly declares that it has relied solely Execution Version 75 and exclusively upon its own investigation and the representations and warranties of the SQM Party contained in Article 11 (in each case, qualified in accordance with the Side Letter) for purposes of entering into this Agreement and the Transaction Documents. The CODELCO Party further acknowledges, represents, warrants and covenants that, except as set forth in this Agreement in Article 11, the SQM Party, SQM Salar, the Business Subsidiaries, any of their respective Representatives or any other Related Person thereof has made no representation or warranty whatsoever, whether express or implied, regarding projections, forecasts, estimates, plans, financial information or budgets for future revenues, expenses or expenditures, future results of operations (or any item thereof), future cash flows (or any item thereof) or future financial condition (or any item thereof) of SQM Salar and/or the Business Subsidiaries. 12.17 Exclusivity of representations and warranties The CODELCO Party expressly represents that the only and exclusive representations and warranties it has made in connection with this Agreement and the other Transaction Documents are those expressly contained in this Article 12, it being expressly stated that the delivery or disclosure of any documentation or information (including any financial projections or related documents) by the CODELCO Party to the SQM Party or any of its Subsidiaries, Representatives or advisors does not and shall not constitute, in any event, a representation or warranty of any kind or nature, oral or written, express or implied, relating to the CODELCO Party and/or its Subsidiaries. SECTION 13. Additional Obligations of the Parties 13.1 Communications with Governmental Authorities and Third Parties. (a) Subject to the Protocol, each Party shall provide to the other Party copies of all correspondence, submissions and communications (or memoranda setting forth the substance thereof) exchanged between them or their respective Representatives and the relevant Governmental Authority (or members of their respective staffs) in connection with this Agreement, the Regulatory Filings, Consent Solicitations and Consents and Authorizations, in each case and to the extent permitted by Law, sufficiently in advance of the delivery of such material to the respective Governmental Authority (or members of their respective staffs) in order to allow the other Party and its Representatives reasonable time to review and provide comments thereon. The Parties shall endeavor to respond to and comply with any request for information relating to the Joint Venture made by the relevant Governmental Authority. (b) If in connection with the Regulatory Filings or Consent Applications, SQM and/or CODELCO (including their respective Subsidiaries) are required or may submit any information about them or the Tarar Business, SQM Salar, the Business Subsidiaries or the Business Assets, or their cost structure, the disclosure of which could constitute a violation or potential violation of the Antitrust Law, such information shall be submitted by the SQM Party and/or CODELCO Party, as applicable, to the Governmental Authority on a confidential basis and the Party submitting such information shall not disclose or share such information with the other Party to this instrument or its Subsidiaries, unless such disclosure is required by the Governmental Authority. 13.2 Confidentiality (a) The Receiving Party Confidential Information undertakes, for itself and its Representatives, to keep the Confidential Information and any discussion and negotiation between the Parties about the Agreement and the Joint Venture, under strict

Execution Version 76 reserve and confidentiality and not to use it for purposes other than the evaluation, negotiation, execution and implementation of the Joint Venture. Accordingly, without the prior express written authorization of the Disclosing Party, the Receiving Party and its Representatives may not disclose, reveal or make available Confidential Information, either directly or indirectly, to Persons other than its Representatives and advisors who require knowledge of its content and scope (for the evaluation, negotiation, execution and implementation of the Joint Venture), including documents (whether drafts or final) relating to the Joint Venture, including the status thereof. (b) The Receiving Party shall limit access to the Confidential Information only to those Representatives and advisors who strictly require knowledge of its content and scope for the evaluation, negotiation, execution and implementation of the Joint Venture. Furthermore, the Receiving Party shall agree on confidentiality obligations, in terms similar to those established in the Agreement, with its Representatives and advisors who require knowledge of the content and scope of the Confidential Information for the evaluation, negotiation, execution and implementation of the Joint Venture, unless such Representatives or advisors already had equivalent confidentiality obligations agreed upon or legally imposed; and to deliver to the Disclosing Party, upon its sole request, the names of such Representatives and advisors. (c) The Receiving Party shall adopt the relevant measures to safeguard the Confidential Information, which shall be, at least, the same measures used by the Parties to protect their own documents, software and commercial secrets; it shall not make, order to make or allow to make other copies of the Confidential Information, additional to those strictly necessary to carry out its corresponding evaluation.. (d) The Receiving Party, in the event that the Disclosing Party so requests in writing, undertakes to deliver to the other, all Confidential Information in its possession or in the possession of its employees or collaborators, or to destroy it at the express request of the Disclosing Party and in the manner established by the latter, regardless of the medium in which this information is recorded. Furthermore, the Receiving Party is obliged to certify to the Disclosing Party in case the latter so requires, that all material in its possession has been returned, erased or destroyed in accordance with the foregoing and, therefore, that it does not have any copy of all or any part of the documentation associated therewith. Without prejudice to the return or destruction of the Confidential Information, the Receiving Party shall remain bound under the terms of this Agreement with respect to the Confidential Information. (e) Notwithstanding the foregoing, the Receiving Party and its Representatives and advisors (i) may retain such portion of the Confidential Information as is necessary to comply with its internal record keeping policies, a legal, statutory, regulatory or professional obligation; and (ii) shall be entitled to retain such portion of the Confidential Information that is automatically archived in its back-up files. In such cases, the Receiving Party and its Representatives and advisors shall remain obliged to maintain the confidentiality of such information for as long as they retain the Confidential Information. (f) The obligations of the Receiving Party set forth in the preceding paragraphs of this Section shall continue throughout the term of the Joint Venture and until two (2) years from the date of its termination. In the event of termination of this Agreement prior to the Effective Date of the Joint Venture, the obligations of the Receiving Party set forth in the preceding paragraphs of this Section shall continue for two (2) years from the termination of the Agreement. (g) The Receiving Party represents that it understands and agrees that the Confidential Information may include information not disclosed to the market and Execution Version 77 knowledge of which, by its nature, is capable of influencing the price of securities issued by the Disclosing Party ("Inside Information"). The Receiving Party understands and agrees, and shall instruct its Representatives and advisors, that the Securities Laws (including the LMV) prohibit, among other conducts, disclosing the Inside Information, or using for its own or another's benefit, acquiring or disposing for itself or for third parties, directly or indirectly, securities on which it possesses Inside Information or using the Inside Information to obtain benefits or avoid losses. The Receiving Party undertakes that neither it nor its Representatives shall acquire, sell or otherwise deal in securities issued by the Disclosing Party while in possession of Inside Information and until they are able to do so in compliance with the law. (h) The obligation of the Receiving Party not to disclose, reveal or make available Confidential Information set forth in this Section 13.2, shall not apply where such disclosure is (i) required by law, taking into special consideration CODELCO's and SQM's status as issuers of publicly offered securities, by virtue of which they are subject to the securities market disclosure rules set forth in the LMV and in General Rule No. 30 of the Financial Market Commission, and the oversight rules of COCHILCO and the Comptroller's Office applicable to CODELCO; and (ii) ordered by any Court Order or competent authority. (i) In the events described in paragraph (h) above, the Receiving Party may only disclose the Confidential Information in that part that is strictly necessary, and undertakes that the rest of the Confidential Information that has not been requested shall not be disclosed and shall be kept confidential. (j) In the cases in which the Receiving Party is obliged to disclose all or part of the Confidential Information, it shall use its Best Efforts in order that the party requesting the Confidential Information maintains the confidentiality of the information; and ensure that, to the extent possible, any Person to whom the Confidential Information has been disclosed maintains such confidentiality under the terms of this Agreement. (k) Prior to making any disclosure of information under the terms of this Section, the Receiving Party shall, as soon as legally possible: (i) Communicate such circumstance to the Disclosing Party immediately and in writing, indicating the reasons for the disclosure and a copy of the Confidential Information to be disclosed, so that the Disclosing Party may take the measures and actions it deems appropriate to protect its interests. (ii) provide all assistance and cooperation reasonably necessary to prevent or limit the disclosure of the Confidential Information, or in the case of disclosure, for the requesting party to maintain the confidentiality of the information. (l) The Parties acknowledge and agree that this Agreement and the delivery of Confidential Information to the Receiving Party shall not be construed to constitute a transfer or sale by the Disclosing Party of any rights, by license or otherwise, in the Confidential Information owned by the Disclosing Party, and no licenses or rights under patents, copyrights, trademarks or trade secrets are granted or shall be implied in this Agreement. Execution Version 78 13.3 Other activities of the Parties. Non solicitation (a) Until the Effective Date of the Joint Venture, except for the restrictions agreed to in this Agreement, each Party shall have no restriction to independently carry out its commercial activities and to receive all benefits derived from such commercial activities, without the need to consult or request authorization and without any obligation with respect to the other. The foregoing expressly includes the activities of the SQM Party in the Commonwealth of Australia, France and others, and the activities of the CODELCO Party in the Salar de Maricunga, Salar de Pedernales and Salar de Ollagüe. As of the Effective Date of the Joint Venture, the provisions of the Shareholders' Agreement shall apply. (b) From the Agreement Date and until the Effective Date of the Joint Venture, neither Party shall solicit, nor permit any of its Representatives, either for themselves or for any other Person, to induce, recruit or encourage any of the executives or employees identified as Business Personnel to leave their employment with SQM Salar or the Business Subsidiaries or not to accept to be rehired by or transferred to SQM Salar or the Business Subsidiaries. This obligation shall extend for a period of two (2) years from the date of termination of this Agreement. As of the Effective Date of the Joint Venture, the provisions of the Shareholders' Agreement shall apply. 13.4 Public Announcements (a) Any unauthorized disclosure of information related to the Agreement, the Joint Venture, the Shareholders' Agreement or the Salar Futuro Project, including communication actions of third parties that may affect the implementation of the Joint Venture or the Salar Futuro Project (for example, news, press reports, press releases, publications in social networks, among others) shall be qualified as a "communication contingency". The Party that becomes aware of a communicational contingency shall immediately (but no later than one Business Day) notify the other Party, and the Parties shall act jointly and in a coordinated way. (b) Any public announcement relating to the existence and content of this Agreement, the Operating Company or the Salar Futuro Project, whether written, radio, digital, television or by any other means, that one or both Parties wish to make or are required to make under the Law, including securities market disclosure rules, must, to the extent permitted by law, be disclosed in advance to the other Party, including the text, main ideas and/or content of the announcement intended to be disclosed, and must have the prior written consent of the other Party. Accordingly, the Parties shall consult with each other before issuing any press release, public statement or making any other public disclosure (including any mass communication to their employees) relating to the Agreement, the other Transaction Documents, and the implementation of the Joint Venture, and shall not issue any press release or public statement or make any other public disclosure on such matters without the prior written consent of the other Party (which shall not be unreasonably withheld or delayed). (c) In no event shall the provisions of (a) and (b) above be deemed to prohibit either Party from making any disclosure necessary to comply with such Party's disclosure obligations under applicable law, including disclosures to the Financial Market Commission, the U.S. . Securities and Exchange Commission, the Santiago Stock Exchange, the New York Stock Exchange, or any Governmental Authority or self- regulatory organization. The Parties agree that the execution of the Agreement shall be reported to the Financial Market Commission and to the public as a material fact in accordance with the LMV. Execution Version 79 13.5 Cooperation in good faith The Parties agree to cooperate in good faith with a view to making the Regulatory Submissions and Consent Applications and obtaining the Consents and Authorizations, and achieving compliance with the other Conditions Precedent and, ultimately, to enable the early consummation of the Joint Venture in accordance with the terms and conditions of this Agreement and the other Transaction Documents 13.6 Notifications up to the Effective Date of the Joint Venture. (a) Between the Agreement Date and the Effective Date of the Joint Venture or the date of early termination of the Agreement, each Party shall notify the other, in a timely manner as soon as it becomes aware of any of the following circumstances, matters or information: (i) Any fact, circumstance, change, effect, occurrence or event that could qualify as a Material Adverse Effect; (ii) Any notice or other communication from any Person alleging that the consent (or waiver, permission, release, order, order, approval, agreement, amendment or confirmation) of such Person is required in connection with this Agreement, the other Transaction Documents or the implementation of the Joint Venture;; (iii) Any notice or other communication from any Person that such Person is terminating or materially adversely modifying its relationship with SQM Salar, any of the Business Subsidiaries or the Business Assets as a result of this Agreement or the Joint Venture; (iv) Any notice or other communication from any Governmental Authority and any other filings, actions, complaints, lawsuits, claims, investigations or proceedings brought, filed or threatened by third parties, in connection with this Agreement, the implementation of the Joint Venture, any Submission or Permit or the obtaining of the Consents and Authorizations; (v) The occurrence, or the non-occurrence, of any event or occurrence, the occurrence or non-occurrence of which could, or is reasonably likely to, occur: (A) Cause any of the representations or warranties of a Party contained in this Agreement to be untrue or inaccurate; or (B) Result in the breach or failure to satisfy any obligation, condition or agreement to be performed or satisfied by that Party under this Agreement. (b) Notices given under this Section 13.6(a) shall not affect any representations, warranties, agreements or obligations of the Parties, or any rights, remedies, remedies or claims of the Parties under this Agreement with respect thereto 13.7 Exclusivity From the Agreement Date and until the Effective Date of the Joint Venture or earlier termination of this Agreement in accordance with its terms, the Parties and their respective Related Persons shall exclusively negotiate with each other all and any matter that is regulated in the Transaction Documents, including any matter relating to SQM Salar, the Business Subsidiaries, the Business Assets, the CORFO-Tarar Contracts and the Business in general (the "Purpose of the Joint Venture"), and shall especially, but not limited to, (A) terminating any negotiations or contracts with any Person that conflict or overlap with,

Execution Version 80 or otherwise relate in whole or in part to, the Purpose of the Joint Venture, and (B) refraining and procuring that its Representatives refrain from, directly or indirectly: (i) contracting, initiating discussions or participating in negotiations with any Person (whether such negotiations are initiated by the respective Party, its Related Persons, or any third party) that conflict or overlap, or of any other matter, relate in whole or in part to the Purpose of the Joint Venture; (ii) providing information or documentation with respect to SQM Salar, the Business Subsidiaries or Tarar as it relates to the Purpose of the Joint Venture; unless otherwise required under applicable law; or (iii) enter into a contract with any Person other than the other Party, which relates to the Purpose of the Joint Venture. 13.8 Estacamento Salitral As of the Agreement Date, the SQM Party undertakes to divide the SQM-owned estacamento salitral covering the area where, among other things, the El Carmen Plant is located, and upon such division, to transfer to the Operating Company that portion of such farm where the El Carmen Plant and its projected expansions are specifically located according to the plan incorporated as Annex 13.8, and such transfers may be made after the Effective Date of the Joint Venture, but must be completed within twenty-four (24) months after the Agreement Date. SECTION 14 – Implementation and Transitory Services 14.1 Implementation Coordination (a) Subject to compliance with the Antitrust Law, applicable regulatory restrictions and the provisions of the Protocol, the Parties shall meet to plan and monitor progress in the implementation of the Joint Venture in accordance with the Transaction Documents, including progress in the fulfillment of the Conditions Precedent set forth in Article 7. (b) Such coordination body shall meet in person or by video-conference as often as reasonably determined by the Parties, always ensuring that such meetings interfere as little as possible with the development of the activities of SQM Salar or the Business Subsidiaries. 14.2 Transitory Services and Supply Contracts In order to implement the Joint Venture and for SQM Salar to be the Operating Company that fully develops the Business as of the Effective Date of the Joint Venture, the SQM Party shall collaborate with the appropriate operational transition of SQM Salar so that it takes over all aspects of the Business. Prior to the Effective Date of the Joint Venture, the SQM Party shall enter into, or cause its Subsidiaries, as applicable, to enter into, with SQM Salar transitional services agreements and supply agreements on terms substantially similar to those drafts incorporated as Annex 14.2 (the " Transitory Services and Supply Contracts"). SECTION 15 - TERMINATION 91 15.1 Termination (a) Until the Effective Date of the Joint Venture, this Agreement may be terminated, and the operations contemplated hereby may be abandoned, at any time: (i) By mutual written consent of the Parties; Execution Version 81 (ii) By either Party, after written notice to the other Party, if any of the Conditions Precedent established in its favor or in favor of both Parties in Article 7 fails, and the cause for considering the Condition Precedent as failed cannot be cured or, if it could be cured, has not been cured within thirty (30) Business Days following the date on which one of the Parties has informed the other that a specific Condition Precedent has failed and its cause; or (iii) By either Party if the Closing has not occurred prior to December 31, 2025, unless the delay in Closing was the result of the willful misconduct or fault of that Party. (b) The notice of termination applicable under this Section shall be delivered to the other Party or Parties specifying the provision hereof pursuant to which such termination is made. 15.2 Termination effect In the event of termination of this Agreement, there shall be no further liability or obligation for the SQM Party or the CODELCO Party under this Agreement, except for: (i) the provisions set forth in Sections 13.2, 13.3, 15.2, 17.1 and 17.2, which shall survive such termination; (ii) gross negligence or willful misconduct or for breach of any provision of this Agreement prior to the termination of this Agreement; and (iii) the obligation to indemnify the damages suffered by the performing Party in the event of termination of the Agreement due to the other Party's negligent or willful breach of its obligations entitling the performing Party to terminate the Agreement. SECTION 16. Indemnity 16.1 Indemnification obligation of the SQM Party As of the Effective Date of the Joint Venture, the SQM Party agrees to indemnify, defend, and hold harmless the CODELCO Party, as set forth below, for any Losses (whether in connection with a Third Party Claim or Direct Claim), which the CODELCO Party suffers, incurs or pays personally or in its capacity as a shareholder of the Operating Company, by reason of or arising out of the causes set forth below: (a) Any misrepresentation or inaccuracy in any of the representations and warranties made by the SQM Party in Article 11 of this Agreement, or any Third Party Claim or Direct Claim arising from any misrepresentation or inaccuracy in any such representations and warranties; and (b) Any breach of the obligations of the SQM Party or its Subsidiaries provided for in this Agreement. 16.2 Indemnification Obligation of the CODELCO Party As of the Effective Date of the Joint Venture, the CODELCO Party agrees to indemnify, defend, and hold harmless the SQM Party, in the manner set forth below, for any Losses (whether in connection with a Third Party Claim or Direct Claim), which the SQM Party suffers, incurs or pays, whether personally or indirectly in its capacity as a shareholder of the Joint Venture, by reason of or arising out of: (a) Any misrepresentation or inaccuracy in any of the representations and warranties made by the CODELCO Party in Article 12 of this Agreement, or any Third Execution Version 82 Party Claim or Direct Claim arising from any misrepresentation or inaccuracy in any such representations and warranties; and (b) Any breach of the CODELCO Party's obligations under this Agreement or Section 12.12 Letter. 16.3 Third Party Claims (a) In the event that a third party, including a Governmental Authority, files any Claim (a “Third Party Claim”) against the Operating Company, the Business Subsidiaries or a Party (the “Indemnified Party”) that would cause Loss to the Operating Company, the Business Subsidiaries or the Indemnified Party, and the cause or basis of which would imply that any of the representations and warranties made by the other Party in Article 11 in the case of the SQM Party or Article 12 in the case of the CODELCO Party were inaccurate or untrue or arise from a breach of the other Party's obligations under this Agreement, the Indemnified Party shall give written notice (the “Notice of Third Party Claim”) to the other Party (the “Indemnifying Party”), of such Third Party Claim in a prompt and timely manner (prompt and timely in the case of Taxes provided always that it is given no later than fifteen (15) Business Days). The Operating Company shall be deemed an Indemnified Party of the CODELCO Party if the Third Party Claim relates to SQM Salar or one of the Business Subsidiaries but shall be deemed an Indemnified Party of the SQM Party if the Third Party Claim relates to Tarar. (b) The Notice of Third Party Claim shall state the nature of such Third Party Claim and the basis thereof, provided, always however, that the Indemnified Party's delay or failure to send such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except and only to the extent that it would actually be prejudiced by such delay or failure. (c) The Notice of Third Party Claim shall describe in reasonable detail such Third Party Claim and shall specify the Sections of this Agreement that would be the basis of the claim, include copies of any material written evidence in the Indemnified Party's possession and set forth the actual or estimated amount, to the best of its knowledge, of the Losses suffered or to be suffered by the Indemnified Party and include reasonable supporting documentation as appropriate. (d) The Indemnifying Party shall have fifteen (15) days from receipt of the Notice of Third Party Claim to decide, at its option, whether to assume and control the defense, at its own expense and with its own legal counsel, of such Third Party Claim and shall be entitled to assert all defenses available to the Indemnified Party to the fullest extent permitted by the applicable Laws. (e) If the Indemnifying Party elects to assume the settlement or defense of such Third Party Claim, the Indemnifying Party shall so notify the Indemnified Party, which shall fully cooperate with the Indemnifying Party and its legal counsel in the settlement or defense of such Third Party Claim, provided, however, that the Indemnifying Party shall not settle, compromise, or release, or admit any liability in connection with such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), unless the relief solely consists of pecuniary Losses and provided that such settlement or compromise shall include a provision whereby the plaintiff or claimant releases the Indemnified Parties from any liability with respect thereto. The Indemnified Party shall make available to the Indemnifying Party all information available to such Indemnified Party relating to the Third Party Claim. If the Indemnifying Party elects to Execution Version 83 defend such Third Party Claim, the Indemnified Party may participate in such defense with legal counsel of its own choosing at its own expense. (f) If the Indemnifying Party receiving the Notice of Third Party Claim elects not to defend such Third Party Claim or fails to assume the defense thereof after the expiration of fifteen (15) days, in addition to any other rights or remedies to which it may be entitled, the Indemnified Party shall have the right to assume the defense of such Third Party Claim at the expense of the Indemnifying Party, which shall cooperate fully with the Indemnified Party and its counsel in the settlement or defense of such Third Party Claim, provided, however, that the Indemnified Party shall not settle, compromise, compromise or release, or admit any liability with respect to such Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall make available to the Indemnified Party all information available to such Indemnifying Party relating to the Third Party Claim. (g) For the avoidance of doubt, the Indemnified Party shall not have the right to settle a Third Party Claim without the written consent of the Indemnifying Party (in its sole discretion) if the Indemnifying Party assumes the defense of the Third Party Claim hereunder or if the period for determining whether or not to assume the defense of the claim has not expired. 16.4 Direct Claims (a) In the event that either Party has a claim against the other Party under this Agreement, which does not involve a Third Party Claim (a "Direct Claim"), but which gives rise to a claim for damages under this Article 16, the Party asserting the claim (the "Indemnified Party") shall as soon as practicable communicate in writing such Direct Claim to the Party against which it claims (the "Indemnifying Party") indicating the nature and basis thereof, provided, however, that the delay or failure of the Indemnified Party to send such notice to the Indemnifying Party shall relieve the Indemnifying Party of its obligations under this instrument only if and to the extent that it is prejudiced by such delay or failure. (b) The written communication with the Direct Claim shall describe in reasonable detail such Direct Claim, indicating the Sections of this Agreement that are the basis of the claim, include copies of all material written evidence in the Indemnified Party's possession and set forth the actual or estimated amount of Losses suffered or to be suffered by the Indemnified Party and include reasonable supporting documentation as appropriate. 16.5 Limitations on the Obligation to Indemnify The Parties agree that the indemnification obligations provided for in this Article 16 shall be limited as follows: (a) De Minimis. The Parties shall be liable to pay indemnifications for Losses suffered as a result of the grounds set forth in Section 16.1(a), Section 16.6(d), and Section 16.2(a), as applicable, only if each Loss, individually (or separate Losses to be considered as a single Loss when arising from the same act, origin, ground or legal basis), exceeds the amount of [***] Dollars (USD [***]) ("De Minimis Amount"), and no Losses below the De Minimis Amount, shall be accounted for purposes of determining actual compensable Losses (including with respect to the Deductible, as defined below). For the avoidance of doubt, upon the occurrence of an event or Claim not affecting a Party personally, but for a Loss sustained at the Operating Company level, the Loss sustained by the Operating Company shall be considered in determining

Execution Version 84 whether or not the De Minimis Amount is exceeded, provided always that the Loss suffered by the Party shall be considered in determining the actual indemnifiable Losses (including with respect to the Deductible, as defined below). (b) Deductible The Parties shall be liable to pay compensation for Losses suffered as a result of the grounds set forth in Section 16.1(a), Section 16.6(d), and Section 16.2(a), as applicable, if the sum of the indemnifiable Losses (i.e., those over the De Minimis Amount) suffered by the SQM Party or the CODELCO Party, as applicable, is equal to or greater than an amount equal to [***] Dollars (USD [***]) ("Deductible"); on the understanding that, if the total value of the indemnifiable Losses pursuant to the foregoing exceeds the Deductible, the Indemnifying Party shall be liable for the total indemnifiable Losses suffered by the SQM Party or the CODELCO Party, as the case may be, up to the Maximum Indemnity Amount, if applicable. (c) Maximum Amount The maximum aggregate amount that the SQM Party or the CODELCO Party, as applicable, as Indemnifying Party shall be obliged to pay to the other as Indemnified Party as compensation for Losses suffered as a result of the grounds set forth in Section 16.1(a), Section 16.6(d), and Section 16.2(a), as applicable, shall not at any time exceed the amount of [***] Dollars (USD [***]) ("Maximum Indemnity Amount") even if the total Losses amount to a higher amount. (d) Time Limit for Claiming. The Parties may give Notice of a Third Party Claim or file a Direct Claim relating to indemnities for Losses set forth in Section 16.1(a) and Section 16.2(a), as applicable, until the expiration of (i) eighteen (18) months from the Effective Date of the Joint Venture ; or (ii) thirty-six (36) months from the Effective Date of the Joint Venture for Losses related to a misrepresentation or inaccuracy in the representations and warranties made by the SQM Party in Section 11.16 (Environmental Matters) or for the Losses set forth in Section 16.6(d). With respect to any Third Party Claim or Direct Claim filed prior to the expiration of the aforementioned term, they shall remain in force provided that the Indemnified Party has filed, prior to the fourth anniversary of the Closing Date, the corresponding claim before the Arbitral Tribunal to enforce its resolution if such claim is the subject of a dispute between the Parties. (e) Other Losses. Notwithstanding the foregoing, and for the avoidance of doubt, the limitation of the De Minimis Amount, the Deductible, the Maximum Indemnity Amount and the time limit stated in paragraph (d) above shall not apply with respect to Losses attributable to willful misconduct or gross negligence, Losses related to Material Representations and Warranties, and Losses suffered as a result of the grounds stated in Section 16.1(b), Section 16.6 (a), (b) and (c), Section 16.2(b) and Section 16.7 (a), (b), (c) and (d). With respect to such Losses, a maximum indemnity amount (other than the Maximum Indemnity Amount) shall apply for each Indemnifying Party of [***] Dollars (USD [***]) and the term for giving Notice of Third Party Claim or file a Direct Claim for these Losses shall be the greater of the period corresponding to the statute of limitations established in Chilean Law and thirty-six (36) months from the Effective Date of the Joint Venture. (f) Obligation to Mitigate and Minimize Losses. Each Party undertakes to exercise available rights or remedies to mitigate and minimize any Loss subject to indemnification under this Article 16 promptly and in a timely manner from the date it becomes aware of any fact, event or circumstance that could reasonably be expected to give rise to any Loss. (g) Non-Indemnifiable Losses. The Indemnified Party shall not be entitled to indemnification for Losses under this Article 16 when: Execution Version 85 (i) The respective event or circumstance directly giving rise to the Losses is explicitly stated in this Agreement, in its Annexes or in the Side Letter; (ii) The respective event or circumstance directly giving rise to the Losses set forth in Section 16.1(a), Section 16.6(d) and Section 16.2(a) occurred after the Reference Date; or (ii) The respective event or circumstance giving rise to the Losses was the direct consequence of an act or omission of the Indemnified Party prior to the Reference Date. 16.6 Special SQM Party Indemnities As of the Effective Date of the Joint Venture, the SQM Party agrees to indemnify, defend, and hold harmless the CODELCO Party, as set forth below, for any Losses (even if the contingencies giving rise to such Losses have been disclosed in the Side Letter), whether in connection with a Third Party Claim or a Direct Claim, suffered, incurred or paid by the CODELCO Party in its personal capacity or as a shareholder of the Operating Company, by reason of or arising out of the causes set forth below: (g) any Taxes payable by SQM Salar, the Operating Company or the Business Subsidiaries for, or arising from, events that occurred prior to the Effective Date of the Joint Venture or taxable periods or portions of such periods prior to the Effective Date of the Joint Venture (including Taxes arising from the SQM Reorganization, but excluding any Taxes arising from the Merger), unless the full amount of such Taxes would have been paid or reflected in the Reference Balance Sheet accounts considered for the determination of the Adjustment Account, (or if less than the total amount, up to the amount of Taxes actually paid or reflected); (h) (any Losses suffered, assumed or paid by the Operating Company or the Business Subsidiaries, due to or arising from the SQM Reorganization (including the contribution of the Korea Business, notwithstanding occurring after the Reference Date), unless the total amount of such Losses has been paid or reflected in the Reference Balance Sheet accounts considered for the determination of the Adjustment Account (or if less than the total amount, up to the amount of the Losses actually paid or reflected); (i) any Losses suffered, or assumed or paid by the Operating Company, the Business Subsidiaries, or the CODELCO Party, for, or arising from, Prohibited Payments or Prohibited Transactions that occurred prior to the Effective Date of the Joint Venture, by the SQM Party, its Subsidiaries, or the SQM Linked Parties, unless the full amount of such Losses has been paid or reflected in the Reference Balance Sheet accounts considered for the determination of the Adjustment Account (or if less than the full amount, up to the amount of the Losses actually paid or reflected); and (j) any Loss suffered, or assumed or paid by the Operating Company or the Business Subsidiaries, for, or arising out of, any of the contingencies prior to the Effective Date of the Joint Venture (and in the case of contingencies which are Claims, also the events giving rise to such Claims), described in the document executed by the Parties on the date hereof, and entitled "Section 16 paragraph. 6", unless the total amount of such Losses has been paid or reflected in the accounts of the Reference Balance Sheet considered for the determination of the Adjustment Account (or if it is less than the total amount, up to the amount actually paid or reflected of the Losses). Execution Version 86 16.7 Special CODELCO Party Indemnities As of the Effective Date of the Joint Venture, the CODELCO Party agrees to indemnify, defend, and hold harmless the SQM Party, in the manner set forth below, for any Losses (whether in connection with a Third Party Claim or Direct Claim), which the SQM Party suffers, incurs or pays, whether personally or indirectly in its capacity as a shareholder of the Joint Venture, by reason of or arising out of: (a) any Taxes payable by Tarar or the Operating Company for, or arising from, events occurring prior to the Effective Date of the Joint Venture or taxable periods or portions of such periods prior to the Effective Date of the Joint Venture, to the extent such Taxes have not been paid or reflected in the balance sheet accounts considered in determining the Adjustment Account; (b) any Losses suffered, or assumed or paid by the Operating Company, the Business Subsidiaries, or the SQM Party, for, or arising from, Prohibited Payments or Prohibited Transactions that occurred prior to the Effective Date of the Joint Venture, by the CODELCO Party, Tarar, or the CODELCO Linked Parties; (c) payments due to CODELCO under Section 10.3(c); and (d) any Loss suffered or borne or paid by the Operating Company or the Business Subsidiaries, by reason of, or arising out of, the circumstances described in Section 12.12 of the Letter. 16.8 Indemnification payment mechanisms . (g) In the case of an event, situation or Claim that does not affect the Indemnified Party personally, but rather for a Loss suffered at the Operating Company level, the Indemnifying Party may elect to fulfill its obligation to indemnify the Indemnified Party through one of the following two alternative mechanisms: (ii) pay to the Operating Company directly the amount of the Indemnifiable Loss incurred at the Operating Company level, or (iii) deduct from the dividend to which the Indemnifying Party is entitled an amount such as to allow the Indemnified Party to receive as a dividend from the Operating Company an amount equal to the amount it would have received had such Loss not existed. For these purposes, the Adjusted Profit shall be calculated excluding the effect on results of the Indemnifiable Loss suffered at the Operating Company level, in accordance with the provisions set forth in Annex 5.2 of the Shareholders’ Agreement. Section (a)(ii) of Annex 16.8 includes an illustrative example of how this calculation should be made.. (h) In the case of an event, situation or Claim affecting the Indemnified Party in its personal capacity, the Indemnifying Party may elect to fulfill its obligation to indemnify the Indemnified Party through one of the following two alternative mechanisms: (ii) pay to the Indemnified Party directly the amount of the Indemnifiable Loss suffered by the Indemnified Party, or (iii) deduct from the dividend to which the Indemnifying Party is entitled an amount such that the Indemnified Party may receive as a dividend from the Operating Company an amount, in addition to the amount of dividends Execution Version 87 that it would have been entitled to receive pursuant to Annex 5.2 of the Shareholders’ Agreement, equal to the Indemnifiable Loss. Section (b)(ii) of Annex 16.8 includes an illustrative example of how this calculation should be made. (i) The Indemnifying Party may elect to satisfy its obligation to indemnify the Indemnified Party pursuant to the procedure described in paragraph (ii) of (a) and (b) above only in the event that the amount of the profits of the respective fiscal year of the Operating Company is greater than the Loss to be indemnified. 16.9 Exclusive Remedy (g) As of the Effective Date of the Joint Venture, this Article 16 shall be the sole and exclusive remedy of the SQM Party or the CODELCO Party with respect to this Agreement and the transactions contemplated hereby; (h) Neither Party shall be liable to an Indemnified Party except for the indemnification provisions hereof; (i) Except for (i) the indemnification provisions set forth in this Article 16, (ii) the right to compel performance of a breached obligation and (iii) actions against third parties, each Party waives, to the fullest extent permitted by law, any right, action or remedy, whether in contract, at law or otherwise, (and) arising out of any breach of any representation, representation, warranty or obligation under this Agreement; and (z) in any other manner relating to or arising out of this Agreement, including, as of the Effective Date of the Joint Venture, to the resolutory action arising out of this Agreement. (d) Any Loss subject to indemnification under Article 16 shall be determined without duplication by virtue of the facts giving rise thereto. 16.10 Insurance and others (g) Notwithstanding anything to the contrary contained in this instrument, (i) Losses shall be reduced by (w) any insurance payable or amount recoverable or received by the Indemnified Party, the Operating Company or its Subsidiaries from an insurance company in connection with, arising out of or relating to the events giving rise to the Loss; (x) any amount recoverable or received by the Indemnified Party, the Operating Company or its Subsidiaries from a third party in connection with, arising out of or relating to the events giving rise to the Loss; (y) any tax benefits that the Loss generates for the Indemnified Party and that the Indemnified Party actually takes advantage of; or (z) any accounting provisions that existed in connection with, arising out of, or relating to the events giving rise to the Loss, in the financial statements of SQM Salar or Tarar as of the Effective Date of the Joint Venture; and (ii) in determining the amount of the Losses, those resulting from any of the following events: (y) any change in the law, regulation, practice, interpretation or policy of any Governmental Authority, enacted or in effect after the Agreement Date; or (z) any matter or subject matter effected or excluded pursuant to and in compliance with this Agreement, or upon the prior written request or with the prior written approval of the Indemnified Party. (h) If an Indemnified Party recovers or has the right to be indemnified under insurance or by a third party for Losses already paid to it by the Indemnifying Party, the Indemnified Party shall promptly pay to the Indemnifying Party, in immediately available funds, an amount equal to the excess, if any, of (i) the sum of (y) the total amount of payments made in respect of such Losses and (z) the total amount of insurance or other amounts to which the Indemnified Party or its affiliates are entitled or have received in

Execution Version 88 connection with the events giving rise to the right of indemnification in excess of (ii) the respective amount of the Losses suffered by the Indemnified Party. (i) The Indemnified Party shall use its Best Efforts to recover any amounts recoverable under the insurance policies or third parties. (j) Notwithstanding the foregoing, the amount of indemnification for any Loss shall be net of any Taxes paid by the Indemnified Party under applicable Law as a result of the indemnification received from the Indemnifying Party, so that the amount received by the Indemnified Party shall be the full amount to be indemnified, without regard to any Taxes paid by the Indemnified Party.. 16.11 Exclusion of materiality qualifiers For purposes of the provisions set forth in this Article 16, the representations and warranties made by each Party pursuant to Articles 11 and 12 of this Agreement (respectively), shall be understood without regard to qualifiers of materiality, relevance, Material Adverse Effect, references to "substantial/material/relevant aspects" or other similar qualification, except for those contained in Section 11.7 and Section 11.29, which shall retain the qualifiers used therein. SECTION 17 – Governing Law and Settlement of Disputes 17.1 Governing Law This Agreement is governed by and shall be construed in accordance with the laws of the Republic of Chile. 17.2 Settlement of Disputes. (a) All difficulties or disputes relating to this Agreement, including, but not limited to, those relating to its performance or breach, application, interpretation, validity or invalidity, enforceability, nullity or termination, determination of damages in connection with the breach thereof, and matters related to the jurisdiction and venue of the tribunal itself, shall be settled by an arbitral tribunal composed of three (3) mixed arbitrators, i.e., arbitrators who shall act ex aequo et bono with regard to the procedure and shall render the award according to law, (the “Arbitral Tribunal”), in accordance with the Arbitration Procedural Rules of the Arbitration and Mediation Center of the Santiago Chamber of Commerce A.G. in force on the date on which the arbitration process commences. (b) The Party requesting the arbitration shall appoint the first arbitrator together with its request for arbitration filed with the Santiago CAM and shall give notice to the other Party of the name of the arbitrator appointed and of the request filed with Santiago CAM. The other Party shall appoint the second arbitrator within twelve (12) days after the request for arbitration and the name of the arbitrator appointed by the other Party have been notified to the other Party. The two arbitrators appointed by the Parties shall appoint the third arbitrator within fourteen (14) days after the notification of the appointment of the second arbitrator. In the event that (i) the other Party fails to appoint an arbitrator or (ii) the two arbitrators appointed by the Parties fail to reach an agreement with respect to the appointment of a third arbitrator within the time limits set forth above, it shall be the duty of the Santiago Chamber of Commerce A.G. to appoint the second arbitrator and third arbitrator, or only the latter, as the case may be, for which purpose the Parties hereby grant a special and irrevocable power of attorney to the Santiago Chamber of Commerce A.G., so that, at the written request of any of Execution Version 89 them, it may appoint said arbitrators from among the lawyers who are members of the arbitration panel of Santiago CAM. (c) The arbitration proceedings shall be conducted in the city of Santiago and in a confidential manner, and the appointed arbitrators and the Parties shall be prohibited from disclosing to third parties the terms of the arbitration and the background information submitted therein or brought to the consideration of the Arbitral Tribunal by the opposing party, except insofar as such disclosure is necessary on the occasion of the appeals or legal proceedings requested or made by the Parties or by operation of law. (d) The Parties consent to consolidate the arbitrations (joinder) subsequently brought between the Parties or those brought pursuant to other agreements or contracts entered into between the Parties (the "Agreements between the Parties"). Such joinder shall be subject to the following rules: (i) The joinder shall be requested to the Arbitral Tribunal that was set up prior to the others and shall be resolved (a "Joinder Resolution") by said tribunal; (ii) In deciding on the Joinder Resolution, the Arbitral Tribunal shall consider whether the various arbitrations raise common questions of law or fact and whether joinder of the various arbitrations would serve the interests of fairness and efficiency; (iii) The request for joinder shall not suspend the proceedings in any of the arbitrations, unless, for good cause, it is determined otherwise. If consolidation is ordered, all arbitrations shall continue to be heard and decided by the Arbitral Tribunal that ordered consolidation, to which the parties recognize full jurisdiction and competence. The other Tribunals shall cease at that time to exercise their jurisdiction, which shall be without prejudice to: (i) the validity of any act of the Arbitral Tribunal that decreed the joinder; (ii) the validity of any act performed or award rendered by the Arbitral Tribunal prior to that time, (ii) the right of the members of the Arbitral Tribunal who cease to hold office to receive their fees and disbursements therefor, (iii) that evidence submitted to the arbitrator and declared admissible prior to termination shall be admissible in arbitral proceedings joined after the Joinder Determination, and (iv) the rights of the Parties to legal and other costs incurred prior to termination. (e) The award rendered by the Arbitral Tribunal shall be final and conclusive and shall not be challenged on appeal. (f) If the time limit for the Arbitral Tribunal to exercise its jurisdiction expires, unless otherwise agreed upon by the Parties, a new Arbitral Tribunal shall be appointed in the same manner as the first Arbitral Tribunal, which shall continue the proceedings in the state in which they were being tried and heard at the expiration of the time limit of the first Arbitral Tribunal, and all the proceedings before the first Arbitral Tribunal shall be valid and effective. In this case, the new Arbitral Tribunal to be appointed shall be composed of persons other than those who were members of the tribunal that failed to perform its duties within the time limit. Execution Version 90 SECTION 18. Communications 18.1 Communications and notifications (a) Any communication or notice to the Parties arising under this Agreement shall be in writing in one of the following forms: (i)personally delivered, with receipt confirmed by the addressee’s signature; (ii) by electronic mail; or (iii) by letter sent through a notary public by registered mail. Changes in the address of each Party for the purposes of notifications or communications set forth in the following Section shall be notified in the same manner. (b) Notices, communications and notifications shall be deemed to have been received on the Business Day following the date of their dispatch, in the event that they were sent by electronic mail, or on the day of their receipt, in the event that they were sent by mail or delivered to the respective address. 18.2 Contact Information The respective contact information for each of the Parties is as indicated below: (i) If to the CODELCO Party: Corporación Nacional del Cobre de Chile Huérfanos No. 1270, Santiago, Chile Attention: Mr. Máximo Pacheco Matte Email: [***] With a copy to: Legal Vice-president Email: [***] With a copy to: Carey y Cía. Ltda. Attn.: Messrs. Rafael Vergara / Cristián Eyzaguirre Isidora Goyenechea 2800, piso 42, Las Condes, Santiago, Chile Email: [***] / [***] (ii) If to the SQM Party: Sociedad Química y Minera de Chile S.A. El Trovador N°4285, piso 6, Las Condes, Santiago, Chile Attention: Mr. Ricardo Ramos Rodríguez Email: [***] With a copy to: Legal Vice-President , Email: [***] Claro y Cía. Attn.: Messrs. Rodrigo Ochagavia / Nicolás Luco Av. Apoquindo 3721, piso 14, Las Condes, Santiago, Chile Email: [***] / [***] SECTION 19. Miscellaneous 19.1 Other guarantees The Parties shall execute and deliver such documents, agreements, instruments and certificates as may be necessary or reasonably requested for the implementation of the Joint Venture and other transactions described in the Transaction Documents and to Execution Version 91 demonstrate compliance with the Conditions Precedent (unless waived in writing by the applicable Party or Parties). For the avoidance of doubt, each Party shall execute and deliver all such further documents and instruments and perform all such further acts and formalities as the other Party may, either before or after each Effective Date of the Joint Venture, reasonably require to effectually carry out or better evidence or perfect the full intent and meaning of the Transaction Documents. 19.2 Successors and Assigns. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement except as set forth herein or with the prior written consent of the other Party. 19.3 Joint and Several Liability. (a) SQM, SQMK and SQM Salar shall be joint and several co-debtors, pursuant to the provisions set forth in articles 1511 et seq. of the Civil Code, without limitations of any kind (except for those established in this Agreement), of each and every one of the obligations of the SQM Party, of any of the members of the SQM Party individually, or of their respective Subsidiaries, that it has or assumes under the Agreement in favor of the CODELCO Party or any of the members of the CODELCO Party. In any case, as of the Effective Date of the Joint Venture, SQM Salar or its legal successor shall cease to be jointly and severally liable for the obligations of SQM and SQMK assumed under the Agreement prior to that date. (b) CODELCO, SDC and Tarar shall be joint and several co-debtors, in accordance with the provisions set forth in articles 1511 et seq. of the Civil Code, without limitations of any kind (except those set forth in this Agreement), of any and all obligations of the CODELCO Party, of any of the members of the CODELCO Party individually, or of their respective Subsidiaries, that it has or assumes under the Agreement in favor of the SQM Party or any of the members of the SQM Party. In any event, as of the Effective Date of the Joint Venture, Tarar or its legal successor shall cease to be jointly and severally liable for the obligations of CODELCO and SDC under the Agreement that it had assumed prior to that date. 19.4 Counseling, legal fees and expenses Except as otherwise expressly provided for herein, each Party shall pay its own costs and expenses in connection with the transactions contemplated herein, including disbursements and fees of its respective attorneys, accountants, advisors, agents, brokers and other representatives, in connection with the preparation and execution of this Agreement, whether or not the transactions contemplated herein are consummated. 19.5 Entire Agreement and Amendments (a) This Agreement and the remaining Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede and replace any prior negotiations and agreements between the Parties with respect thereto. There are no representations, warranties, terms, conditions, commitments or collateral agreements, express, implied or statutory, between the

Execution Version 92 Parties relating to the subject matter of the Agreement other than those expressly set forth in this Agreement and the other Transaction Documents. (b) No amendment to this Agreement shall be valid or binding unless set forth in writing and duly signed by both Parties. 19.6 Cumulative Resources No remedy conferred by the provisions of this Agreement is intended to be exclusive of any other remedy available at law, in equity, by statute or otherwise, and any and all other remedies shall be cumulative and in addition to any other remedies granted hereunder, now or hereafter existing at law, in equity, by statute or otherwise. The single or partial exercise by a Party of any right or remedy shall not preclude or otherwise affect the exercise of any other right or remedy to which such Party may be entitled. In the event that it is necessary to bring a lawsuit to enforce, construe or terminate the provisions set forth in this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to other relief, reasonable attorneys' fees for services rendered prior to the lawsuit, at trial and on any appeal thereof. 19.7 Waiver. Any term, covenant or condition of this Agreement may be waived at any time by the Party entitled to the benefit thereof, but only by written notice signed by the Party waiving such term or condition. The practice or subsequent acceptance of performance of this Agreement by a Party shall not be deemed a waiver of any prior breach by another Party of any term, covenant or condition of this Agreement, regardless of such Party's knowledge of such prior breach at the time of acceptance of such performance. 19.8 Severability If any provision of this Agreement is held to be illegal, void or unenforceable under the Law , and if the rights or obligations of either party under this Agreement are not materially and adversely affected thereby, (a) such provision shall be severable, (b) this Agreement shall be construed and enforced as if such provision had never been a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such provision or its severance from this Agreement, and (d) in lieu of such provision, there shall be automatically added as part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as possible. SECTION 20 - Legal Capacity and Counterparts 20.1 Legal Capacities. Each attorney-in-fact subscribing this Agreement on behalf of each Party represents that it has no knowledge of the revocation or suspension, by the grantor or otherwise, of the power of attorney under whose authority the attorney-in-fact subscribes this Agreement. 20.2 Counterparts and Electronic Signature. This Agreement is subscribed and executed in one or several counterparts of equal tenor and date, which may be signed by handwritten signature or electronic signature (either simple or advanced). In case of electronic copies of the Agreement, a Execution Version 93 graphic representation (scan) of the handwritten signatures shall be added. In the case of paper copies, a paper printout of the electronic signatures must be added. In case of signing through an electronic signature platform (such as Docusign or others), all signatures must be made through the same platform. [Signature pages follow] [Page of Signatures of the Joint Venture Agreement between CODELCO et al. and SQM et al]. SQM et al]. IN WITNESS WHEREOF, the Parties have signed this Joint Venture Agreement on the date indicated on the first page hereof. CORPORACIÓN NACIONAL DEL COBRE DE CHILE /s/ Máximo Pacheco M. Name: Máximo Pacheco M. Title: Chairman of the Board of Directors SALARES DE CHILE SpA /s/ Eduardo Bitran Name: Eduardo Bitran Title: Director /s/ Máximo Pacheco M. Name: Máximo Pacheco M. Title: Chairman of the Board of Directors [Page of Signatures of the Joint Venture Agreement between CODELCO et al. and SQM et al]. SQM et al]. MINERA TARAR SpA /s/ Máximo Pacheco M. Name: Máximo Pacheco M. Title: Chairman of the Board of Directors /s/ Josefina Montenegro Name: Josefina Montenegro Title: Director

IN WITNESS WHEREOF, the Parties have signed this Joint Venture Agreement on the date indicated on the first page hereof.

SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A.

/s/ Gonzalo Aguirre

Name: Gonzalo Aguirre

Title: Vice President Legal

/s/ Ricardo Ramos

Name: Ricardo Ramos

Title: Chief Executive Officer

SQM POTASIO S.A.

/s/ Gonzalo Aguirre

Name: Gonzalo Aguirre

Title: Attorney-in-Fact

/s/ Ricardo Ramos

Name: Ricardo Ramos

Title: Attorney-in-Fact

[Page of Signatures of the Joint Venture Agreement between CODELCO *et al*. and SQM *et a*l].

SQM SALAR S.A.

/s/ Ricardo Ramos

Name: Ricardo Ramos

Title: Attorney-in-Fact

/s/ Gonzalo Aguirre

Name: Gonzalo Aguirre

Title: Attorney-in-Fact

[Page of Signatures of the Joint Venture Agreement between CODELCO *et al*. and SQM *et a*l].

ANNEX B
MINING PROPERTIES

Chapter I: OMA Mining Properties

#	Concession Name	Type	Status	Concessionaire	Current Title Registration				
					pp	No.	Year	Registry	Registrar
1	OMA 1/59,820*	Exploitation	Constituted	CORFO	926	248	2016	Real Estate	CALAMA-EL LOA

Out of the total of 59,820 OMA properties, 28,054 of them are leased to SQM Salar S.A. as stated in the SQM Lease Agreement.

Chapter II: Rigo Mining Properties [1]

#	Concession Name	Type	Status	Concessionaire	Current Title Registration[2]				
					pp	No.	Year	Registry	Registrar
1	RIGO 1 to 3660	Exploitation	Constituted	SQM Salar S.A.	651 48	125 9	1993 1994	Real Estate	CALAMA

[1] The Rigo Mining Properties are currently registered in the name of SQM Salar S.A. and are subject to a resolutory condition which, if fulfilled, will cause the Rigo Mining Properties to be returned to CORFO.

[2] * The Rigo Mining Properties were re-registered in 1994.

Chapter III: Sal and Salar Mining Properties [3]

#	Concession Name	Type	Status	Concessionaire	Current Title Registration[4]				
					pp	No.	Year	Registry	Registrar
1	**SAL I 1 -20**	Exploitation	Constituted	CORFO	1872	384	2012	Real Property	CALAMA_EL LOA
2	**SAL 2 1-10**	Exploitation	Constituted	CORFO	**1873**	**385**	2012	Real Property	CALAMA_EL LOA
3	**SALAR I 1-5**	Exploitation	Constituted	CORFO	**1862**	**374**	2012	Real Property	CALAMA_EL LOA
4	**SALAR II 1-5**	Exploitation	Constituye	CORFO	**1863**	**375**	2012	Real Property	CALAMA_EL LOA
5	**SALAR III 1-25**	Exploitation	Constituted	CORFO	**1864**	**376**	2012	Real Property	CALAMA_EL LOA
6	**SALAR IV 1-25**	Exploitation	Constituted	CORFO	**1865**	**377**	2012	Real Property	CALAMA_EL LOA
7	**SALAR V 1-25**	Exploitation	Constituted	CORFO	**1866**	**378**	2012	Real Property	CALAMA_EL LOA
8	**SALAR VI 1-25**	Exploitation	Constituted	CORFO	**1867**	**379**	2012	Real Property	CALAMA_EL LOA
9	**SALAR VII 1-25**	Exploitation	Constituted	CORFO	**1868**	**380**	2012	Real Property	CALAMA_EL LOA
10	**SALAR VIII 1-25**	Exploitation	Constituted	CORFO	**1869**	**381**	2012	Real Property	CALAMA_EL LOA
11	**SALAR IX 1-25**	Exploitation	Constituted	CORFO	**1870**	**382**	2012	Real Property	CALAMA_EL LOA
12	**SALAR X 1-10**	Exploitation	Constituted	CORFO	**1871**	**383**	2012	Real Property	CALAMA_EL LOA

[3] The Rigo Mining Properties are currently registered in the name of SQM Salar S.A. and are subject to a resolutory condition which, if fulfilled, will cause the Rigo Mining Properties to be returned to CORFO.

[4] * The Rigo Mining Properties were re-registered in 1994.

Chapter IV: Referential Drawing REFERENTIAL DRAWING OF OMA MINING PROPERTIES, RIGO MINING PROPERTIES AD SAL-SALAR MINING PROPERTIES